UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No.   )
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Bristol-Myers Squibb Company
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Bristol Myers Squibb™

2024 Annual Meeting of Shareholders

03 Bristol Myers Squibb: The Story	04 Who We Are: 2024 Director Nominees
Bristol Myers Squibb 2024 Proxy Statement

Bristol Myers Squibb 2024 Proxy Statement

100 Frequently Asked Questions	A-1 Exhibit A Categorical Standards of Independence
Bristol Myers Squibb 2024 Proxy Statement

Route 206 & Province Line Road Princeton, NJ 08543

Notice of Annual Meeting of Shareholders
Notice is hereby given that the 2024 Annual Meeting of Shareholders (the “Annual Meeting” or “2024 Annual Meeting”) will be held virtually on May 7, 2024, at 10:00 a.m. Eastern Time for the following purposes as set forth in the accompanying Proxy Statement:
to elect to the Board of Directors the 10 persons nominated by the Board, each for a term of one year;
to conduct an advisory vote to approve the compensation of our Named Executive Officers;
to ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2024;

to approve an amendment to the company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the company as permitted pursuant to recent amendments to the Delaware General Corporation Law;

to consider [three] shareholder proposals, if presented at the meeting; and
to transact such other business as may properly come before the meeting or any adjournments thereof.
Holders of record of our common and preferred stock at the close of business on March 14, 2024, will be entitled to vote at the meeting.
This year’s Annual Meeting will be held in a virtual-only meeting format. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/BMY2024 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. Guests may join the Annual Meeting in a listen-only mode, but they will not have the option to vote shares or ask questions during the virtual meeting. Once admitted, you may submit questions or vote during the Annual Meeting by following the instructions that will be available on the meeting website. You may log into the meeting platform beginning at 9:50 a.m. Eastern Time on May 7, 2024. To submit a question before the meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question for Management” option. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/BMY2024, enter your 16-digit control number and type your question into the “Ask a Question” field and click “Submit.” The company will provide direct and specific information to shareholder proponents on how they can present their shareholder proposals during the meeting.
By Order of the Board of Directors

Kimberly M. Jablonski
Senior Vice President and Corporate Secretary
Dated: March 28, 2024
YOUR VOTE IS IMPORTANT

Regardless of the number of shares you own, your vote is important. If you do not attend the Annual Meeting to vote on the virtual meeting platform, your vote will not be counted unless a proxy representing your shares is presented at the meeting. To ensure that your shares will be voted at the meeting, please vote in one of these ways:

(1)	Go to www.proxyvote.com and vote via the Internet;
(2)	Call the toll-free telephone number (800) 690-6903 (this call is toll-free in the U.S.); or
(3)	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.
If you do attend the Annual Meeting, you may revoke your proxy and vote your shares on the virtual meeting platform during the meeting.
Bristol Myers Squibb 2024 Proxy Statement

Dear BMS shareholders,
I am honored to write to you as chief executive officer and incoming board chair of Bristol Myers Squibb. When I joined the company in 2015, I was struck by the tremendous talent of our employees, their unwavering dedication to patients, and by the significant potential of our innovation engine. It is with great pride that I can say my appreciation for our people and enthusiasm about our business has only increased over time.
We were a much different company when I joined about nine years ago. Today, our $45.0 billion in annual revenues are driven by an increasingly diversified portfolio that includes an expanding roster of new and innovative growth products. Complementing this portfolio is the best pipeline in our company’s history and a proven ability to extend our scientific leadership.
This is truly an exciting moment. As we write the next chapter for Bristol Myers Squibb, we are defined by a sense of urgency to transform patients’ lives with innovative medicines. I see the promise of our portfolio and pipeline and am confident our strategy will position us to navigate upcoming losses of exclusivity and other challenges. We know our path to long-term sustainable growth is not linear. But it is clearly mapped. With a relentless focus on improving our growth profile, we have the potential to transform into one of the fastest-growing innovators in our space and emerge in the last part of the decade well positioned to deliver sustainable, top-tier growth.
Our company is rapidly progressing science across oncology, hematology, cardiovascular, immunology and neuroscience while working to deliver more medicines to more patients faster. We are further enhancing productivity and efficiency within our research and development (R&D) programs—work that is helping us identify assets with an increased probability of making it to market. We are also expanding our registrational portfolio from six to 12 assets while leveraging a very productive engine for delivering investigational new drugs. Key to our R&D progress are differentiated research platforms, including cell therapy and targeted protein degradation that will drive innovation and leadership across our core therapeutic areas. With all of this, we continue ‘going beyond’ for patients, pursuing cures for cancer and other diseases, and ensuring our medicines are accessible to patients in need.
At the same time, BMS is prioritizing the execution of our new launches and making investments to accelerate the performance of our growth portfolio. We made strides in 2023, with New Product Portfolio revenues increasing 77% year-over-year. Among our many milestones last year was the approval of Augtyro in the U.S. for the treatment of adults with locally advanced or metastatic ROS1-positive non-small cell lung cancer.
The company also received important European regulatory approvals for multiple products—including Sotyktu, Breyanzi, Camzyos, and Opdivo—while making noteworthy clinical achievements.
We also harnessed our strong financial foundation to (i) invest more than $9.3 billion in R&D, (ii) return capital to shareholders, and (iii) pursue sources of external innovation. As clearly demonstrated in 2023, business development is an important part of our overall strategy. We entered into several new scientific partnerships and collaborations and announced multiple strategically important acquisitions. Our recently completed acquisitions of Karuna Therapeutics will strengthen our growing neuroscience portfolio, and Mirati Therapeutics and RayzeBio will add important assets and capabilities to our oncology franchise. In addition, for 2023, the company announced a 5.6% quarterly dividend increase, the 14th consecutive year of a dividend increase and the 91st consecutive year we have paid a dividend.
In 2023, we engaged multiple patient advocacy partners, shareholders, suppliers, employees, our board of directors, and multinational organizations to understand their views on Environment, Social and Governance (ESG) topics that are most important to our business, as well as our society. These important insights helped to shape our further evolved ESG strategy which focuses on expanding the boundaries of science to address unmet patient needs and advancing equitable access to life-transforming medicines around the globe. This strategy is guided by our commitment to inclusion and diversity and to doing our part to reduce our environmental impact. For further discussion on our ESG strategy and related initiatives and the progress we are making, please see discussion under “Environmental, Social, Governance & Sustainability” page 18 and “Inclusion & Diversity Impact by the Numbers” on page 41.
Our continued success can be attributed to the more than 34,000 colleagues around the world who work each day to help patients prevail over serious diseases. I am proud of the way our team came together to move the company forward during a significant and challenging year. As a company, we remain dedicated to fostering an inclusive and diverse workforce and, through our efforts to address barriers to achieving health equity, we are progressing efforts to transform healthcare.
Thank you for your continued investment in Bristol Myers Squibb and for your support of our patient-centric mission. I am excited to see all that we will achieve together in 2024 and beyond.
Sincerely,

Christopher S. Boerner, Ph.D.
Chief Executive Officer

$45.0B annual revenues	77% year over year increase in New Product Portfolio revenues	$9.3B invested in R&D	5.6% quarterly dividend increase	14 consecutive years of dividend increases
Bristol Myers Squibb 2024 Proxy Statement	1

Dear Fellow shareholders and stakeholders,
On behalf of all BMS independent directors, it is my privilege to share how the Board and management team worked together this past year to support and advance the company’s strategic priorities and its corporate governance practices. As you heard from our CEO Chris Boerner in his own letter, 2023 was an important year for the company during which our work to develop and deliver innovative medicines for patients with serious diseases never faltered. It also marked the beginning of a new chapter in Bristol Myers Squibb’s journey.
As you will see in the letter from our Chair of the Compensation and Management Development Committee, one of the most important mandates for any Board of Directors is succession planning. We take this responsibility seriously, recognizing that strong stewardship and talent development are critical to the growth and evolution of our company—both at the Board and management level.
In April 2023, we announced that, as part of our long-term succession planning process, Giovanni Caforio decided to retire as CEO after an eight-year tenure. On November 1, 2023, Chris Boerner assumed the CEO role and, effective April 1, 2024, he will become Board Chair. We are deeply grateful to Giovanni, his steadfast leadership, and his efforts to diversify and renew the BMS portfolio. The Board has the utmost confidence in Chris to carry us forward as we continue building on our momentum and positioning ourselves for long-term sustainable growth.
As a Board, we work to ensure we have highly qualified, independent directors with diverse backgrounds to help guide and advance the company’s strategy. I am incredibly proud of the Board we have assembled and the culture we have built. We have an exciting opportunity to continue our effective partnership with the management team through proactive, independent and constructive engagement.
Our 10 director nominees, seven of whom are diverse by gender, race or ethnicity, bring significant expertise across a wide array of occupations and functions. These include, among others, science, manufacturing, regulatory compliance, commercialization, corporate finance, risk management, and academia and non-profit work. We have welcomed five new directors over the last four years, and we are constantly evaluating Board composition to ensure we have the right mix of skills and experiences to provide appropriate and meaningful oversight and guidance.
In 2023, the Board remained focused on the company’s strategy and execution, as well as delivering and creating value—providing critical insights to the management team as we accomplished a number of important milestones, including key regulatory approvals, and execution of promising business development transactions. In addition, we continued to prioritize constructive engagement with shareholders. Meeting invitations were extended to our top 50 institutional shareholders, representing 52% of our voting shares outstanding. The feedback received was truly appreciated, and it informed much of the progress we made last year advancing and refining our governance practices, ESG and Inclusion & Diversity (I&D) initiatives, as well as our compensation program. We look forward to furthering these discussions in 2024.
As one of the world’s leading biopharmaceutical companies, we recognize that the future of our employees, our communities, our planet, and our business are inextricably linked. Our environmental, social and governance (ESG) strategy and initiatives reflect our commitment to operate with effective governance, uncompromising quality and compliance, and the highest ethical standards to deliver our mission. We believe that driving long-term business value is at the heart of living our purpose, enabling us to be leaders and difference-makers for generations to come.
We are pleased with the progress made in 2023. This includes publishing our revised ESG materiality assessment results and our Task Force on Climate-Related Disclosures (TCFD) report, and submitting our science-based emissions reduction targets for validation by the Science Based Targets Initiative (SBTi) by 2024. For further discussion on our ESG strategy, please see “Environmental, Social, Governance & Sustainability” beginning on page 18.
Finally, we want to thank Mr. Gerald Storch for his many years of dedicated service to the Board and our shareholders. We are extremely grateful to Mr. Storch for his contributions. Mr. Storch will retire from the Board effective after the Annual Meeting.
Please know that your vote is important. I encourage you to take a moment to vote on the items in this year’s Proxy Statement. Voting takes only a few minutes and will ensure that your voice is represented at the company’s Annual Meeting. Thank you for your continued support.

Theodore R. Samuels
Lead Independent Director
Chair, Committee on Directors and Corporate Governance
Bristol Myers Squibb 2024 Proxy Statement	2

Bristol Myers Squibb:
The Story
Our vision is to transform patients’ lives through science.
At Bristol Myers Squibb, we are in the business of breakthroughs — the kind that transform patients’ lives through life-saving, innovative medicines. Our talented workforce is relentlessly dedicated to our mission of discovering, developing and delivering innovative medicines that help patients prevail over serious diseases.
We are a biopharmaceutical leader.
We combine the agility of a biotech with the reach and resources of an established pharmaceutical company to create a leading, global biopharmaceutical company. With leadership positions, in oncology, hematology and cardiovascular disease and a growing presence in immunology and neuroscience — and with one of the most diverse and promising pipelines in the industry — we focus on innovations that drive meaningful change. We bring a human touch to every treatment we pioneer. With great pride, we celebrate each time our patients get their lives back.
We are committed to the health of people, society and the planet.
Our passion for making an impact extends beyond the discovery, development and delivery of innovative medicines that help patients prevail over serious diseases. Through our Environmental, Social and Governance (ESG) strategy, we seek to mobilize our capabilities and resources to positively impact the communities where we live and work, and those we serve around the world. Our ESG strategy and efforts center on expanding the boundaries of science to address unmet patient needs and advancing equitable access to life-transforming medicines around the globe. This strategy is guided by our commitment to inclusion and diversity in all aspects of our business and to doing our part to reduce our environmental impact.
We value our workforce and our commitment to inclusion and diversity.
The health, safety, professional development, well-being, and equitable and respectful treatment of our workforce are among our highest priorities. We embrace our diverse workforce and promote an inclusive culture. We believe that the diverse experiences and perspectives of all our employees help to bring out our best ideas, drive innovation and achieve transformative business results. We remain committed to providing a comprehensive rewards and well-being strategy to enable our workforce to deliver on our business strategy and transform patients' lives through science.
We put patients at the center of everything we do.
Our focus on patients and their families motivates us to work smarter, faster and better. We are driven by the knowledge that our efforts can make the difference for a patient who is running out of options. It is for our patients that we commit to scientific excellence and investment in research and development (R&D). We believe that all patients who need them should have access to our medicines. As such, we take a thoughtful approach to pricing our medicines, and we support policies that help advance access. We are committed to working collaboratively with relevant stakeholders, including payers, physicians, advocates, patients and civil societies around the world to enhance patient access.
We have a history of scientific excellence and transforming patient outcomes in cancer and other major diseases. Our scientific advances have transformed the treatment of certain cancers and changed survival expectations for patients. We have reshaped the treatment of metastatic melanoma through the combination of Opdivo plus Yervoy, and now with Opdualag. Through Revlimid, Pomalyst, and now Abecma, we have improved outcomes in multiple myeloma. And with Sotyktu, we are now making a real difference for patients with moderate-to-severe plaque psoriasis. We are developing the next wave of treatments and scientific advancements, such as targeted protein degradation, cell therapy and CELMoDs. We are pursuing medicines and treatments with transformational potential in diseases such as cancer, heart failure, Alzheimer’s, pulmonary fibrosis, lupus, and multiple sclerosis.
Writing the Next Chapter for New and Sustainable Growth Trajectory as We Deliver Transformative Medicines for Patients.

In 2023, Bristol Myers Squibb made meaningful strategic progress and furthered efforts to strengthen our growth profile while navigating a dynamic operating environment and furthering scientific innovation. We enhanced and diversified our portfolio and progressed what is now the best pipeline in our company’s history. We entered into important collaborations and announced exciting acquisitions to extend our scientific leadership and advance value creation, ensuring we are well positioned to continue delivering transformative medicines to patients. Last year also brought a change in leadership, with Christopher Boerner succeeding Giovanni Caforio as CEO in November.

Highlights from the year include:
Building on our leadership positions in oncology, hematology and cardiovascular disease and growing our presence in immunology and neuroscience.

Launching multiple medicines and expanding into additional indications around the globe, including:
• Augtyro; launched in the U.S. for patients with locally advanced or metastatic ROS1-positive non-small cell lung cancer
• Abecma; launched in Japan for the treatment of certain adults with triple-class exposed relapsed or refractory multiple myeloma
• Camzyos; launched in the E.U. for symptomatic obstructive hypertrophic cardiomyopathy (HCM), making it the first cardiac myosin inhibitor approved in the E.U.
• Sotyktu; launched in Europe for adults with moderate-to-severe plaque psoriasis
• Opdivo; expanded in the U.S. and Europe through the approval of additional indications.

Progressing our R&D Performance:
• Hosted R&D Day with key stakeholders on our scientific innovation and R&D engine, which is critical to our goal of delivering 16 new products by 2030.
• Advanced our promising pipeline with increased depth across therapeutic areas of focus
• Expanded our registrational assets from six to 12
• Established our robust early-stage pipeline of more than 30 assets, and the opportunity to deliver approximately 10 investigational new drugs per year**
• Implemented differentiated research platforms that support long-term growth, including cell therapy and targeted protein degradation
• Planned efforts to further increase and sustain R&D productivity and bring treatments to patients faster

16	new products by 2030	10	investigational new drugs per year**

Harnessing business development to advance value creation and build depth in scientific areas of focus.
• Announced agreements to acquire Mirati Therapeutics, RayzeBio, and Karuna Therapeutics that enhance our oncology portfolio, add an important radiopharmaceutical platform, and expand our work in neuroscience++
• Entered into partnerships to deepen our capabilities in neuroscience and autoimmune disease through agreements with Prothena Corporation, SystImmune, and Zenas BioPharma

Progressing our ESG and health equity initiatives and joining the Billion Dollar Roundtable alongside other Fortune 100 companies that have invested $1 billion with diverse-owned suppliers.

>$1B	invested with diverse-owned suppliers

Throughout the year, we remained strategic in our approach to capital allocation, investing in both internal and external innovation. We increased our dividend for the fourteenth consecutive year and returned capital to shareholders through opportunistic share repurchases. These accomplishments were only made possible because of the hard work and dedication of our global workforce.

** An Investigational New Drug (IND) is a drug or biological drug that has not been approved for general use by the FDA.
++ Transactions closed in first quarter of 2024.
Bristol Myers Squibb 2024 Proxy Statement	3

Who We Are:
2024 Director Nominees
Our Board of Directors
Our Board of Directors (the “Board”) has nominated 10 current directors, Peter J. Arduini, Deepak L. Bhatt, M.D., M.P.H., Christopher Boerner, Ph.D., Julia A. Haller, M.D., Manuel Hidalgo Medina, M.D., Ph.D., Paula A. Price, Derica W. Rice, Theodore R. Samuels, Karen H. Vousden, Ph.D., and Phyllis R. Yale, to serve as directors of Bristol Myers Squibb. Gerald L. Storch will retire from the Board effective after the Annual Meeting. Giovanni Caforio, M.D., our current Executive Board Chair, will retire from the Board on April 1, 2024, and the size of the Board will be reduced to 11 directors. All of our nominees are willing to serve as directors and have consented to being named in our proxy materials. When elected, these directors will hold office until the 2025 Annual Meeting or until their successors are duly elected.
We believe that tone is set at the top, so we begin this section on our Board by introducing you to who we are. We follow that with sections on how our directors are selected and elected, how we govern and are governed, how we are organized, how you can communicate with us and how we are paid. We ask in Item 1 for your voting support so we can continue our important work and build on our significant successes in 2024.
Overview of 2024 Director Nominees Skills, Age & Tenure

Bristol Myers Squibb 2024 Proxy Statement	4

Overview of 2024 Director Nominees Diversity Background
Our 10 Director nominees provide the Board with a comprehensive diversity of background.

Bristol Myers Squibb 2024 Proxy Statement	5

Item 1—Election of the Board of Directors
2024 Director Nominees
The following biographies of our director nominees reflect their Board Committee membership and Chair positions as of the date of this year’s Annual Meeting. Each of our Board members has experience and skills in the enumerated categories included in our skills matrix chart above; however, we have designated in the biographies only the top three to five skills to indicate that a director has particular strength in those areas.
Christopher Boerner, Ph.D. Board Chair & Chief Executive Officer of the Company DIRECTOR SINCE: 2023 AGE: 53	BOARD COMMITTEES • None	OTHER PUBLIC COMPANY BOARDS • None
EXPERIENCE
•  Bristol Myers Squibb, Chief Executive Officer (November 2023- present)
•  Board Chair (April 2024)
•  Board Member (2023-present)
•  Executive Vice President, Chief Operating Officer (April 2023- October 2023)
•  Executive Vice President, Chief Commercialization Officer (2018-2023)
•  Head of International Markets (2017-2018); Head of U.S. Commercial Markets (2015-2017)
•  Held leadership roles of increasing responsibility at Seattle Genetics, Inc. (2010-2015)
•  Served in marketing leadership roles at Genentech (2002-2010)
•  Worked for McKinsey & Company, earlier in his career, serving global pharmaceutical and biotechnology clients

KEY SKILLS AND EXPERIENCE
•  Healthcare
•  Sales & Marketing
•  Financial
•  Risk Management
OTHER
•  Board of Directors of PhRMA (Pharmaceutical Research and Manufacturers of America)
•  Board member, Chair of the Nominating and Corporate Governance Committee of Achaogen, Inc. (2014-2015)

Theodore R. Samuels Lead Independent Director DIRECTOR SINCE: 2017 AGE: 69	BOARD COMMITTEES • Committee on Directors and Corporate Governance (Chair) • Audit Committee	OTHER PUBLIC COMPANY BOARDS • Centene Corporation • Iron Mountain Incorporated FORMER PUBLIC COMPANY BOARD • Stamps.com • Perrigo Company plc
EXPERIENCE
•  President of the Capital Guardian Trust Company (2010-2016)
•  Capital Group Representative for Focusing Capital on the Long Term (2014-2015)
•  Board member, Capital Group (2005-2009); Capital Group Audit Committee; Capital Group Finance Committee (2013-2016); Chair of Capital International (North America) Proxy Committee; Capital Guardian Trust Company (North American) Management Committee member
•  Portfolio Manager at Capital Group (1990-2016 and analyst 1981- 1990)

KEY SKILLS AND EXPERIENCE
•  Financial
•  Sales & Marketing
•  Risk Management
•  International
OTHER
•  Director of BJC HealthCare
•  Trustee of Children’s Hospital Los Angeles Foundation; served as Director of Children’s Hospital Los Angeles (2004-2019; co-chair 2012-2015)
•  Director of the Edward Mallinckrodt, Jr. Foundation
•  Director of Research Corporation Technologies, Inc.
•  Trustee of the John Burroughs School, St. Louis
•  Co-Chair of Tuft’s President Council (2016-2022)

Bristol Myers Squibb 2024 Proxy Statement	6

Peter J. Arduini DIRECTOR SINCE: 2016 AGE: 59	BOARD COMMITTEES • Compensation and Management Development Committee (Chair)	OTHER PUBLIC COMPANY BOARDS • GE Healthcare FORMER PUBLIC COMPANY BOARD • Integra LifeSciences Holdings Corporation
EXPERIENCE
•  President and Chief Executive Officer at GE Healthcare, a medical technology and digital solutions innovator (2022-present)
•  President and Chief Executive Officer at Integra LifeSciences Holdings Corporation (2012-2021); President and Chief Operating Officer (2010-2012)
•  Corporate Vice President and President of Medication Delivery, Baxter Healthcare (2005-2010)
•  Spent 15 years at General Electric Healthcare in a variety of management roles for domestic and global businesses, culminating in leading the global functional imaging business

KEY SKILLS AND EXPERIENCE
•   Public Company CEO / CFO
•   Healthcare
•   Sales & Marketing
•   Financial
OTHER
•  Board of Directors of AdvaMed (the Advanced Medical Technology Association)
•  Board of Directors of the National Italian American Foundation
•  Board of Trustees of Susquehanna University (2016-2022)

Deepak L. Bhatt, M.D., M.P.H. DIRECTOR SINCE: 2022 AGE: 56	BOARD COMMITTEES • Science & Technology Committee • Compensation and Management Development Committee
EXPERIENCE
•  Director of Mount Sinai Heart and the Dr. Valentin Fuster Professor of Cardiovascular Medicine at the Icahn School of Medicine (2022-present)
•  Professor of Medicine at Harvard Medical School; Adjunct Professor of Medicine at Boston University School of Medicine (2012-2022)
•  Executive Director of Interventional Cardiovascular Programs at Brigham and Women’s Hospital (2013-2022)
•  Cardiologist at Kent Hospital, Rhode Island (2018-2022)
•  Cardiologist at Dana Farber Cancer Institute (2009-2022)
•  Interventional Cardiologist at VA Boston Healthcare (2008-2022); Chief of Cardiology (2008-2013)
•  Held a number of roles of increasing responsibility at the Cleveland Clinic in Cleveland, Ohio, in addition to being an attending physician, including Associate Director of the Cleveland Clinic Cardiovascular Coordinating Center, Director of the interventional cardiology fellowship, and Associate Director of the cardiovascular medicine fellowship (2001-2008)
KEY SKILLS AND EXPERIENCE • Science / Technology / Innovation • Healthcare • Academia / Non-Profit
Bristol Myers Squibb 2024 Proxy Statement	7

Julia A. Haller, M.D. DIRECTOR SINCE: 2019 AGE: 69	BOARD COMMITTEES • Science & Technology Committee (Chair) • Committee on Directors and Corporate Governance	OTHER PUBLIC COMPANY BOARDS • Opthea Limited • Outlook Therapeutics, Inc. FORMER PUBLIC COMPANY BOARD • Celgene Corporation • Eyenovia, Inc.
EXPERIENCE
•  Ophthalmologist-in-Chief of Wills Eye Hospital in Philadelphia, PA, where she holds the William Tasman, M.D. Endowed Chair (2007-present)
•  Professor and Chair of the Department of Ophthalmology at Sidney Kimmel Medical College at Thomas Jefferson University and Thomas Jefferson University Hospitals (present)
•  Member of the Johns Hopkins faculty, where she held the Katharine Graham Chair in Ophthalmology (until 2007)
•  Trained at the Wilmer Eye Institute at Johns Hopkins, where she served as the first female Chief Resident

KEY SKILLS AND EXPERIENCE
•  Academia / Non-Profit
•  Healthcare
•  Science / Technology / Innovation
OTHER
•  Member of the National Academy of Medicine
•  Chair of the Board of Trustees for the College of Physicians of Philadelphia
•  Chair of the HEED Ophthalmic Foundation Board
•  President of the John Hopkins Medicine Alumni Society

Manuel Hidalgo Medina, M.D., Ph.D. DIRECTOR SINCE: 2021 AGE: 56	BOARD COMMITTEES • Committee on Directors and Corporate Governance • Science & Technology Committee
EXPERIENCE
•  Professor of Medicine and Chief of Division of Hematology and Medical Oncology at Weill Cornell Medical College (2019-present)
•  Attending Physician at New York-Presbyterian Hospital (2019-present)
•  Associate Director, Clinical Services of Mayer Cancer Center, Weill Cornell Medical College (2019-present)
•  Deputy Associate Director, Clinical Sciences at Dana Farber/ Harvard Cancer Center (2015-2019)
•  Chief of Division of Hematology, Oncology and Director at Rosenberg Clinical Cancer Center of Beth Israel Deaconess Medical Center (2015-2019)
•  Professor of Medicine at Harvard University (2015-2019)

KEY SKILLS AND EXPERIENCE
•  Science / Technology / Innovation
•  Healthcare
•  Academia / Non-Profit
•  International
OTHER
•  Director of Methods of Special Conference Clinical Cancer Research Course of American Association for Cancer Research (2018-present)
•  Steering Committee of Pancreatic Cancer Action Network (2016-present)
•  Director of American Association of Cancer Research (2024 - 2027)

Bristol Myers Squibb 2024 Proxy Statement	8

Paula A. Price DIRECTOR SINCE: 2020 AGE: 62	BOARD COMMITTEES • Audit Committee • Committee on Directors and Corporate Governance	OTHER PUBLIC COMPANY BOARDS • Accenture plc • Warner Brothers Discovery FORMER PUBLIC COMPANY BOARD • DaVita, Inc. • Dollar General Corporation • Western Digital Corporation
EXPERIENCE
•  Executive Vice President and Chief Financial Officer at Macy’s, Inc. (2018-2020)
•  Senior Lecturer at Harvard Business School in the Accounting and Management Unit (2014-2018)
•  Executive Vice President and Chief Financial Officer of Ahold USA (2009-2014)
•  Senior Vice President, Controller and Chief Accounting Officer at CVS Caremark (2006-2009)

KEY SKILLS AND EXPERIENCE
•  Public Company CEO / CFO
•  Financial
•  Risk Management
•  Academia / Non-Profit
OTHER
•  Director of Blue Cross Blue Shield of Massachusetts
•  Member of Advisory Board of Columbia University Mailman School of Public Health
•  Director of Mutual of America

Derica W. Rice DIRECTOR SINCE: 2020 AGE: 59	BOARD COMMITTEES • Audit Committee (Chair) • Compensation and Management Development Committee	OTHER PUBLIC COMPANY BOARDS • Target Corporation • The Walt Disney Company • The Carlyle Group
EXPERIENCE
•  Executive Vice President of CVS Health and President, Pharmacy Benefits Business of CVS Caremark (2018-2020)
•  Executive Vice President of Global Services (2010-2017) and Chief Financial Officer (2006-2017) of Eli Lilly and Company
•  Vice President and Controller (2003-2006) and various executive positions at Eli Lilly and Company (1990-2005)
KEY SKILLS AND EXPERIENCE • Public Company CEO / CFO • Financial • Healthcare • Risk Management OTHER • Director of Center for Leadership Development • Director of Tessera Therapeutics
Bristol Myers Squibb 2024 Proxy Statement	9

Karen H. Vousden, Ph.D. DIRECTOR SINCE: 2018 AGE: 66	BOARD COMMITTEES • Compensation and Management Development Committee • Science & Technology Committee
EXPERIENCE
•  Principal Group Leader at the Francis Crick Institute in London (2017-present)
•  Chief Scientist of Cancer Research UK (2016-2022)
•  Director of the Cancer Research UK (CRUK) Beatson Institute in Glasgow (2002-2016)
•  Held leadership roles at the National Cancer Institute in Maryland (1995-2002)

KEY SKILLS AND EXPERIENCE
•  Academia / Non-Profit
•  Healthcare
•  Science / Technology / Innovation
•  International
OTHER
•  Founder and Consultant of Faeth Therapeutics, Inc.
•  Member of the Science Advisory Boards of Kovina Therapeutics, the University, Cancer Center Frankfurt, Ludwig Institute for Cancer Research, PMV Pharma, Raze Therapeutics and Volastra Therapeutics
•  President of the British Association of Cancer Research
•  Fellow of the Royal Society
•  Foreign Member of the U.S. National Academy of Sciences

Phyllis R. Yale DIRECTOR SINCE: 2019 AGE: 66	BOARD COMMITTEES • Audit Committee • Committee on Directors and Corporate Governance	OTHER PUBLIC COMPANY BOARD • DaVita, Inc.
EXPERIENCE • Bain & Company (1982-present); Advisory Partner • Has served in a number of leadership roles and has been a leader in building Bain’s healthcare practice
KEY SKILLS AND EXPERIENCE
•  Financial
•  Risk Management
•  Healthcare
•  Academia / Non-Profit
OTHER
•  Director of Aledade, Inc.
•  Director of Blue Cross Blue Shield of Massachusetts
•  Member of the advisory board of Harvard Business School Healthcare Initiative
•  Member of the advisory board of the Health Policy and Management Department at the Harvard Chan School of Public Health
•  Member of the board of The Trustees of Reservations, a conservation and preservation organization

Bristol Myers Squibb 2024 Proxy Statement	10

How We Are
Selected and Elected
Our executives and employees put a great deal of thought into talent recruitment and retention, and we at the Board level are similarly committed to identifying and attracting the best directors for our company. In the subsections that follow we describe our standards, policies and processes designed to achieve this goal.
Majority Vote Standard and Director Resignation Policy
A majority of the votes cast is required to elect directors. To be eligible for nomination to the Board, all director nominees must submit an irrevocable resignation, contingent on (A) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (B) acceptance of that resignation by the Board in accordance with policies and procedures adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Committee on Directors and Corporate Governance, without participation by any director tendering their resignation, will make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board, without participation by any director tendering their resignation, will act on the resignation, taking into account the committee’s recommendation at its next regularly scheduled meeting to be held within 60 days after the certification of the shareholder vote. BMS will publicly disclose the Board’s decision and, if such resignation is rejected, the reasons for that decision in a broadly disseminated press release that will also be furnished to the U.S. Securities and Exchange Commission (SEC) on Form 8-K within 90 days after the certification of the shareholder vote. The Committee on Directors and Corporate Governance, in making its recommendation, and the Board, in making its decision, each may consider any factors and other information that they consider appropriate and relevant. If any nominee is unable to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless our Board of Directors provides for a lesser number of directors.
Criteria for Board Membership
As specified in our Corporate Governance Guidelines, members of our Board should be persons with broad experience in areas important to the operation and long-term success of our company. These include areas such as business, science, medicine, finance/accounting, law, business strategy, crisis management, risk management, corporate governance, education or government. Board members should possess qualities reflecting integrity, independence, leadership, good business judgment, wisdom, an inquiring mind, vision, a proven record of accomplishment and an ability to work well with others. The Corporate Governance Guidelines also express the Board’s belief that its membership should continue to reflect a diversity of gender, race, ethnicity, age, sexual orientation and gender identity.
Director Independence
Our Corporate Governance Guidelines provide that a substantial majority of Board members be independent from management. The Board observes all relevant criteria established by the SEC and the New York Stock Exchange and has adopted independence standards that meet the listing standards of the New York Stock Exchange (See Exhibit A). Our Board has determined that, except for Christopher Boerner, Ph.D., who is our Chief Executive Officer, each of our directors and each director nominee for election at this Annual Meeting is independent of Bristol Myers Squibb and its management.
9 out of 10 director nominees are currently independent

Process for Determining Independence
In accordance with our Corporate Governance Guidelines, our Board undertakes an annual review of director independence. Under our Corporate Governance Guidelines and the New York Stock Exchange (“NYSE”) listing standards, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company. In March 2024, the Board considered all commercial and charitable relationships of our independent directors and director nominees, including the following relationship, which was deemed immaterial under our categorical standards:
•
Mr. Arduini was appointed President and Chief Executive Officer of GE Healthcare in January 2022. Bristol-Myers Squibb has a prior business relationship with GE Healthcare, pursuant to which we made ordinary course of business payments to GE Healthcare in 2023, including related to some early development and license agreements. All of the business dealings were entered into on terms no more favorable to GE Healthcare than terms that would be available to unaffiliated third parties under similar circumstances, and the payments made by Bristol-Myers Squibb did not exceed the greater of $1 million or 2% of GE Healthcare’s consolidated gross revenues.

Bristol Myers Squibb 2024 Proxy Statement	11

The Board determined that none of our independent directors had any relationships that would impair their independence under the NYSE’s independence standards or otherwise.

Director Succession Planning and Identification of Board Candidates
Regular Assessment of Our Board Composition
The Committee on Directors and Corporate Governance regularly assesses the appropriate size and composition of our Board. This assessment incorporates the results of the Board’s annual evaluation process, which are described more fully under “Annual Evaluation Process” beginning on page 13. The Committee also considers succession planning for its directors.
Identification and Selection of Director Nominees
In connection with the Board’s ongoing director identification process, the Committee on Directors and Corporate Governance, in consultation with the Board Chair, conducts an initial evaluation of prospective nominees against the established Board membership criteria discussed above. The Committee also reviews the skills of the current directors and compares them to the particular skills of potential candidates, keeping in mind the Board’s commitment to maintain members of diverse experience and background. In particular, the Board is committed to identifying and evaluating highly qualified women and underrepresented ethnic group candidates as well as candidates with other diverse backgrounds, industry experience and unique characteristics.
Candidates may come to the attention of the Committee on Directors and Corporate Governance through current Board members, third-party search firms, management, shareholders or others. Search firms together with management and directors develop a candidate profile that includes the relevant skills and experiences being sought at that time and incorporates the Board membership criteria. Prospective candidates are identified based on the profile. Additional information relevant to the qualifications of prospective nominees may be requested from third-party search firms, other directors, management or other sources. After this initial evaluation, prospective nominees may be interviewed by telephone or in person by the members of the Committee on Directors and Corporate Governance, the Board Chair, the Lead Independent Director and other directors, as applicable. After completing this evaluation and interview process, the Committee on Directors and Corporate Governance makes a recommendation to the full Board as to the persons who should be nominated by our Board, and the full Board determines the nominees after considering the recommendation and any additional information it may deem appropriate.
As discussed below, following a thoughtful, ongoing succession planning and talent development discussion process that began in 2021, Dr. Christopher Boerner succeeded Dr. Giovanni Caforio as Chief Executive Officer of the Company, effective November 1, 2023. The Board also appointed Dr. Boerner as a member of the Board, effective May 2, 2023, and after thoughtful deliberation, approved the appointment of Dr. Boerner as Chair of the Board in addition to Chief Executive Officer, effective April 1, 2024. He was identified by the Board as a potential candidate for CEO and election to our Board. As part of this process, the Board retained the services of a third-party firm, which assisted with external benchmarking and other evaluation inputs.
Shareholder Nominations for Director
In accordance with the Company’s Bylaws and other governing documents, the Board considers and evaluates qualified stockholder recommendations and nominations of candidates for election to the Board in substantially the same manner as other director nominees and will not impose unnecessary requirements for such candidates. Shareholder recommendations must be accompanied by disclosure, including written information about the recommended nominee’s business experience and background with consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the required documents to: Bristol-Myers Squibb Company, Route 206 & Province Line Road, Princeton, NJ 08543, Attention: Corporate Secretary.
Bristol Myers Squibb 2024 Proxy Statement	12

Board Evolution
The Board is very focused on Board composition and refreshment to ensure that your Board has the best mix of skill sets, proficiencies and perspectives to deal with the ever-changing business dynamics of the company and external environment. The Board is also committed to increasing inclusion and diversity, both at the Board level and across the company. In particular, the Board is committed to identifying and evaluating highly qualified women and under-represented ethnic group candidates as well as candidates with other diverse backgrounds, industry experience and unique characteristics. Finally, the Board will continue to rely on our robust board assessment process to review and evaluate the performance and contributions of directors, which improves the overall effectiveness of the Board.
Proxy Access Shareholder Right
Following extensive engagement with our shareholders, our Board determined to adopt proxy access in 2016, permitting a shareholder or group of up to 20 shareholders holding at least 3% of our outstanding shares of common stock for at least three years to nominate a number of directors constituting the greater of two directors or 20% of the number of directors on our Board, as set forth in detail in our Bylaws. If you wish to propose any action pursuant to our proxy access bylaw provision, you must deliver a notice to BMS containing certain information set forth in our Bylaws, not less than 120 but not more than 150 days before the anniversary of the prior year’s filing of the proxy materials. For our 2025 Annual Meeting, we must receive this notice between October 29, 2024, and November 28, 2024. Shareholders should send their notices to our principal executive office: Bristol-Myers Squibb Company, Route 206 & Province Line Road, Princeton, NJ 08543, Attention: Corporate Secretary.
Annual Evaluation Process
Our Board recognizes the critical role Board and Committee evaluations play in ensuring the effective functioning of our Board. It also believes in the importance of continuously improving the functioning of our Board and Board Committees. Under the leadership and guidance of our Lead Independent Director, the Committee on Directors and Corporate Governance continuously assesses the Board evaluation process. For the last few years, the formal Board evaluation process has included a written questionnaire for the Board and the Board Committees. In addition to the Board and Board Committee questionnaires, for individual director assessments, the Board Chair and Lead Independent Director engage in one-on-one discussions with each director regarding, without limitation, governance, Board functioning and effectiveness, interaction with management, meetings and materials and performance. The Lead Independent Director conveys directors’ feedback on an ongoing basis to our Board Chair and has regular one-on-one discussions with the other members of the Board. The formal 2023 Board and Committee evaluation processes were as follows:
•
Board: Directors completed an electronic questionnaire on an unattributed basis responding to questions about the Board and Committee structure and responsibilities, Board culture and dynamics, adequacy of information to the Board, Board skills and effectiveness, and Committee effectiveness. In addition, the Board Chair and Lead Independent Director completed one-on-one individual director assessments guided by predetermined questions covering the foregoing topics. The robust feedback and comments from the directors were anonymously compiled and then presented by the Board Chair and the Lead Independent Director to the full Board for discussion and action. The 2023 Board evaluation was completed in February 2024.

•
Committees: Committee members completed an electronic questionnaire, which included questions approved by each Committee chair with topics covering each Committee’s composition, culture, and functioning as well as each Committee’s responsibilities and effectiveness. The results from the questionnaires were compiled and Committee chairs led discussions in executive sessions of their respective committees. Committee chairs then reported to the full Board the results of their respective committee’s evaluation and any follow-up actions. The 2023 Committee evaluations were completed in the beginning of 2024 and reported to the Board in February 2024.

Bristol Myers Squibb 2024 Proxy Statement	13

How We Govern
and Are Governed
Director Orientation and Continuing Education
Director education is an ongoing, year-round process, which begins when a director joins our Board. Upon joining our Board, new directors are provided with a comprehensive orientation program to learn about our company, including our business, strategy and governance. The orientation program is led by senior business and functional leaders from all areas of the company, where strategic priorities and key risks and opportunities are discussed. All of our directors periodically attend site visits to one or more of our locations. On an ongoing basis, our directors receive presentations on a variety of topics related to their work on the Board and within the biopharmaceutical industry, both from senior management and from experts outside of the company. We also encourage all of our directors to enroll, at our expense, in continuing education programs provided by third parties.
Active Board Oversight of Our Governance
Our business is managed under the direction of our Board pursuant to the Delaware General Corporation Law and our Bylaws. The Board has responsibility for establishing broad corporate policies and for the overall performance of our company. The Board keeps itself informed of company business through regular written reports and analyses from management, and regular discussions with the Chief Executive Officer and other company officers; by reviewing other materials provided by management and by outside advisors; and by participating in Board and Board Committee meetings.
The Committee on Directors and Corporate Governance continually reviews corporate governance issues and is responsible for identifying and recommending the adoption of corporate governance initiatives. In addition, our Compensation and Management Development Committee regularly reviews our compensation policies and procedures and, when appropriate, recommends changes that strengthen our compensation practices.
The “Compensation Discussion and Analysis” section beginning on page 35 discusses many of these policies and procedures.

The Board of Directors has adopted Corporate Governance Guidelines that govern its operation and that of its committees. Our Board annually reviews the Corporate Governance Guidelines and, from time to time, revises them in response to changing regulatory requirements, evolving best practices and feedback from our shareholders and other stakeholders.
Our Corporate Governance Guidelines may be viewed on our website at www.bms.com/about-us/our-company/governance

Board’s Role in Strategic Planning and Risk Oversight
Our Board meets regularly to discuss our company’s strategic direction and the issues and opportunities facing our company in light of trends and developments in the biopharmaceutical industry and the broader business environment. Our Board has been instrumental in determining our short-term and long-term company strategy.
Our Board is dedicated to oversight of risk management and is responsible for risk oversight as part of its fiduciary duty of care to monitor business operations effectively. Specifically, the Board plays a critical role in the determination of the types and appropriate levels of risk undertaken by the company. Some of the key risks the Board is focused on relate to: (i) potential legislative or other regulatory actions impacting the pharmaceutical industry in the U.S. and internationally, including related to drug pricing and access; (ii) intellectual property protection and upcoming losses of exclusivity; (iii) competition; (iv) business continuity; (v) key environmental, social and governance risks, inclusive of human capital management and our inclusion and diversity aspirational goals; and (vi) cybersecurity, among others.
Bristol Myers Squibb 2024 Proxy Statement	14

Our Board administers its strategic planning and risk oversight function as a whole and through its Board Committees. The following are examples of how our Board Committees are involved in this process:
Audit Committee
Regularly reviews and discusses with management our policies and guidelines regarding risk assessment and risk management, including their effectiveness, our process for mitigating and monitoring enterprise risks, including those related to market/environment, strategic, financial, operational, legal, compliance, regulatory, cybersecurity and reputational risks. With respect to cybersecurity risk, the Audit Committee receives regular updates from management on matters related to cybersecurity incidents. Our Chief Information Security Officer also provides updates on significant threats to our systems, risk mitigation strategies, program assessments, planned improvements, and status of information security initiatives.

Compensation and Management Development Committee
Annually evaluates our incentive compensation programs and determines whether incentive pay encourages excessive or inappropriate risk-taking. In particular, the Committee evaluates the components of our executive compensation program that work to minimize excessive or inappropriate risk-taking, including the use of different forms of long-term equity incentives, linking payout to each executive’s demonstration and role modeling of our BMS Values, placing caps on our incentive award payout opportunities, following equity grant practices that limit potential for timing awards and having stock ownership and retention requirements. Together, these elements work to ensure our compensation program is properly aligned with our strategy and the interest of our shareholders.

Committee on Directors and Corporate Governance
Focuses on risks associated with corporate governance, Board refreshment, Board succession planning and regularly considers and makes recommendations to the Board concerning the appropriate size, function and needs of the Board; determines the criteria for Board membership; provides oversight of our corporate governance affairs and reviews corporate governance practices and policies to manage related risks. Identifies and oversees monitoring and management of risks related to the company’s political activities; ESG strategy and reporting and the impact on the company’s employees and shareholders; and human capital matters.

Science and Technology Committee
Regularly reviews our pipeline and potential business development opportunities to evaluate our progress in achieving our near-term and long-term strategic R&D goals and objectives and assures that we make well-informed choices in the investment of our R&D resources, among other things.

Our Board and Board Committees engage regularly with management on risks to the business, including the risks described above.

Annual strategy deep-dive
Specifically, each year, typically during the second and fourth quarters, the Board holds an extensive meeting with senior management dedicated to discussing and reviewing:
• our long-term operating plans, and
• overall corporate strategy.
 As part of the meeting, our Chief Executive Officer leads:
• a discussion of key risks to the plans, and
• risk mitigation plans and activities.

Constant focus on strategy
Throughout the year, our Board provides:
• guidance to management on strategy, and
• helps to refine operating plans to implement the strategy.
 In 2023, the Board met 20 times (7 regular and 13 special meetings) and held other information sessions to discuss the company’s execution of our strategy to renew our product pipeline with new life-changing medicines, including:
• executing on key launches to enhance and diversify our portfolio,
• progressing our pipeline,
• succession planning and compensation matters, and
• entering into important collaborations and exciting acquisitions opportunities to extend our scientific leadership and advance value creation.

Bristol Myers Squibb 2024 Proxy Statement	15

Risk Assessment of Compensation Policies and Practices
The Compensation and Management Development Committee annually conducts a worldwide review of our material compensation policies and practices. Based on this review, the Committee concluded that our material compensation policies and practices are not reasonably likely to have a material adverse effect on the company. On a global basis, our compensation policies and practices contain many design features that mitigate the likelihood of inducing excessive or inappropriate risk-taking behavior. These features include:
Balance of fixed and variable compensation, with variable compensation tied both to short-term objectives and the long- term value of our stock price	Clawback and recoupment provisions and policies pertaining to annual incentive payouts and long-term incentive awards
Multiple metrics in our incentive programs that balance top-line, bottom-line and pipeline performance	Share ownership and retention guidelines applicable to our senior executives
Caps in our incentive program payout formulas	Equity award policies that limit risk by having fixed annual grant dates
Reasonable goals and objectives in our incentive programs	Prohibition of speculative and hedging transactions by all employees and directors
Payouts modified based upon individual performance, inclusive of assessments against our BMS Values
The participation by all non-sales managers and executives worldwide in the same annual bonus plan applicable to our Named Executive Officers and that has been approved by the Compensation and Management Development Committee

The Compensation and Management Development Committee’s ability to exercise discretion in determining incentive program payouts
Mandatory training on our Principles of Integrity: BMS Standards of Business Conduct and Ethics (the Principles of Integrity) and other policies that educate our employees on appropriate behaviors and the consequences of taking inappropriate actions and where to escalate concerns anonymously

Meetings of Our Board & Director Engagement
Our Board meets on a regularly scheduled basis during the year to review significant developments affecting Bristol Myers Squibb and to act on matters requiring Board approval. It also holds special meetings when important matters require Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.
In 2023, the Board met 20 times (7 regular and 13 special meetings). The average aggregate attendance of directors at Board and Board Committee meetings was over 95%. No director attended fewer than 80% of the aggregate number of Board and Board Committee meetings during the period he or she served.
During these meetings, our independent directors met in executive sessions to discuss many topics, including the company’s execution of our strategy to renew our product pipeline with new life-changing medicines, executing on key launches to enhance and diversify our portfolio, progressing our pipeline, succession planning and compensation matters, and entering into important collaborations and exciting acquisitions opportunities to extend our scientific leadership and advance value creation, among other things.
The Board and Board Committees also held information sessions throughout 2023, which supplemented the regularly scheduled Board and Board Committee meetings. These information sessions were especially important during 2023 and allowed the Board to provide effective oversight and support to our management team. For 2024, the Board and Committees will continue to supplement their regular meetings with information sessions as needed.
It is the expectation of the Board that each director has sufficient time to attend, prepare for and participate during Board and Board Committee meetings. Our Committee on Directors and Corporate Governance periodically reviews the outside board service of our directors and has adopted internal procedures to address when a director’s outside public board service exceeds the limit included in the company’s Corporate Governance Guidelines.
As part of its annual review of director nominees for election, the Board reviews the attendance and other commitments, professional background and experience, as well as the valued contributions of individual directors to the Board, among other things. Mr. Rice is currently a member of the audit committees of three other public company boards. The Board has determined that such simultaneous service does not impair the ability of Mr. Rice to effectively serve on our Audit Committee, with Mr. Rice recusing himself from the determination.
Annual Meeting of Shareholders
Directors are strongly encouraged, but not required, to attend the Annual Meeting of Shareholders. All of the 2023 nominees for director who were directors as of the 2023 Annual Meeting attended our virtual 2023 Annual Meeting of Shareholders.
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Codes of Conduct
The Principles of Integrity adopted by our Board set forth important company policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all of our employees, including the Chief Executive Officer, the Chief Financial Officer and the Controller.
In addition, the Audit Committee has adopted the Code of Ethics for Senior Financial Officers that supplements the Principles of Integrity by providing more specific requirements and guidance on certain topics. The Code of Ethics for Senior Financial Officers applies to the Chief Executive Officer, the Chief Financial Officer, the Controller, the Treasurer and the heads of major operating units.
Our Board has also adopted the Code of Business Conduct and Ethics for Directors that applies to all directors and sets forth guidance with respect to recognizing and handling areas of ethical issues.
The Principles of Integrity, the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics for Directors are available on our website at www.bms.com/about-us/our-company/our-principles. We will post any substantive amendments to, or waivers from, applicable provisions of our Principles, our Code of Ethics for Senior Financial Officers, and our Code of Business Conduct and Ethics for Directors on our website at www.bms.com/about-us/our-company/our-principles within two days following the date of such amendment or waiver.
Employees are required to report any conduct they believe in good faith to be an actual or apparent violation of our Codes of Conduct. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.
Related Party Transactions
The Board has adopted a written policy and procedures for the review and approval of transactions involving the company and related parties, such as greater than 5% shareholders, directors, executive officers and their immediate family members. The policy and procedures cover any transaction or series of transactions (an “interested transaction”) in which the amount involved exceeds $120,000, the company is a participant, and a related party has a direct or indirect material interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity). All interested transactions are subject to approval in accordance with the following policy and procedures:
•
Management will be responsible for determining whether a transaction is an interested transaction requiring review under this policy, in which case the transaction will be disclosed to the Committee on Directors and Corporate Governance (the “Governance Committee”).

•
The Governance Committee will review the relevant facts and circumstances, including, among other things, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or ordinary circumstances and the related party’s interest in the transaction.

•
No director will participate in any discussion or approval of the interested transaction for which he or she is a related party, except that the director will provide all material information concerning the interested transaction to the Governance Committee.

•
If an interested transaction is ongoing, the Governance Committee may establish guidelines for management to follow in its ongoing dealings with the related party and will review and assess such ongoing relationships on at least an annual basis.

•
Certain types of interested transactions are deemed to be pre-approved by the Governance Committee, as applicable, even if the amount involved will exceed $120,000, including the employment of executive officers, director compensation, certain transactions with other companies or charitable contributions, transactions where all shareholders receive proportional benefits, transactions involving competitive bids, regulated transactions and certain banking-related services.

BlackRock, Inc. (“BlackRock”) and The Vanguard Group (“Vanguard”) are each considered a “Related Party” under our related party transaction policy because they each beneficially own more than 5% of our outstanding common stock. The Governance Committee approved the following related party transactions in accordance with our related party policy and procedures and Bylaws:
•
Certain of our retirement plans use BlackRock and its affiliates to provide investment management services. In addition, we have certain investments in BlackRock managed investment funds. In connection with these services, we paid BlackRock approximately $1.56 million in fees during 2023.

•
Vanguard acts as an investment manager with respect to certain investment options under our savings and thrift plans. Participants in the plans pay Vanguard’s investment management fees if they invest in investment options managed by Vanguard; neither the plans themselves nor the company pays fees directly to Vanguard. In connection with these services, Vanguard received approximately $650,000 in fees during 2023.

The Governance Committee approved the above relationships on the basis that these entities’ ownership of our stock plays no role in the business relationship between us and them, and that the engagement of each entity was on terms no more favorable to them than terms that would be available to unaffiliated third parties under the same or similar circumstances.
Bristol Myers Squibb 2024 Proxy Statement	17

Disclosure Regarding Political Activities
We provide semi-annual disclosure on our website at the link below of all political contributions to political committees, parties or candidates on both state and federal levels that are made by our employee political action committee, as well as annual disclosure of the portion of our dues or other payments made to trade associations to which we give $50,000 or more that can be attributed to lobbying expenditures.”
Please see the company's website at www.bms.com/about-us/sustainability/economic-responsibility/political-contributions under “Political Contributions.
Environmental, Social, Governance & Sustainability
At Bristol Myers Squibb, our vision is to transform the lives of patients through science. We understand the future of our employees, our communities, our planet, and our business are inextricably linked. As a leading biopharma company, our passion for making an impact extends beyond the discovery, development and delivery of innovative medicines that help patients prevail over serious diseases.
Through our Environmental, Social and Governance (ESG) strategy we seek to mobilize our capabilities and resources to positively impact the communities where we live, work, and serve around the world.
As we work to transform patients’ lives through science, we operate with effective governance, uncompromising quality and compliance, and the highest ethical standards to deliver our mission. These values have been central to who we are, what we do, and how we do it since our company was founded in 1887. We believe that driving long-term business value is at the heart of living our purpose, enabling us to be leaders and difference-makers for generations to come.
Being able to deliver scientific breakthroughs for patients starts with a strong governance profile, which includes direct oversight of ESG opportunities and risks, and relevant disclosure by our Committee on Directors and Corporate Governance. Oversight by the Board Committee strengthens our ability to operate with the highest levels of quality, integrity and ethics, a critical element of our ESG strategy.
Our ESG strategy is fully aligned with our corporate strategy and was defined based on a formal assessment of priority issues drawn from our Board of Directors, senior executives, employees, and external stakeholder groups such as patient advocacy organizations, shareholders, suppliers, multinational organizations, and academic institutions. As described in more detail below, our ESG strategy focuses on three core pillars: advancing patient health around the world, expanding the boundaries of science and fostering a high-performing and inclusive global workforce. Additionally, our strategy is centered on expanding the boundaries of science to address unmet patient needs, advancing equitable access to life-transforming medicines, guided by our commitment to inclusion and diversity, while doing our part to reduce our environmental impact.
Advancing Patient Health Around the World
Patients, regardless of where they live, still encounter challenges to accessing medicines and healthcare services. We believe in long-term sustainable solutions to address health inequities globally, and we are allocating specific resources and developing new pathways and models to expand access to patients in low-, middle- and high-income countries.
To deliver on this approach, we are embedding access considerations as a core tenet across our business, fundamentally changing the way we operate. Our approach ranges from raising awareness about the social burden of medical conditions, to obtaining broader public reimbursement which reflects the value of our innovative medicine or providing copay assistance to reduce the patient out-of-pocket burden. In low- and middle-income countries (LMICs), we have developed and are beginning to implement tailored programs to help expand access to our innovative portfolio. Through this pathway, we’ve made access possible to 12 transformative products for patients across 80+ LMICs. Of these, more than 40 are low-income countries receiving products at not-for-profit pricing or adjusted pricing that accounts for affordability factors. Additionally, we are forging global policy partnerships to help strengthen healthcare systems to address local needs with the goal of delivering sustainable impact for patients and communities.
12 transformative products for patients across 80+ LMICs
By doing this, we are delivering on our commitment to reduce health inequities and continue to evolve our business to best meet the needs of our patients. Equitable access to innovative medicines benefits patients and society, while ensuring BMS continues to transform patients’ lives through science.
Expanding the Boundaries of Science
We are committed to scientific excellence and investment in our R&D capabilities to provide more medicines to more patients faster. We leverage our expertise to accelerate drug discovery and development, and we entrust our talented researchers and innovators with the flexibility to drive research and development forward to meet unmet patient needs.
Bristol Myers Squibb 2024 Proxy Statement	18

With one of the most diversified portfolios and pipeline in the pharmaceutical industry, we are uniquely positioned to drive continued innovation and expand treatment options across therapeutic areas based on our differentiated research platforms which include cell therapy and targeted protein degradation.
As part of our commitment, we understand the importance of enrolling clinical trial populations that are more reflective of broader patient populations and aligned with the epidemiology of the diseases we study. In doing so, we can better address barriers to health equity and deepen our clinicians’ understanding of the safety and efficacy of investigational medicines for diverse populations. In 2023, 58 percent of our clinical trials sites in the U.S. were located in diverse metro areas.
58% of our clinical trial sites in the U.S. were located in diverse metro areas.
Fostering a High Performing and Inclusive Global Workforce
We believe that a high-performing, and diverse global workforce is essential to delivering the best possible outcomes for our patients. By fostering a positive and inclusive experience, we can help our employees achieve their full potential, which ultimately benefits our patients around the world. Our values at BMS—Integrity, Urgency, Accountability, Innovation, Passion, and Inclusion—are the foundation of our high performing, patient-centric culture. Bringing these values to life enables them to be at their very best so we can deliver for patients.
Cultivating an inclusive and diverse workplace fuels our ability to drive innovation. We welcome the richness that different experiences and views bring to transforming patients’ lives through science and strive to create spaces where everyone has an opportunity to contribute to our mission. This starts with integrating inclusive practices across our enterprise systems, including our talent and engagement strategy, leadership development programs, and online learning platforms.
Supporting the health and wellbeing of our workforce is a top priority at BMS, which we achieve by providing employees with competitive compensation opportunities, robust healthcare benefits and resources to support physical, emotional, work life and financial wellbeing. To ensure global consistency, local relevance, and competitiveness for these programs, we’ve established a framework with a global set of standards concentrated on five key areas: inclusive benefits, mental health, family care, people with disabilities and caregivers, and all gender preventative care.
The work to advance all our commitments is built on the foundation and legacy of ethical business conduct and acting with integrity in everything we do. Businesses are built on relationships and centered on trust, and the way we conduct ourselves reflects our company values. Good governance is vital to our success, and we aim to meet or exceed best practices, providing transparency and accountability to all our stakeholders.
Our robust governance model, in addition to the board oversight mentioned earlier, includes oversight by the BMS ESG Council, a cross-functional management committee comprised of senior executives and subject matter experts from across the company, which reports to the Company’s Executive Leadership Team and Board of Directors.
We hold ourselves accountable to the highest patient safety and product quality standards. Our extensive quality and safety monitoring processes ensure that the integrity of our products and services meet or exceed expectations, as well as applicable laws and regulations. We are dedicated to achieving quality excellence through the relentless pursuit of continuous improvement.
As one of the world’s leading biopharma companies, we know we have a responsibility to help inform and influence public health and public policy to help strengthen healthcare systems around the world. Addressing health equity and access requires comprehensive strategies that encompass policy changes, healthcare system reforms and community engagement and education.
At the same time, we support conscientious corporate citizenry and philanthropic efforts that make a positive difference in the world. Through charitable donations, corporate sponsorships, scholarship and fellowship support, independent patient and medical education, community engagement, and employee volunteerism, we are united in a commitment to invest our human and fiscal resources in local areas and to help build maintainable, equitable healthcare systems.
We are also acutely aware of our responsibility to minimize the impact of our operations on the environment to preserve the planet for future generations. Healthier environments support healthier people, which is why we seek out actionable solutions that minimize our environmental footprint and address the harmful effects of environmental degradation and climate change on public health. We have designed and implemented environmental goals that not only reflect our science-led, innovation-focused approach but ensure accountability to those we serve through strong governance and transparent reporting practices.
Importantly, ESG can support long term value creation, and we are committed to adapting our business model to ensure we are best positioned to address the shared challenges that society faces on environmental, social, and governance issues—and to do so with a science-led, innovation-focused approach that is rooted in health equity.
To track our performance and enhance our transparency with our stakeholders, we regularly disclose our progress toward our ESG ambitions and goals. Our reporting suite includes our annual ESG Report that is aligned with the Sustainability Accounting Standards Board (SASB), U.N. Sustainable Development Goals (SDGs), United Nations Global Compact Communication on Progress (COP), formerly Carbon Disclosure Project (CDP) specifically Climate Change and Water Security and the Task Force on Climate-Related Financial Disclosures (TCFD), as well as reporting to leading raters and rankers.
For 2023, we again selected certain goals from our ESG commitments as a weighted metric for the measurement of company performance as part of our executives’ annual bonus program. We believe that creating joint executive accountability to achieve our ESG commitments is consistent with our mission as a leading purpose-driven biopharma company.
For more information, please see “ESG Report.”
Bristol Myers Squibb 2024 Proxy Statement	19

Key 2023 ESG Highlights

As a leading biopharma company, we understand our responsibility extends well beyond discovery, development and delivery of innovative medicines. Our evolving ESG strategy builds on a legacy of comprehensive and global sustainability efforts.

INCLUSION & DIVERSITY

Executive representation (Vice President and above):

6.3%
Black/African American (U.S.)

6.5%
Hispanic/ Latino (U.S.)

49%
Women (Global)

58%
Clinical trial sites in diverse metro areas

$1B
Global spend with diverse-owned businesses

ENVIRONMENTAL RESPONSIBILITY

>80%
of purchased electricity from renewable source by 2026 through VPPA

~87%
of waste diverted from landfill through 2023

- Submitted near-term and long-term (net zero by 2050) Science Based Targets (SBT)
- Published first Task Force on Climate Related Financial Disclosure (TCFD) Report
- Executed a second 15-year virtual power purchase agreement (VPPA)

HEALTH EQUITY & ACCESS TO HEALTHCARE

BMS has distributed **$118.3M** in grant funding to support programs and services

ESG STRATEGY & GOVERNANCE

- Conducted a revised global ESG materiality Assessment
- Expanded ESG operating model to further align with company strategy
- Established ESG Council in 2022 as primary governance body for all ESG matters

Responsible Drug Pricing Strategy & Transparency
Our Commitment
We firmly believe that prescription medicines are such a vital part of human healthcare that everyone who needs them should have access to them. We have been, and remain committed to facilitating access to our medicines, and to furthering our mission to help patients prevail over serious diseases. We price our medicines based on a number of factors, including, among others, the value of scientific innovation for patients and society in the context of overall healthcare spend; economic factors impacting the healthcare systems’ capacity to provide appropriate, rapid and sustainable access to patients; and the necessity to sustain our R&D investment in innovative, high-quality medicines that address the unmet medical needs of patients with serious diseases and improve their life needs.
At Bristol Myers Squibb, we believe in the value our medicines bring to patients and society and our role in transforming care to help patients live longer, healthier and more productive lives. We focus on medicines that meaningfully change patient outcomes and improve quality of life, and over the last 30 years, we have made significant contributions in areas such as HIV, hepatitis, cardiovascular disease, immunology, hematology and, most recently, immuno-oncology.
We have a history of scientific excellence and transforming patient outcomes in cancer and other major diseases. For example, we have reshaped the treatment of metastatic melanoma through the combination of Opdivo plus Yervoy, and now with Opdualag. Through Revlimid, Pomalyst, and now Abecma, we improved outcomes in multiple myeloma. Advances like these have transformed the treatment of certain cancers and changed survival expectations for patients. And with Sotyktu, we are now making a real difference for patients with moderate-to-severe plaque psoriasis. We are developing the next wave of treatments and scientific advancements, such as targeted protein degradation, cell therapy and CELMoDs. We are pursuing medicines and treatments with transformational potential in diseases such as cancer, heart failure, Alzheimer’s, pulmonary fibrosis, lupus, and multiple sclerosis.
Collectively, we have delivered ten new products in the past four years, including 10 major market approvals in 2023. These breakthrough medicines are possible because of our sustained investment in R&D. We have emerged as an industry leader in R&D investment, investing (excluding Acquired IPRD) approximately $10 billion, $10 billion and $9 billion annually for 2021, 2022 and 2023, respectively. As a percentage of revenue, R&D investment was approximately 22%, 21% and 21% for 2021, 2022 and 2023, respectively. Our goal is to ensure access to our currently approved medicines while continuing to fuel the development of medicines for the future.
$9B invested in R&D in 2023
21% of revenue
Bristol Myers Squibb 2024 Proxy Statement	20

Governance/Transparency
We take a thoughtful approach to pricing our products and have internal processes and controls in place to ensure that pricing decisions are thoroughly and appropriately vetted with the highest levels of management prior to implementation. This process includes routine presentations to the Board on drug pricing strategies. In addition, on balance, our revenue growth has been primarily attributable to increased volume arising from increased demand for our products rather than price increases.
We have and continue to disclose the average net selling price increase for our U.S. products in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Our average net selling price increase for 2021, 2022 and 2023 for our products was approximately, 2%, 4% and 0%, respectively. We believe we have the appropriate governance mechanisms and internal controls and processes in place to ensure that pricing decisions are made in line with our values and commitment.
Demonstrating our ongoing efforts to responsibly price our medicines while balancing investment in new innovation, we expect U.S. net prices across our portfolio, which reflect discounts, rebates, and other price concession, to remain largely flat in 2024, as they have been for the last several years. Any list price increases apply to medicines with ongoing clinical research and reflect our ongoing efforts to responsibly price our medicines while balancing economic factors, including inflation and investment in new innovation.
Any patient having issues obtaining or affording a BMS medicine should visit our patient support website at www.bmsaccesssupport.bmscustomerconnect.com/patient.
In addition, the Compensation Management and Development Committee annually completes a thoughtful and rigorous evaluation of our executive compensation program to ensure that the program is aligned with our mission and delivers shareholder value, while not encouraging excessive or inappropriate risk taking by our executives. When setting incentive plan targets each year, the Compensation Management and Development Committee is aware of the risks associated with drug pricing, among other things, and ensures our plans do not incentivize risky behavior in order to meet targets.
Access/Regulatory Reform
We remain committed to working with policymakers, thought leaders, patient advocates and other stakeholders to shape a comprehensive system that provides accessible and affordable health care with the goal of achieving universal coverage and quality patient care, while continuing to fuel innovation. We support efforts to make medicines more affordable, from access assistance to innovative ways to address costs more directly.
As noted earlier, we are embedding access as a core tenet across our business, fundamentally changing the way we operate. Our approach ranges from raising awareness about the social burden of medical conditions, to obtaining broader public reimbursement which reflects the value of our innovative medicine or providing copay assistance to reduce the patient out-of-pocket burden. We have developed specific programs and partnerships to help manage access to our medicines in a variety of ways and in many parts of the developing world, including [Direct Import Program, Expanded Access to Investigational Medicines and Post-Study Drug Programs.] We also maintain and expand access through technology transfer agreements covering many developing world nations.
Individuals who cannot afford our medicines and have no other means of coverage, public or private, may be eligible to be provided with our medicines, at no charge, through a number of programs, including product donations to various independent charitable organizations, such as the Bristol Myers Squibb Patient Assistance Program Foundation, Inc., an independent 501(c)(3) charitable organization and other company sponsored patient support programs.
We estimate that in 2023, we donated more than	$4B	worth of medicines to assist more than	171,000	patients in the U.S. at no cost to these patients.
We promote health equity globally and strive to increase access to life-saving medicines for populations disproportionately affected by serious diseases and conditions, giving new hope and help to some of the world’s most vulnerable people. Indeed, increasing access to patients was one of our 2020 Sustainability Goals. We have a network of patient support programs, rebates, and copay assistance programs in the United States and around the world, as allowed by local requirements.
In low-and-middle-income countries we have developed specific not-for-profit pricing and adjusted pricing based on gross national income per capita to account for affordability factors, which facilitate access to patients in a growing number of countries while adhering responsibility to our global pricing principles.
Bristol Myers Squibb 2024 Proxy Statement	21

In addition, as part of our commitment to helping patients prevail over serious diseases, we also drive and support a number of programs designed to build capacity and raise patient awareness, including prevention, diagnosis, and access to treatment and care. Through donations to the Bristol Myers Squibb Foundation, an independent 501(c)(3) charitable organization, we support community-based programs that promote cancer awareness, screening, care and support among high-risk populations in the United States, as well as China, Brazil and sub-Saharan Africa. Examples include the Bristol Myers Squibb Foundation Global Cancer Disparities program.
As a company, we have made remarkable improvements in delivering life-saving medicines to patients and offering creative solutions for access; however, we understand concerns that our healthcare system as a whole is too expensive, and we are interested in finding ways to improve our system. Therefore, we re-assert our commitment to proactively work with governments, payers, health care providers and other stakeholders around the world to develop sustainable solutions that will better assist patients in need.
An important factor on which the pricing of our medicines depends is government regulation. We have been subject to increasing international and domestic efforts by various governments to implement or strengthen measures to regulate pharmaceutical market access and product pricing and payment. In the U.S., we are required to provide discounts on purchases of pharmaceutical products under various federal and state healthcare programs. Federal government officials and legislators continue to face intense pressure from the public to manage the perceived high cost of pharmaceuticals and have responded by pursuing legislation, such as the Inflation Reduction Act of 2022 ("IRA") and other rules that claim to potentially further reduce the cost of drugs for the federal government and other stakeholders. We are also now required to comply with state laws that seek additional transparency into the cost of prescription drugs. We are monitoring efforts by states to seek additional rebates and limit state spending on drugs in light of budget pressures. These international, federal and state legislative and regulatory developments could create new constraints on our ability to set prices and/or impact our market access in certain areas.
In December 2021, the company issued its 2021 Global Access Report that detailed Bristol Myers Squibb’s efforts and progress towards advancing access to healthcare and health equity globally through its own efforts and in partnership with other stakeholders.
We invite you to view this report on our website at www.bms.com/assets/bms/us/en-us/pdf/global-access-report.pdf.
Access and Patent Exclusivity
The below disclosure is published in response to a shareholder proposal that was filed regarding the Company's access strategies as they are associated with patents which are filed subsequent to the main active ingredient/molecule patent(s).
Innovation and patient access to it are taken very seriously at BMS and are regularly reviewed by management and the Board of Directors, as we strive to ensure that our innovations can make a meaningful impact for patients.
In our competitive pharmaceutical industry, the majority of an innovative product’s commercial value is usually realized during the period in which the product has market exclusivity. A product’s market exclusivity is generally determined by two forms of intellectual property: patent rights held by the innovator company and any regulatory forms of exclusivity to which the innovative drug is entitled. Without a meaningful period of exclusivity, our ability to invest in R&D to discover and develop new medicines may be limited and could prevent promising new medicines from reaching patients. Patents are a key determinant of market exclusivity for most of our branded pharmaceuticals. Patents provide BMS with the right to exclude others from practicing an invention related to the medicine for a limited period of time. Patents may cover, among other things, the active ingredient(s), various uses of a drug product, pharmaceutical formulations, drug delivery mechanisms and processes for (or intermediates useful in) the manufacture of products.
Patent applications are each subject to rigorous review and only granted when the applicable regulatory bodies recognize both the significant R&D that takes place from discovery and drug development through commercialization, and are satisfied that the patent applications meet the rigorous standards of patentability before a patent is granted. If one or more patents are granted, protection for individual products extends for varying periods in accordance with the expiration dates of patents in the various countries. The protection afforded, which may also vary from country to country, depends upon the type of patent, its scope of coverage and the availability of meaningful legal remedies in the country. In the U.S., most of our key products are protected by patents with varying terms depending on the type of patent and the filing date. In our annual filings on Form 10-K, including our 2023 10-K, we disclose the various estimated minimum patent exclusivity dates for each of our key products.
In addition, in deciding how to exercise our legitimate intellectual property rights, the Company considers all aspects of our mission to discover, develop and deliver transformational medicines. For example, we are committed to fair dealing and conscientious citizenship, including with respect to arms-length, commercial patent settlements we may enter into with generic manufacturers. This means that Bristol Myers Squibb obtains intellectual property only by lawful and ethical means, and enforces only those intellectual property rights we believe to be valid. We place the highest priority on obtaining intellectual property for those innovations that provide the greatest medical benefit to patients.
To illustrate further, we have achieved transformation in the treatment of metastatic melanoma with our immuno-oncology treatment, Opdivo plus Yervoy. Prior to the availability of this treatment option, 25% of patients diagnosed with metastatic melanoma survived one year. This increased to 74% with immuno-oncology therapies.
In oncology, clinical trials typically start in a small population and move on to larger studies. This post-approval R&D represents critical opportunities to achieve durable long-term survival and positive outcomes for more patients. If you’re a cancer patient, post-approval innovation
Bristol Myers Squibb 2024 Proxy Statement	22

is just as important as a new medication. In fact, nearly 60% of oncology medicines approved a decade ago received additional approvals in later years. Consider again the research we’ve done with our cancer treatments Opdivo and Yervoy. We invested significantly in R&D following initial approval that has led to more than 28 indications across 11 tumors, and growing, and our work continues today with ongoing trials in both early and late-stage cancers.
As noted in our recent Form 10-K filing, the estimated minimum patent exclusivity date for Opdivo in the U.S. is 2028. Subsequent to the initial composition of matter patent filing, the Company has used its innovative R&D capabilities to pursue various indications for Opdivo, as well as combinations with other oncology therapies, offering durable treatment options for patients with different forms of cancers, including non-small cell lung, head and neck, kidney, liver and bladder, among others. However, the patents that have been granted for these additional indications or combinations do not extend the patent life of earlier patents covering the initial innovations—biosimilar manufacturers can potentially offer options for those initial innovations as early as 2028. Similarly, Orencia was initially introduced as an intravenous product while later important innovations led to the introduction of a sub-cutaneous, injectable product. Later filed and expiring patents on the subcutaneous formulation of Orencia do not prevent biosimilars from being introduced on the original intravenous formulation.

It is important to note that many decisions whether to file for patents are often made many years before the Company will know whether an early pipeline candidate will be sufficiently safe and effective to advance through clinical development to regulatory approval or can effectively evaluate the patient-access situation for the innovation we seek to protect.

As described above, patents must be sought early in the development process for a compound, subsequent indication or other innovation, often at a time well before the Company can determine:
•	Whether the compound is safe and effective,
•	The strength of the data supporting potential patient benefit,
•	Whether the compound can be successfully developed,
•	Whether we can obtain health authority approval in any market, or
•	What the access situation will be at the time of eventual approval.
When we discover and develop new innovations that lead to more life-saving medicines or subsequent patient-centered innovation (e.g., better methods of drug delivery to patients), we may seek additional patent protection on these innovations after the main active ingredient/molecule patent(s) have been filed. Additionally, access necessarily is considered at different stages in the drug development process. Of note, we look at each case differently, particularly given the timing of when we file our patents against where a product is in drug development. It is often the case that we must complete our patent filings ahead of clinical trials and before we know whether a compound, new indication, or innovation is actually able to be commercialized. Therefore, generally, our more realistic timing for material consideration around access is after approval and during litigation or licensing, but as noted, it is a consideration during filing as the drug is more realistically heading toward approval.
As a result, our general approach is to file for core intellectual property rights that we believe protect important innovations, while remaining deeply committed to making decisions about enforcement or licensing of those rights in a manner consistent with our mission and commitment. For example, we evaluate the impact on patient access, among other things, when considering:
•	Choosing not to file for or enforce our patents in certain parts of the world,
•	Licensing a patent to the Medicines Patent Pool or similar organizations,
•	Licensing a patent to a third party who could develop the product more efficiently in certain markets,
•	Providing financial or free product support to qualified patients where allowed by local law, through a comprehensive global network of patient assistance programs.

Our commitment to increase patient access is fundamental to our business and woven into every step of our R&D process, in particular, our access strategy is integrated into our overall product development and commercialization planning process.

Our innovation engine is focused on the most critical unmet medical needs and involves patients at every step of the R&D process. BMS also collaborates with other stakeholders to strengthen global R&D and help advance biomedical research beyond our strategic portfolio. We incorporate access considerations with a view to ensuring our medicines can benefit diverse patient populations in a variety of contexts. For example, our long-term work to advance diversity in clinical trials directly confronts disparities early in the product development lifecycle.
To enable timely product access, we support mechanisms that can help make medicines available (e.g., WHO prequalification) where appropriate. We also engage in marketing authorization, value assessment and reimbursement processes. We aim to meet health systems where they are by deploying a range of delivery approaches that take into consideration local country context to optimize supply chain and distribution as well as ensure affordability for the greatest number of patients. This includes value-based pricing, patient support and reimbursement programs, product donations, tiered pricing, voluntary licensing, and direct imports.
Bristol Myers Squibb 2024 Proxy Statement	23

Building our access strategy into our overall product development and commercialization planning process allows us to take an intentional approach in broadening access to all of our medicines.
In particular, our access strategy development is integrated into our overall product development and commercialization planning process. This process is led by the Senior Vice President & Head of Global Market Access, Pricing, and Value Demonstration, who sits on BMS’ governance committees for access: Commercialization & Development Operating Committee, Research & Early Development Operating Committee, the Pipeline Steering Committee and the Global Pricing Strategy Governance Committee. The market access strategic review of any product culminates in an intensive and in-depth cross-market assessment with the CEO responsible for the final decision.
Typically, the process begins right from the design phase of the registration trials. In some cases, the Access team starts working with the development team during the Phase II proof of concept phase of the product development life cycle. For products that are externally acquired, the access process usually starts as a part of the business development evaluation process. The development of each product’s access strategy and programs is overseen by the Executive Vice President & Chief Commercialization Officer and the Global Market Access team in close collaboration with a matrix of functions, with our CEO responsible for the final decision. In addition, this process includes routine presentations to the full Board on our patent and access strategy.
There are several criteria that go into determining product specific access decisions and strategies including:
•	Degree of unmet needs in disease and treatment landscape from various perspectives (e.g., patient, healthcare provider, healthcare system/payer).
•	Individual country considerations (e.g., clinical trial design, overall state of the healthcare system, ability and willingness to pay, healthcare and pharmaceutical budgets).
•	Current standard of care.
•	Existence of biomarkers.
•	Target indication.
•	Size of the patient population.
Along the process, input is also collected from Global Policy & Government Affairs, Global Product Development & Supply, BMS Global Health Equity, and Global Patient Outreach. Numerous decisions are made along the way, including:
•	The need for an early-stage access program.
•	Whether there are modifications to the study design that can improve the recognition of value on the part of payers.
•	Identification of subpopulations for further analysis.
•	Need for additional data or modeling to support robust submissions at the country level.
•	How to best identify and participate in the regulatory review processes.
In evaluating what intellectual property rights to seek and how to enforce them, Bristol Myers Squibb considers a number of the criteria, including:
•	The extent to which the invention or research contributes significantly to the improvement of patient care (e.g., greater safety, efficacy, comfort and convenience, etc.).
•	The extent to which the invention or research improves the quality or efficiency of the manufacturing process.
•	Whether the invention improves the research process itself (e.g., allows us to screen or evaluate more potential new medicines).
•	Whether the invention or research can provide a return on investment, and whether the intellectual property rights sought would benefit the shareholders.
•	Whether the invention or research can provide valuable new information on how better to use existing products to benefit patients (e.g., new uses for medicines).
•
In circumstances in which patients may not be able to obtain adequate access to our products (e.g., in the poorest countries), whether any intellectual property rights should be obtained, or if obtained, should be licensed to others and/or product should be made available by the company at a reduced price.

Taken together, this robust process ensures we are taking an intentional approach to enabling broad access to all of our medicines.
Bristol Myers Squibb 2024 Proxy Statement	24

How We Are
Organized
Board Leadership Structure
The company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the company. They establish well-defined responsibilities with respect to the Board Chair and Lead Independent Director roles, including the requirement that the Board have a Lead Independent Director if the Board Chair is not an independent director. This information is set forth in more detail on our website at www.bms.com/about-us/our-company/governance.
Our Board has dedicated significant consideration to our leadership structure, evaluating such structure annually. The Board’s most recent analysis of our leadership structure involved consideration of many factors, including the specific needs of the Board and the company, the strong role of our Lead Independent Director, our Corporate Governance Guidelines (including our governance practices that provide for independent oversight of management), the integration of acquired businesses into our company, the challenges specific to our company and the best interests of our shareholders. We also considered the leadership transition we announced on April 26, 2023. On November 1, 2023, Dr. Boerner, previously the Company’s Executive Vice President, Chief Operating Officer, succeeded Dr. Caforio as Chief Executive Officer upon Dr. Caforio’s retirement from the role of Chief Executive Officer. Dr. Boerner will also succeed Dr. Caforio as Board Chair, effective immediately after Dr. Caforio’s retirement from the Board on April 1, 2024. Dr. Caforio has worked closely with Dr. Boerner as Executive Chair of the Board and will continue to do so until April 1, 2024.
Since joining the company in early 2015, Dr. Boerner has proven himself to be an exceptional leader and has been instrumental in shaping our strategy and our culture. His passion for science, his commitment to our workforce and his tireless focus on what matters most – our patients – make him uniquely suited for the role of Board Chair and Chief Executive Officer. Further, his deep knowledge of our strategy and pipeline, and proven execution across all geographies, make us confident that he is the right person to guide Bristol Myers Squibb through its next stage of growth and support our vision to be the world’s leading biopharma company that transforms patients’ lives through science.
After thoughtful and rigorous consideration, the Board determined that combining the Board Chair and Chief Executive Officer positions and electing Dr. Boerner as the Board Chair is in the best interest of the company and our shareholders and is the best leadership for the company and its shareholders at this time. Specifically, our Board believes having Dr. Boerner serve in the combined role of Board Chair and Chief Executive Officer confers distinct advantages, including:
•
having a Board Chair who can draw on detailed institutional knowledge of the company and industry experience from serving as Chief Executive Officer, providing the Board with focused leadership, particularly in discussions about the company’s strategy;

•	a combined role ensures that the company presents its message and strategy to all stakeholders, including shareholders, employees and patients, with a unified voice; and
•	the structure allows for efficient decision-making and focused accountability.
The Board recognizes the importance of appointing a strong Lead Independent Director to maintain a counterbalancing structure to ensure that the Board functions in an appropriately independent manner. The Lead Independent Director is selected annually by the independent directors. The independent directors of the Board have elected Mr. Samuels to serve in that position.
The Lead Independent Director’s responsibilities include, among others:
Serving as liaison between the independent directors and the Board Chair and Chief Executive Officer	Approving the quality, quantity and timeliness of information sent to the Board
Reviewing and approving meeting agendas and sufficiency of time	Serving a key role in Board and Chief Executive Officer evaluations
Calling meetings of the independent directors	Responding directly to shareholder and stakeholder questions, as appropriate
Presiding at all meetings of the independent directors and any Board meeting when the Board Chair and Chief Executive Officer is not present, including executive sessions of the independent directors	Providing feedback from executive sessions of the independent directors to the Board Chair and Chief Executive Officer and other senior management
Engaging with major shareholders, as appropriate	Recommending advisors and consultants
The Board’s culture is open and promotes transparent dialogue and rigorous discussion. The Board deliberates on all major decisions with and without management present and effectively utilizes executive sessions under the leadership of the Lead Independent Director to drive board alignment.
The Board believes this structure provides an effective, high-functioning Board, as well as appropriate safeguards and oversight.
Our Board will continue to evaluate its leadership structure in light of changing circumstances and will do so on at least an annual basis and make changes at such times as it deems appropriate.
Please see “Board’s Role in Strategic Planning and Risk Oversight” on page 14.
Bristol Myers Squibb 2024 Proxy Statement	25

Committees of Our Board
Our Bylaws specifically provide for an Audit Committee, Compensation and Management Development Committee, and Committee on Directors and Corporate Governance, all of which are composed entirely of independent directors. Our Bylaws also authorize the establishment of additional committees of the Board and, under this authorization, our Board established the Science and Technology Committee. Our Board has appointed individuals from among its members to serve on these four standing committees and each committee operates under a written charter adopted by the Board, as amended from time to time. These charters are published on our website at www.bms.com/about-us/our-company/governance/board-committees-and-charters. Each of these Board Committees has the necessary resources and authority to discharge its responsibilities, including the authority to retain consultants or experts to advise the committees.
The table below indicates the current members and Chairs of our standing Board Committees and the number of meetings held in 2023:
Director	Audit(1)	Committee on Directors and Corporate Governance	Compensation and Management Development	Science and Technology
Peter J. Arduini(2)			X	X
Deepak L. Bhatt, M.D., M.P.H.(3)			X	X
Christopher Boerner, Ph.D.(4)
Giovanni Caforio, M.D.(4)
Julia A. Haller, M.D.(4)		X		C
Manuel Hidalgo Medina, M.D., Ph.D.		X		X
Paula A. Price	X	X
Derica W. Rice	C		X
Theodore R. Samuels	X	C
Gerald L. Storch(6)		X	C
Karen H. Vousden, Ph.D.			X	X
Phyllis R. Yale	X	X
Number of 2023 Meetings	8 regular meetings	4 (3 regular and 1 special meetings)	8 (6 regular and 2 special meetings)	11 (6 regular and 5 special meetings)
“C” indicates Chair of the committee.
1)
Our Board has determined, in its judgment, that all members of the Audit Committee are financially literate and that all members of the Audit Committee meet additional, heightened independence criteria applicable to directors serving on audit committees under the New York Stock Exchange listing standards and applicable SEC rules. In addition, our Board has determined that Messrs. Rice and Samuels and Ms. Price each qualify as an “audit committee financial expert” under the applicable SEC rule.

2)	Effective after the 2024 Annual Meeting, Mr. Arduini will rotate from our Science & Technology Committee and become Chair of our Compensation and Management Development Committee.
3)	Dr. Bhatt became a member of our Compensation and Management Development Committee on May 2, 2023.
4)
Dr. Caforio became the Executive Chair of the Board upon his retirement as Chief Executive Officer on November 1, 2023. At that time, Dr. Boerner succeeded Dr. Caforio as Chief Executive Officer. Effective April 1, 2024, Dr. Caforio will retire from the Board and Dr. Boerner will become Board Chair.

5)	Dr. Haller became Chair of our Science and Technology Committee on May 2, 2023.
6)	Mr. Storch will retire from our Board effective after the 2024 Annual Meeting.
Bristol Myers Squibb 2024 Proxy Statement	26

The following descriptions reflect each standing Board Committee’s membership and Chair effective as of May 7, 2024.
Audit Committee

KEY RESPONSIBILITIES
• Overseeing and monitoring the quality of our accounting and auditing practices, including, among others, reviewing and approving the internal audit charter, audit plan, audit budget and decisions regarding appointment and replacement of Chief Audit Officer
• Appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of preparing or issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting
• Assisting the Board in fulfilling its responsibilities for general oversight of (i) compliance with legal and regulatory requirements, (ii) the performance of our internal audit function and (iii) the effectiveness of enterprise risk assessment and risk management policies and guidelines
• Reviewing our disclosure controls and procedures, periodic filings with the SEC, earnings releases and earnings guidance
• Producing the required Audit Committee Report for inclusion in our Proxy Statement
• Overseeing the effectiveness of our compliance and ethics program
• Overseeing our information security and data protection program, including by way of receiving regular updates from management and our Chief Information Security Officer

Committee Chair Derica W. Rice
ADDITIONAL MEMBERS Paula A. Price Theodore R. Samuels Phyllis R. Yale

Committee on Directors and Corporate Governance

KEY RESPONSIBILITIES
• Providing oversight of our corporate governance affairs and reviewing corporate governance practices and policies, including annually reviewing the Corporate Governance Guidelines and recommending any changes to the Board
• Identifying individuals qualified to become Board members and recommending that our Board select the director nominees for the next annual meeting of shareholders
• Reviewing and recommending annually to our Board the compensation of non-employee directors and overseeing and recommending any change in Board compensation
• Considering questions of potential conflicts of interest involving directors and senior management and establishing, maintaining and overseeing related party transaction policies and procedures
• Evaluating and making recommendations to our Board regarding the responsibilities of each Board committee, including its structure, operations and authority to delegate to subcommittees
• Evaluating and making recommendations to the Board concerning director independence and defining specific categorical standards for director independence
• Providing oversight of the company’s political activities as well as identifying and monitoring risks related to the Company’s political activities
• Providing oversight of the company's environmental, social, governance strategy and reporting and the impact on the company’s workforce and shareholders
• Overseeing the annual evaluation process of the Board and its Committees

Committee Chair Theodore R. Samuels
ADDITIONAL MEMBERS Julia A. Haller, M.D. Manuel Hidalgo Medina, M.D., Ph.D. Paula A. Price Gerald L. Storch Phyllis R. Yale

Bristol Myers Squibb 2024 Proxy Statement	27

Compensation and Management Development Committee

KEY RESPONSIBILITIES
• Reviewing, approving and reporting to our Board on our major compensation and benefits plans, policies and programs
• Reviewing corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and recommending for approval by at least three-fourths of the independent directors of our Board the CEO’s compensation based on this evaluation by the independent directors
• Reviewing and evaluating the performance of senior management; in consultation with the CEO, approving the compensation of executive officers and certain senior management
• Overseeing our management development programs, and performance assessment of our most senior executives and succession planning
• Reviewing and discussing with management the Compensation Discussion and Analysis and related disclosures required for inclusion in our Proxy Statement, recommending to the Board whether the Compensation Discussion and Analysis should be included in our Proxy Statement, and producing the Compensation and Management Development Committee Report required for inclusion in our Proxy Statement
• Establishing, overseeing, and administrating our compensation recoupment policies
• Reviewing incentive compensation programs to determine whether incentive pay encourages inappropriate risk-taking throughout our business

Committee Chair Peter J. Arduini
ADDITIONAL MEMBERS Deepak L. Bhatt, M.D., M.P.H. Derica W. Rice Karen H. Vousden, Ph.D.

Science and Technology Committee

KEY RESPONSIBILITIES
• Reviewing and advising our Board on the strategic direction of our research and development (R&D) programs, platforms and capabilities and our progress in achieving near-term and long-term R&D objectives
• Reviewing and advising our Board on our internal and external investments in science and technology
• Identifying, monitoring and discussing significant emerging trends and issues in science and technology and considering their potential impact on our company
• Providing assistance to the Compensation and Management Development Committee in setting any pipeline performance metric under the company’s incentive compensation programs and reviewing the performance results

Committee Chair Julia A. Haller, M.D.
ADDITIONAL MEMBERS Deepak L. Bhatt, M.D., M.P.H. Manuel Hidalgo Medina, M.D., Ph.D. Karen H. Vousden, Ph.D.
In addition, in 2023, the Board established an ad hoc Board Finance Committee to oversee and approve certain finance-related matters, including, final terms of a notes issuance and other related financing transactions, among other things. The members of the Board Finance Committee were Giovanni Caforio, M.D., Theodore R. Samuels, and Derica Rice The Board Finance Committee met once during 2023.
Bristol Myers Squibb 2024 Proxy Statement	28

How to
Communicate With Us
We value input and offer many means to provide it.
We, members of the Board, know that we must actively seek information from a wide variety of sources—and not just from individuals and entities that work for us—to do our jobs optimally. We therefore create multiple means to hear from shareholders, employees at all levels, patients, medical professionals, policy experts and others to inform our work.
You can communicate with us via many of these means. You can provide us comments on your proxy when you are voting. You can attend our annual meeting and ask questions. You can accept our invitations to engage or ask us for a meeting when that is of value to you. You can participate in our various Investor Relations functions which we listen to both directly and indirectly. You can write to us via mail or use any of our reporting functions such as so-called Whistle Blower hotlines. And, of course, we pay close attention to your voting and investment decisions as well.
Written Communication
Our Board has created a process for anyone to communicate directly with our Board, any committee of the Board, the non-employee directors of the Board collectively or any individual director, including our Board Chair and Lead Independent Director. Any interested party wishing to contact our Board may do so in writing by sending a letter to Bristol-Myers Squibb Company, Route 206 & Province Line Road, Princeton, NJ 08543, Attention: Corporate Secretary.
Any matter relating to our financial statements, accounting practices or internal controls should be addressed to the Chair of the Audit Committee. All other matters should be addressed to the Chair of the Committee on Directors and Corporate Governance.
Our Corporate Secretary or her designee reviews all correspondence and forwards to the addressee all correspondence determined to be appropriate for delivery. Our Corporate Secretary periodically forwards to the Governance Committee a summary of all correspondence received. Directors may at any time review a log of the correspondence we receive that is addressed to members of the Board as well as copies of any such correspondence. Our process for handling communications to our Board has been approved by the independent directors.
Proactive Shareholder Engagement
We continued to place a high priority on our proactive engagement with our shareholders in 2023, reaching out to over 50 of our top shareholders, representing approximately 52% of our voting shares outstanding. In 2023, management and members of the Board, including our Lead Independent Director, met with many of our shareholders and had a productive dialogue on a number of topics, including board composition and leadership, company strategy and execution, inclusion and diversity, ESG strategy and risk oversight, and executive compensation.
The feedback received was generally positive and was shared with the entire Board and members of senior management. In addition, in early 2024, we continued to engage with shareholders, seeking active feedback and offering additional insights on current topics of interest, such as our recent leadership transition in November 2023, Board leadership structure, company strategy (including commercial execution and impact of changes in the regulatory environment), progress against our inclusion and diversity and ESG priorities, and executive compensation and corporate governance topics, including the shareholder proposals included in our 2023 Proxy Statement.
We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts about BMS or to bring a particular matter to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.
Bristol Myers Squibb 2024 Proxy Statement	29

Responsiveness to Shareholder Feedback
Throughout the last few years, we have actively solicited feedback from shareholders on topical issues and offered additional insights on shareholder proposals that were included in our recent Proxy Statements. The results of these discussions are noted below:
Topic	Shareholder Feedback	Company Response
Inclusion & Diversity	A number of our shareholders requested we adopt a policy to publicly disclose our Consolidated EEO-1 Report yearly and suggested that we also consider including pay data.
In December 2023, we published our third Environmental, Social & Governance (“ESG”) Report, which incorporates our inclusion and diversity efforts. The ESG Report highlights our EEO-1 data and key initiatives to cultivate inclusion, diversity and equity. For further discussion on these initiatives, please see discussion under “Inclusion & Diversity Aspirational Goals and Health Equity Commitments” beginning on page 40.

Environmental, Social & Governance Strategy and Reporting	Several shareholders inquired about our current ESG strategy, commitments and internal governance around ESG reporting.
Our Committee on Directors and Corporate Governance has direct oversight of our ESG strategy and reporting and ensures our ability to operate with the highest levels of quality, integrity and ethics. Our ESG strategy is fully aligned to our corporate strategy. Through active engagement with our shareholders and other key stakeholders, we evolved our ESG strategy over the last few years, and in 2023, we published our ESG materiality assessment results, our first Climate Change Report and our Task Force on Climate-Related Disclosures (TCFD) report, and submitted our science-based emissions reduction targets for validation by the Science Based Targets Initiative (SBTi) by 2024. Our ESG Report aligns with validated ESG frameworks, such as the Global Reporting Initiative, the Sustainability Accounting Standards Board, the Biopharma Investor ESG Communications Guidance 4.0 and the TCFD. We will continue to update these reports annually. For further discussion, please see “Environmental, Social, Governance & Sustainability” beginning on page 18.

Access and Patent Exclusivity
In 2022, we received a shareholder proposal for the 2023 Annual Meeting from a group of shareholders asking the Board to establish and report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for additional patent protection on new innovations after the main active ingredient/molecule patent(s) have been filed.

We collaborated with the shareholders to include additional disclosure beginning with our 2023 Proxy Statement to highlight the company’s existing robust access and intellectual property policies. Among other things, the disclosure notes that Bristol Myers Squibb obtains intellectual property only by lawful and ethical means, and enforces only those intellectual property rights we believe to be valid. We place the highest priority on obtaining intellectual property for those innovations that provide the greatest medical benefit to patients. This was responsive to the shareholders’ feedback and consistent with our shared desired outcome. This disclosure is included in this Proxy Statement beginning on page 22.

Special Meeting Threshold Reduced from 25% to 15%
In response to valuable feedback from our shareholders regarding the vote support for recent proposals covering this item, we included a proposal at the 2021 Annual Meeting to reduce the ownership threshold for shareholders to request a special meeting.

The company is committed to high standards of corporate governance, including taking steps to achieve greater transparency and accountability to our shareholders. As such, at the 2021 Annual Meeting, the Board asked shareholders to approve an amendment to the Company’s charter to reduce the percentage of outstanding shares required for shareholders to call a special meeting from 25% to 15%. The Board determined to take this action following extensive engagement with our shareholders and an evaluation of our strong corporate governance policies and practices, including the many ways shareholders are able to contact the Board and senior management on important matters outside of the annual meeting cycle. This proposal was well-supported by shareholders.

Human Rights Policy
We received a shareholder proposal in 2023 requesting that the company adopt a more comprehensive human rights policy that, among other things, applies to its operations and those of its suppliers and references internationally recognized human rights standards.

As highlighted in our Position Statement on Human Rights, we are a signatory to the U.N. Global Compact, the world’s largest corporate citizenship and sustainability initiative. The company joined the U.N. Global Compact in December 2010, which sets forth 10 principles, six of which relate to human rights and labor, derived from the Universal Declaration of Human Rights, the International Labour Organization’s Declaration on Fundamental Principles and Rights at Work, the Rio Declaration on Environment and Development, and the United Nations Convention Against Corruption. The U.N. Global Compact requires the company to publish an annual Communication on Progress (“COP”) that outlines its progress toward implementing these principles. Our 2022 COP can be found on our website at: www.bms.com/about-us/sustainability/governance/ungc-communication-on-progress. We strive to support and respect the protection of human rights and to avoid complicity in human rights abuses. As such, after continued shareholder engagement, we successfully negotiated a withdrawal of the proposal in exchange for updates to our Position Statement on Human Rights and a proposed action plan to enhance our human rights due diligence framework.

Bristol Myers Squibb 2024 Proxy Statement	30

How We
Are Paid
Compensation of Directors
Director Compensation Program
We aim to provide a competitive compensation program to attract and retain high quality directors. The Committee on Directors and Corporate Governance (when used in this Compensation of Directors’ section, the “Governance Committee”) annually reviews our directors’ compensation program, including a review of the director compensation programs at our executive compensation peer groups. For 2023 planning, we again engaged an outside consultant, Frederic W. Cook & Co., Inc. (“FWC”), to review market data and competitive information on director compensation. FWC recommended, and the Committee determined, that our executive compensation peer groups should be the primary source for determining director compensation.
Upon reviewing FWC’s analysis in December 2022, the Committee determined to make no changes to the director compensation program for service as a director in 2023.  As a result, our 2023 director compensation program was identical to our program in 2022.  Drs. Caforio and Boerner do not receive any additional compensation for serving as directors.
The Committee believes the total compensation package for directors we offered in 2023 was reasonable, and appropriately aligned the interests of directors with the interests of our shareholders by ensuring directors have an equity stake in our company.
The Components of Our Director Compensation Program
In 2023, non-employee directors who served for the entirety of 2023 received:
Component	Value of Award
Annual Retainer	$105,000
Annual Equity Award	Deferred Share Units valued at $200,000
Lead Independent Director Annual Retainer	$50,000
Committee Chair Annual Retainer	$25,000
Committee Member (not Chair) Annual Retainer – Audit, Compensation and Management Development, Committee on Directors and Corporate Governance, and Science and Technology Committees	$15,000
Annual Equity Award
On February 1, 2023, all non-employee directors serving on the Board at that time received an annual award of deferred share units valued at $200,000 under the 1987 Deferred Compensation Plan for Non-Employee Directors. These deferred share units are non-forfeitable at grant and are settleable solely in shares of our common stock upon retirement from the Board or at a future date previously specified by a director in accordance with the terms of the Plan. A new member of the Board who is eligible to participate in the Plan receives, on the date the director joins the Board, a pro-rata number of deferred share units based on the number of share units payable to participants as of the prior February 1.
Compensation of our Lead Independent Director
Our Lead Independent Director received an additional annual retainer of $50,000. Our Board has determined to award this retainer in light of the increased duties and responsibilities demanded by this role, which duties and responsibilities are described in further detail on page 25.
Share Retention Requirements
All non-employee directors are required to acquire a minimum of shares and/or units of company stock valued at not less than five times their annual cash retainer within five years of joining the Board and to maintain this ownership level throughout their service as a Director. We require that at least 25% of the annual retainer be deferred and credited to a deferred compensation account, the value of which is determined by the value of our common stock, until a non-employee director has attained our share retention requirements.
Bristol Myers Squibb 2024 Proxy Statement	31

Deferral Program
A non-employee director may elect to defer payment of all or part of the cash compensation received as a director under our company’s 1987 Deferred Compensation Plan for Non-employee Directors. The election to defer is made in the year preceding the calendar year in which the compensation is earned. Deferred funds for compensation received in connection with service as a director in 2023 were credited to one or more of the following funds: a U.S. total bond index, a short-term fund, a total market index fund or a fund based on the return on our common stock. Deferred portions are payable in a lump sum or in a maximum of 10 annual installments. Payments under the Plan begin when a participant ceases to be a director or at a future date previously specified by the director.
Charitable Contribution Programs
Each director who joined the Board prior to December 2009 participates in our Directors’ Charitable Contribution Program. Upon the death of a director, we will donate up to an aggregate of $500,000 to up to five qualifying charitable organizations designated by the director. Individual directors derive no financial or tax benefit from this program since the tax benefit of all charitable deductions relating to the contributions accrues solely to the company. In December 2009, the Board eliminated the Charitable Contributions Program for all new directors.
In addition, each director was able to participate in our company-wide matching gift program in 2023. We matched dollar for dollar a director’s contribution to qualified charitable and educational organizations up to $30,000. This benefit was also available to all company employees. Starting in 2020, as part of our overall inclusion and diversity initiatives, we committed to matching on a 2-to-1 basis through the Bristol Myers Squibb Foundation all employee and director donations to organizations that fight disparities and discrimination. In 2023, except for Dr. Bhatt, Dr. Hidalgo Medina and Mr. Storch, all of our directors participated in our matching gift programs as indicated in the Director Compensation Table below.
Director Compensation Table
The following table sets forth information regarding the compensation earned by our non-employee directors in 2023.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
P. J. Arduini	$135,000	$200,000	$0	$24,678	$359,678
D. L. Bhatt, M.D., M.P.H.	$129,966	$200,000	$0	$0	$329,966
J. A. Haller, M.D.	$141,675	$200,000	$0	$30,000	$371,675
M. Hidalgo Medina, M.D., Ph.D.	$135,000	$200,000	$0	$0	$335,000
P. A. Price	$135,000	$200,000	$0	$30,000	$365,000
D. W. Rice	$145,000	$200,000	$0	$30,000	$375,000
T. R. Samuels	$195,000	$200,000	$0	$30,000	$425,000
G. L. Storch(5)	$145,000	$200,000	$0	$0	$345,000
K. H. Vousden, Ph.D.	$138,408	$200,000	$0	$6,333	$344,741
P. R. Yale	$135,000	$200,000	$0	$30,000	$365,000
1)
Includes the annual retainer, committee chair retainers, committee membership retainers and Lead Independent Director retainer, as applicable. All or a portion of the cash compensation may be deferred until retirement, or a date specified by the director, at the election of the director. The directors listed in the below table deferred the following amounts in 2023, which amounts are included in the figures above.

Bristol Myers Squibb 2024 Proxy Statement	32

Name	Dollar Amount Deferred	Percentage of Deferred Amount Allocated to U.S. Total Bond Index	Percentage of Deferred Amount Allocated to Short Term Fund	Percentage of Deferred Amount Allocated to Total Market Index Fund	Percentage of Company Deferred Amount Allocated to Deferred Share Units	Number of Company Deferred Share Units Acquired
P. J. Arduini	$135,000	0%	0%	0%	100%	2,631
D. L. Bhatt, M.D., M.P.H.	$32,491	0%	0%	0%	25%	633
J. A. Haller, M.D.	$141,675	0%	0%	0%	100%	2,761
M. Hidalgo Medina, M.D., Ph.D.	$8,438	0%	0%	0%	25%*	164
D. W. Rice	$145,000	0%	0%	0%	100%	2,826
T. R. Samuels	$195,000	0%	0%	0%	100%	3,800
G. L. Storch(5)	$145,000	0%	0%	0%	100%	2,826
P. R. Yale	$135,000	0%	0%	0%	100%	2,631
*
Per our share retention requirements, directors are required to defer at least 25% of their annual retainer until they attain our share retention requirements. Share retention requirements are evaluated at least quarterly and deferral amounts are appropriately adjusted from time to time to meet this requirement.

2)
Represents aggregate grant date fair value under FASB ASC Topic 718 of deferred share unit and common stock awards granted during 2023. On February 1, 2023, each of the non-employee directors then serving as a director received a grant of 2,807.806 deferred share units valued at $200,000 based on the fair market value of $71.23 on the grant date. The aggregate number of deferred share units held by each of these directors as of December 31, 2023, is set forth below. In some cases, these figures include deferred share units acquired through elective deferrals of cash compensation.

Name	# of Deferred Share Units
P. J. Arduini	47,167
D. L. Bhatt, M.D., M.P.H.	5,506
J. A. Haller, M.D.	22,746
M. Hidalgo Medina, M.D., Ph.D.	9,188
P. A. Price	11,637
D. W. Rice	18,401
T. R. Samuels	42,103
G. L. Storch(5)	82,140
K. H. Vousden, Ph.D.	25,581
P. R. Yale	22,359
3)
There have been no stock options granted to directors since 2006 and except as noted below, no non-employee Director had stock options outstanding as of December 31, 2023. On November 20, 2019, in connection with her appointment to the Board effective upon the closing of the Celgene transaction, Dr. Haller’s stock options from Celgene were converted into BMS stock options. The aggregate number of shares of BMS common stock underlying stock options held by Dr. Haller as of December 31, 2023, is set forth below:

Name	# of Shares Underlying Stock Options
J. A. Haller, M.D.	83,469
4)	Amounts include company matches of charitable contributions under our matching gift program.
5)	Mr. Storch will retire from our Board effective after the 2024 Annual Meeting.
Bristol Myers Squibb 2024 Proxy Statement	33

On behalf of the Compensation and Management Development Committee (when used in this Compensation Discussion & Analysis (“CD&A”), the “Committee” or “CMDC”), I would like to express our sincere gratitude to all BMS employees across the globe whose dedication to advancing our mission enables us to deliver consistently for patients. Our focus remains on supporting and engaging the company’s global workforce—ensuring BMS’ talent development and total rewards programs aid in attracting and retaining top talent while appropriately emphasizing pay for performance in a competitive marketplace, and aligning management’s interests with the interests of our shareholders.
As you know, 2023 marked a change in leadership for the company, with Chris Boerner becoming CEO on November 1. At that time, Giovanni Caforio transitioned from his role as CEO to the Executive Chair position, from which he will step down on April 1, 2024. We previously disclosed the updated compensation arrangements to reflect the change in leadership. The compensation for Chris is predominantly performance-based subject to the attainment of one or more pre-established corporate-wide goals, and places particular importance on long-term value creation. This is consistent with the structure of how we have paid our senior executives. As Executive Chair, Dr. Caforio maintained the same salary and bonus opportunity as he had when he decided to retire from the role of CEO.
We continually evaluate our executive compensation programs and believe they are sufficiently calibrated to drive the management team’s focus on continued strategic execution and delivering long-term, sustainable growth. Under the leadership of the management team, the company has established a younger and more diversified portfolio than ever before, an impressive roster of mid-to-late stage registrational assets, and a deep and innovative early-stage pipeline. Also, through sound management, we built and maintained a strong financial foundation that provides tremendous flexibility to pursue strategic opportunities and return capital to shareholders.
Each year, the CMDC completes a thorough review of our executive compensation program to ensure the program remains properly aligned with our strategic priorities. Among other changes, for the 2023 annual bonus program and 2023-2025 PSUs, we replaced the Total Revenues metric with a metric measuring aggregate In-Line and New Product Revenues, components which are critical to our growth. For 2024, among other changes, we further simplified the annual bonus program by moving to a single revenue metric, replacing the earnings per share metric with operating income, and removing the individual performance factor. Together, these changes further simplified the annual bonus program and allow our senior executives to focus collectively on a set of defined critical priorities that are necessary to meet our long-term strategic goals.
As evidenced by the recent leadership transition, our Company is best served when the Board, and the CMDC are properly focused on thoughtful succession planning and talent development. The orderly transition of our leadership was the product of a multi-year, thoughtful and deliberative process. The CMDC worked together with the Committee on Directors and Corporate Governance, the full Board and external experts to make sure the transition announcement did not disrupt the operations of the company or our commitment to provide medicines to patients faster, and also ensured that key talent below the CEO level was properly retained providing continuity and focus on execution of our strategy. The Committee will continue its longstanding practice of reviewing with the CEO the performance, potential and development opportunities for the senior executives who make up the leadership team, with a view toward prudent succession planning.
Furthering our commitment to empowering employees, the Committee continued to focus on our broader talent development programs. These programs are designed to provide employees with ample opportunities to learn and grow—positioning them to hone new skills and make the greatest possible impact. We are proud of the role employees play in creating a patient-centric culture at BMS and pushing the boundaries of what is achievable across the organization.
We are committed to making sure our compensation program design reflects shareholder perspectives gathered through ongoing engagement efforts. The engagement process is critical, as it gives the Committee diverse viewpoints to consider as part of its annual compensation program review. We are grateful for all input shared with us in the past year, including related to our leadership transition, progress against our inclusion and diversity and ESG priorities, and executive compensation, including the inclusion of key ESG-metrics in our short-term incentive program. We look forward to a continued dialogue.
Finally, it has been an honor to serve as Chair of this Committee and a member of your Board in pursuit of our vision to transform patients’ lives through science. It has been a pleasure to serve with such a dedicated and talented group of individuals, including Peter Arduini, who will succeed me as Chair of the Committee.

Gerald Storch, Chair
Bristol Myers Squibb 2024 Proxy Statement	34

Compensation Discussion
and Analysis
Business Overview
In 2023, Bristol Myers Squibb made meaningful strategic progress and strengthened our growth profile while navigating a dynamic operating environment and furthering scientific innovation. We enhanced and diversified our portfolio and progressed assets that will be catalysts for our success as we navigate a period of losses of exclusivity and other challenges, and build momentum towards becoming one of the fastest growing companies in the sector by the end of the decade - well positioned to deliver sustainable growth. We entered into important collaborations and announced exciting acquisitions to extend our scientific leadership and advance value creation, ensuring we are well positioned to continue delivering transformative medicines for patients. Last year also brought a change in leadership, with Christopher Boerner succeeding Giovanni Caforio as CEO in November.
Critical to our performance in 2023, and the future of our company, was our continued focus on growth, diversification and innovation: bringing truly transformational medicines to patients. Working together, we delivered strong operational and financial results, launched our latest new medicine, Augtyro in the U.S. and received 15 approvals for initial and additional indications in major markets (the U.S., EU and Japan), including for Sotyktu, Breyanzi, Camzyos, and Opdivo. In addition, we achieved significant regulatory and clinical milestones that have strongly positioned the company to successfully renew our therapeutic portfolio and sustain growth over the long term.
Our strategy to focus on transformational innovation has demonstrated success. For example, we have launched 10 new medicines since 2019. We have established leadership positions across oncology, hematology, and cardiovascular. In each of these businesses, we have leading in-line medicines, and are rapidly progressing science to deliver more medicines to more patients faster. We are further enhancing productivity and efficiency within our research and development (R&D) programs—work that is helping us identify assets with an increased probability of making it to market. We have significant short-term launch opportunities and a rich pipeline, with platforms and technologies that provide significant opportunities for new approaches to the treatment of serious diseases. Our financial strength and flexibility, along with our differentiated business development strategy, will allow us to drive long-term value.
Looking ahead, we are writing the next chapter in our long history, and are very excited about where we are as a company. We have entered another period of renewal in our long history of scientific achievements and delivering innovative medicines to patients. We are expanding our registrational portfolio from six to 12 assets while leveraging a very productive engine with a robust early-stage pipeline of more than 30 assets that offer tremendous opportunities for delivering approximately 10 investigational new drugs per year.1 With strong cash flow from legacy brands to invest, we are well positioned for growth and we are confident in our ability to deliver long-term sustainable value. We are carrying significant momentum into 2024 as we pursue opportunities to further enhance efficiency, better execute, and drive growth, which we believe will maximize performance of our portfolio through 2025 and the end of the decade. For example, in 2023, we harnessed business development to advance value creation and build depth in scientific areas of focus. We announced in 2023 (i) the recently completed acquisitions of Karuna Therapeutics, that will strengthen our growing neuroscience portfolio, and Mirati Therapeutics and RayzeBio that add important assets and capabilities to our oncology franchise, and (ii) a global collaboration agreement with SystImmune. Together, these transactions, which closed during the first quarter of 2024, demonstrate our commitment to leveraging creative deal-making to accelerate innovation and create value for our shareholders.
Finally, our strategy extends well beyond the discovery, development and delivery of transformative medicines that help patients prevail over serious diseases. We believe that driving long-term business value is at the heart of living our purpose, from improving access and affordability to advancing inclusion and diversity and health equity in our communities. To that end, we announced new aspirational workforce representation goals for Executive Directors and above (ED+) to strengthen our internal pipeline of talent and the next generation of leadership at BMS. For further discussion on these initiatives and our progress to date, please see discussion under “Inclusion & Diversity Aspirational Goals and Health Equity Commitments” beginning on page 40.
Pay Program
We believe our pay programs, and particularly our incentive design, should reinforce our strategic priorities. For 2023, our executive pay programs remained focused on the company’s mission to discover, develop and deliver innovative medicines.
Our compensation and benefits programs are harmonized to support one culture and focused on engaging our workforce, including an incentive metric for executives on inclusive employee engagement. In 2023, we removed the previous Total Revenues metric and replaced with a metric measuring aggregate In-Line and New Product Revenue—as these two components of our product portfolio are critical to our growth.
Throughout 2023, we continued to implement unified benefits and work-life programs across all of the markets we operate in. This has been a multi-year project which commenced in 2019 following the Celgene acquisition closing, and has allowed us to implement programs consistent with our global minimum standards. In some countries, this will continue into 2024. We are continuing to respond to changing cultural, economic and workforce dynamics, particularly as it relates to the well-being of our workforce.
Bristol Myers Squibb 2024 Proxy Statement	35

This Compensation Discussion and Analysis describes the actions taken by the Committee in more detail as applied to our Named Executive Officers. In particular, the compensation program for 2023 was designed to provide the Committee with the tools and flexibility to appropriately incentivize, reward and retain our executives and align pay with company performance and our evolving strategic priorities.
2023 Named Executive Officers
This CD&A is intended to explain how our executive compensation program is designed and how it operates for our 2023 named executive officers, whom we refer to collectively as “Named Executive Officers” or “NEOs”. Our Named Executive Officers include our current Executive Officers listed below as well as Dr. Caforio, our former CEO, and Ms. Mily, our former Executive Vice President, Strategy & Business Development who left the Company on March 15, 2024. The table below lists our 2023 NEOs.
Name	Principal Position
Christopher Boerner, Ph.D.	Chief Executive Officer
David V. Elkins	EVP and Chief Financial Officer
Samit Hirawat, M.D.	EVP and Chief Medical Officer, Head of Development
Sandra Leung	EVP and General Counsel
Giovanni Caforio, M.D.	Executive Chair of the Board and Former Chief Executive Officer
Elizabeth Mily(1)	EVP, Strategy & Business Development
(1)
In the fourth quarter of 2023, the Business Development and Strategy organization was reorganized and this resulted in the involuntary termination “without cause” (as defined in the Company’s Senior Executive Severance Plan and our Stock Award and Incentive Plan) of Elizabeth Mily, who held the position of Executive Vice President, Strategy & Business Development at that time. Ms. Mily separated from the company on March 15, 2024. In connection with her departure, she was entitled to (i) severance benefits in accordance with the Company’s Senior Executive Severance Plan and (ii) pro-rated vesting of Market Share Units (MSUs), Performance Share Units (PSUs) and Restricted Stock Units (RSUs), in accordance with the Company’s equity award agreements under the Company’s 2012 and 2021 Stock Award and Incentive Plans. She also received an annual bonus payout for 2023 in the amount of $895,000, in accordance with the Company’s Senior Executive Performance Incentive Plan.

2023 Chief Executive Officer Succession
As previously announced on April 26, 2023, Dr. Caforio decided to retire as Chief Executive Officer of the Company, effective as of November 1, 2023. Following his retirement as Chief Executive Officer, Dr. Caforio assumed the role of Executive Chair of the Board through April 1, 2024. On October 25, 2023, we announced that Dr. Caforio advised the Board that he would not stand for re-election to the Board at the 2024 Annual Meeting of Shareholders, and would retire from the Board, effective April 1, 2024. In connection with Dr. Caforio’s retirement, our Board appointed Christopher Boerner, Ph.D., to serve as our new Chief Executive Officer effective November 1, 2023. In addition, effective April 1, 2024, immediately after Dr. Caforio’s retirement from the Board, Dr. Boerner will also serve as Chair of the Board in addition to Chief Executive Officer.
Dr. Boerner’s Compensation Arrangements
In advising our Board on Dr. Boerner’s compensation, our Committee’s independent consultant, Farient Advisors LLC, considered his tenure and experience, the timing of his appointment and market compensation levels for CEOs at our peer companies. Based on these factors our Committee recommended, and our Board approved, Dr. Boerner’s compensation, effective November 1, 2023:
Annual Base Salary: Increased from $1,300,000 to $1,500,000	Annual Target Bonus Opportunity: Increased from 120% to 150% of base salary	Annual Total Target Cash Compensation: Increased from $2,860,000 to $3,750,000
Long-term Incentive:

•  Effective March 10, 2023, in his role as Chief Commercialization Officer, he received long-term incentive awards with a value of $4,600,000, representing a grant at 136% of target. Consistent with the design of the long-term executive program for all executives, Dr. Boerner received 60% of his March 10, 2023 award as performance share units ($2,760,000) and 40% of as market share units ($1,840,000).

•  Effective November 1, 2023, to align Dr. Boerner’s long-term incentive value for his position as Chief Executive Officer, he received an additional long-term incentive award valued at $1,600,000, which brought the total value of his long-term incentive award for 2023 to $6,200,000. Consistent with his March 10, 2023, award, he received 60% in the form of performance share units ($960,000) and
40% as market share units ($640,000).

Severance Benefits: There were no changes to Dr. Boerner’s severance benefits in the event he is terminated involuntarily, not for cause and absent a change in control in his role as Chief Executive Officer. He is eligible to receive severance pay equal to two times his base salary. This is the same level of benefit available to all other Named Executive Officers.
Bristol Myers Squibb 2024 Proxy Statement	36

Change in Control: There were no changes to Dr. Boerner’s severance benefits in the event of a change in control in his role as Chief Executive Officer. His benefits are the same as those available to the majority of our other Named Executive Officers.
Perquisites: Dr. Boerner will receive the same company perquisites available to other Named Executive Officers, which are limited to financial planning and counseling services and company-paid annual executive wellbeing checkups.
Total Compensation Package: Dr. Boerner’s total compensation package is positioned at approximately the 25th percentile among Chief Executive Officers within our current primary peer group and PHRA survey peers. The Committee believes Dr. Boerner’s compensation package positions him appropriately among his peers when taking multiple factors into consideration, including Dr. Boerner’s new tenure as Chief Executive Officer.
Dr. Caforio’s Transition Arrangements
In order to compensate Dr. Caforio for his work as Executive Chair of the Board for the transition period of November 1, 2023, through April 1, 2024, the Committee recommended and our Board approved Dr. Caforio’s compensation as Executive Chair as described below:
Annual Base Salary: Remains unchanged at $1,775,000	Annual Target Bonus Opportunity: Remains unchanged at 150% of base salary
Long-term Incentive: Dr. Caforio’s most recent long-term incentive award was granted March 10, 2023, in his role as CEO. Dr. Caforio did not receive any additional long-term incentive awards in connection with his role as Executive Chair and did not receive any annual long-term incentive awards on March 10, 2024.
2023 Business Results
2023 was a year of strong growth for our in-line and new product portfolios, and we had significant clinical and regulatory achievements, as well as promising business development transactions that broadened our product portfolio and advanced our pipeline.
Key 2023 Financial Performance Highlights
Total Revenues of $45.0B a decrease of 2% compared to 2022.	GAAP diluted EPS of $3.86 an increase of 31% compared to 2022.[1]	Non-GAAP diluted EPS of $7.51 a decrease of 2% compared to 2022.[1]	A quarterly dividend increase of 5.6% marking an increase for the 14th year in a row.
Completed Key Business Development Transactions
Business development remains a core element of our strategy and we recently executed several notable transactions across different disease areas, including:
•
In October 2023, we entered into a definitive merger agreement to acquire Mirati Therapeutics. The transaction will provide us with rights to Krazati (adagrasib) and MRTX1719, among other assets. Krazati is approved by the FDA as a second-line treatment for patients with KRASG12C mutated locally advanced or metastatic NSCLC and is in clinical development in combination with a PD-1 inhibitor as a first-line therapy for patients with NSCLC, as well as in other indications. MRTX1719 is in Phase I development. The acquisition closed in the first quarter of 2024.

•
In December 2023, we announced a global strategic collaboration agreement with SystImmune for the co-development and co-commercialization of BL-B01D1, a bispecific topoisomerase inhibitor-based anti-body drug conjugate which targets both EGFR and HER3 and is currently being evaluated in a Phase I clinical trial for metastatic or unresectable NSCLC.

•
In December 2023, we entered into a definitive merger agreement to acquire RayzeBio. The transaction provides us with RayzeBio’s actinium-based radiopharmaceutical platform and their lead asset, RYZ101, which is in Phase III development for treatment of gastroenteropancreatic neuroendocrine tumors and in early-stage development for other tumor types. The acquisition closed in the first quarter of 2024.

•
In December 2023, we entered into a definitive merger agreement to acquire Karuna Therapeutics. The transaction provides us with rights to KarXT (xanomeline-trospium), an antipsychotic with a novel mechanism of action and differentiated efficacy and safety, among other assets. KarXT is an antipsychotic with a novel mechanism of action and differentiated efficacy and safety, is currently under review by the FDA for the treatment of schizophrenia in adults and was accepted for review by the FDA with a PDUFA date of September 26, 2024. KarXT is also in registrational trials for both adjunctive therapy to existing standard of care agents in schizophrenia and for the treatment of psychosis in patients with Alzheimer’s disease. The acquisition closed in the first quarter of 2024.

[1]
GAAP and non-GAAP diluted EPS include the net impact of Acquired IPRD charges and licensing income of ($0.28) in 2023 and ($0.24) in 2022. Acquired IPRD refers to certain in-process research and development (“Acquired IPRD”) charges resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights.

Bristol Myers Squibb 2024 Proxy Statement	37

Delivered Strong Commercial Performance
Strong commercial execution, particularly for our in-line and new product portfolios despite challenges of increased competition and a dynamic regulatory and macro-economic environment.
Net sales for In-Line Products were $34.3 billion compared to $33.3 billion in the prior year, representing an increase of 3%, or 4% excluding foreign exchange.	Net sales for New Product Portfolio were $3.6 billion compared to $2.0 billion in the prior year, representing an increase of 77%, or 76% excluding foreign exchange.	Net sales for Recent LOE Products were $7.1 billion compared to $10.8 billion in the prior year, representing a decrease of 34% both as reported and excluding foreign exchange.
In-Line Products were largely driven by: • Net sales of Eliquis of $12.2 billion; and • Net sales of Opdivo of $9.0 billion.	New Product Portfolio was largely driven by: • Net sales of Reblozyl of $1.0 billion; and • Net sales of Opdualag of $627 million.	Recent loss of exclusivity (LOE) Products were largely driven by: • Net sales of Revlimid of $6.1 billion.
Achieved Positive Clinical and Regulatory Achievements
We leveraged our leading science and clinical development capabilities to achieve significant milestones:
•	We launched Augtyro, a next-generation TKI, for the treatment of adult patients with locally advanced or metastatic ROS1-positive non-small cell lung cancer (NSCLC).
•
We received 15 approvals from the FDA and other major markets, including: (i) U.S. and EU approval of Opdivo as a monotherapy for the adjuvant treatment of melanoma, expanding upon the existing adjuvant treatment for melanoma patients; (ii) FDA approval of Reblozyl in the as a first-line treatment of anemia without previous erythropoiesis stimulating agent use in adult patients with very low- to intermediate-risk myelodysplastic syndromes (MDS) who may also require red blood cell transfusions, regardless of ring sideroblast status; and EU approval for an additional indication for adult patients with anemia associated with non-transfusion-dependent beta thalassemia; (iii) Japan and EU approvals of Opdivo in combination with platinum-based chemotherapy for the neoadjuvant treatment of patients with resectable NSCLC; (iv) EU approval of Camzyos for the treatment of symptomatic obstructive hypertrophic cardiomyopathy (HCM) in adult patients, and US approval of supplemental new drug application (sNDA) with data added to the label showing that treatment significantly reduced the composite endpoint of guideline-based eligibility for septal reduction therapy (SRT) at Week 16 or the decision to proceed with SRT prior to or at Week 16; (v) EU approval of Breyanzi for the second-line treatment of diffuse large B-cell lymphoma in adults; (vi) EU approval for Sotyktu for treatment of adults with moderate-to-severe plaque psoriasis; (vii) US approval of Augtyro (repotrectinib) for the treatment of adult patients with locally advanced or metastatic ROS1+ NSCLC; (viii) Japan approval of an additional indication for Abecma for patients with relapsed or refractory multiple myeloma (RRMM) who have received at least two prior therapies, including an immunomodulatory agent, a proteasome inhibitor, and an anti-CD38 antibody; and (ix) EU approval for the Eliquis (apixaban) Type II-088 variation to reflect the pediatric prevention data of PIP01 in the Eliquis Product Information (PI).

•
We achieved all high value approvals, including (i) Opdivo for adjuvant melanoma Stage IIB/C (US); (ii) Opdivo for neo-adjuvant NSCLC (EU, JP, CN); (iii) Breyanzi for the second-line treatment of diffuse large B-cell lymphoma (EU); (iv) Sotyktu for treatment of adults with moderate-to-severe plaque psoriasis (EU, CN); and (v) Camzyos for the treatment of symptomatic obstructive hypertrophic cardiomyopathy (HCM) in adult patients, among others.

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*	In-Line Products include Eliquis® (apixaban), Opdivo® (nivolumab), Orencia® (abatacept), Pomalyst®/Imnovid® (pomalidomide), Yervoy® (ipilimumab), Sprycel® (dasatinib), and Mature and other products.
**
New Product Portfolio includes Reblozyl® (luspatercept-aamt), Opdualag® (nivolumab and relatlimab-rmbw), Abecma® (idecabtagene vicleucel), Zeposia® (ozanimod), Breyanzi® (lisocabtagene maraleucel), Camzyos® (mavacamten), SotyktuTM (deucravacitinib), Onureg® (azacitidine tablets), Inrebic® (fedratinib), and AugtyroTM (repotrectinib).

***	Recent LOE Products include products with significant decline in revenue from the prior reporting period as a result of a loss of exclusivity.
†
GAAP and non-GAAP diluted EPS include the net impact of Acquired IPRD charges and licensing income of ($0.28) in 2023 and ($0.24) in 2022. A reconciliation of GAAP to non-GAAP measures can be found on our website at bms.com. See “Quarterly package of financial Information” available on bms.com/investors for information on the list of specified items excluded from Non-GAAP EPS.

Bristol Myers Squibb 2024 Proxy Statement	39

Inclusion & Diversity Aspirational Goals and Health Equity Commitments
At Bristol Myers Squibb, our vision to transform patients’ lives through science gives us purpose and drives our patient-centric mission to discover, develop and deliver innovative medicines that help patients prevail over serious diseases.
We have a long legacy of addressing health inequities and we know there is more work to be done. For patients to thrive, thoughtful care must go beyond the treatment room. Our approach to setting new standards across our business requires a reimagined and accelerated focus, one that prioritizes inclusive practices and systems that address the root cause of health inequities, including those that may be caused by social determinants of health.
In August 2020, the company and the Bristol Myers Squibb Foundation announced that each would invest $150 million over five years, totaling $300 million to address our health equity commitments. In addition, the company also announced inclusion and diversity aspirational goals. Together, these initiatives are currently focused on five key priorities: 1) addressing health disparities, 2) increasing clinical trial diversity, 3) enhancing our supplier diversity program, 4) expanding our U.S. & Puerto Rico Employee Giving Program and 5) increasing our workforce diversity at the executive levels.
1 addressing health disparities	2 increasing clinical trial diversity	3 enhancing our supplier diversity Program	4 expanding our U.S. & Puerto Rico Employee Giving Program	5 increasing our workforce diversity at the executive levels
Inclusion and Diversity Aspirational Goals and Health Equity Commitments

Health Disparities	Accelerate disease awareness and education programs with at-risk patients; improve access to care; advocate for policies that promote health equity		$50 million	Award $50 million in U.S. health equity grants in BMS therapeutic areas by the end of 2025
Clinical Trial Diversity	Identify and activate at least 25% of U.S. sites participating in new clinical trials in racially and ethnically diverse metro areas in the U.S.		$100 million
Commit $100 million to design and create a national program to train, engage, and support 250 early-stage investigator physicians and 250 medical students to help transform the diversity in the clinical trial landscape

Supplier Diversity	$1 billion	Maintain annual spend of $1 billion globally with small and diverse-owned businesses
Employee Giving			2-to-1 match	Provide a 2-to-1 match through the Bristol Myers Squibb Foundation for U.S. and Puerto Rico employee donations to anti-discrimination and social justice organizations
Workforce Representation
Enhance leadership capabilities on inclusive talent practices to progress the aspirational workforce representation goals established for Executive Director level and above in the U.S. by year-end 2025.

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Bristol Myers Squibb and the Bristol Myers Squibb Foundation:
Inclusion & Diversity impact by the numbers

Diversity in clinical trials: Bringing clinical trials to diverse communities

58%

of U.S. clinical trial sites were located in highly diverse communities in 2023

U.S. executive representation by race/ethnicity

6.3%

of U.S. executives were Black/African American at year-end 2023

6.5%

of U.S. executives were Latino/ Hispanic at year-end 2023

Addressing health disparities in the U.S.

~$118.3M

across 749 grants was awarded to support the health disparity efforts of non-profit organizations and external partners in 2020-2023

Supplier diversity spending

>$1B

in spending with diverse businesses in 2023

53%

growth in supplier diversity spending between 2020 and 2023

Bristol Myers Squibb Foundation[1] Robert A. Winn Diversity in Clinical Trials Award Program

151

early-stage investigator physician scholars and 100 medical students selected for the Winn Awards Program

~68%

of Winn Career Development Award scholars chosen for the program identify as underrepresented in medicine

Bristol Myers Squibb Foundation Employee Giving Program

~$1.6M

awarded to anti-discrimination and social justice organizations (September 2020 – December 2023)

[1] Bristol Myers Squibb donates to the Bristol Myers Squibb Foundation, an independent charitable organization

Human Capital Management
We believe that our approximately 34,000 employees represent the best and the brightest people in the industry. They are the foundation of our success and our competitive advantage. They work together to bring our mission to life to help patients prevail over serious diseases.
Bristol Myers Squibb is a science-based company, but first and foremost, we are a global community of compassionate professionals who are devoted to helping improve the lives of patients. Our people are the heart and soul of our globally unified culture. Our People Strategy is designed to foster an energizing and engaging work experience to not only attract and retain crucial talent that reflects the diverse cultures, backgrounds, and experiences of our patients and communities around the world, but also to optimize individual and collective potential in the workplace. We strive to inspire career experiences that enable our people to realize their own career aspirations; nurture healthy, energizing and flexible workplaces that foster collaboration and innovation; cultivate an inclusive environment where everyone feels a sense of belonging and valued for their unique perspectives; and excel in the pursuit of science and innovation for patients.
The company remains fully committed to equal employment opportunity principles and to the development, advancement and engagement of all employees, including those employees of all genders, races and additional dimensions of diversity. BMS believes that this approach enables the company to engage a broader set of diverse experiences, backgrounds and perspectives to drive well-informed decisions, ideas, and equitable outcomes for all.
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Gender Executive Parity
BMS achieved gender parity in the overall workforce population in 2015 and has achieved near gender parity at the executive levels as of December 2022.
•
Aspirational Workforce Representation Goals for Executives BMS remains steadfast in its commitment to creating an inclusive and welcoming work environment for all BMS employees globally. Following the progress made on executive representation since 2020, BMS extended the workforce representation aspirational goals to year-end 2025 and expanded the scope to include Executive Directors and above to strengthen our internal pipeline for the next generation of BMS leadership. To help build even stronger employee engagement and to progress the aspirational goals, in 2024 BMS will enhance leadership capabilities by educating leaders on inclusive talent practices and engagement.

Health Equity Commitments
In addition, to advance our health equity commitments, we announced an additional investment of 10 million in grant funding during 2023 to 17 U.S. organizations focused on addressing social determinants of health, including healthcare access and literacy to help close gaps and increase access to healthcare. We are proud of the journey and progress made to date on our inclusion & diversity aspirational goals and health equity commitments, and we are conscious that we still have more to do and are committed to further transparency and continued sharing of our progress.
Employee Engagement
Our eight People and Business Resource Groups (“PBRGs”) represent a key strategic lever we use to support the business objectives, career advancement and development needs of our employees. Each PBRG is focused on a specific dimension of diversity. Our more than 14,500 PBRG members who span over 200 chapters in 41 countries as of December 2023, have applied their perspectives and experiences to drive our patient-focused mission within BMS and in the communities where we live and work. Approximately 41% of BMS employees are members of one or more PBRG.
Our PBRGs are sponsored by members of our executive leadership team and are led by a full-time dedicated global leader who reports directly to a member of the executive leadership team. Our PBRGs include the Black Organization for Leadership and Development, the Bristol Myers Squibb Network of Women, the Cultivating Leadership and Innovation and Multigenerational Belonging, the Disability Advancement Workplace Network, the PRIDE Alliance, the Organization for Latino Achievement, the Pan Asian Network and the Veterans Community Network.
We also routinely conduct confidential surveys of our global workforce, which provide feedback on employee satisfaction and engagement and cover a variety of topics such as company culture and values, execution of our strategy, inclusion, and individual development, among other topics. Survey results are reviewed by our executive officers and Board of Directors, who analyze areas of progress or opportunity both at a company level as well as at a function level. Individual managers use survey results to implement actions and activities intended to increase the engagement and wellbeing of our employees. We believe that our employee engagement initiatives, competitive pay, benefit programs and career growth and development opportunities help increase employee satisfaction, tenure and reduce voluntary turnover. The average global tenure of our employees is approximately seven years. Given the criticality of an engaged and motivated workforce, select employee engagement goals are incorporated in our annual bonus program metrics for our most senior executives.
Compensation, Wellbeing, Employee Health and Safety
We provide highly competitive benefits, compensation and work-life offerings that reflect a comprehensive rewards and well-being strategy to enable our workforce to deliver on our business strategy and transform patients' lives through science.
Compensation: Our compensation programs include market competitive base salaries, annual incentives that recognize and reward company performance as well as individual results that are aligned with our BMS Values (defined below), and long-term equity incentives that focus employees on long-term value creation. We also offer sales-based incentives, special allowances, and peer-to-peer individual recognition. With respect to executives, a substantial proportion of their pay is variable and at-risk based on our financial and operational results, and delivered in the form of equity. This supports the alignment of our executive compensation plan with the creation of long-term value for our shareholders.
Wellbeing: We are committed to prioritizing the wellbeing of our workforce through Living Life Better, our strategy for encouraging the physical, emotional, work life, and financial wellbeing of our employees. To ensure global consistency, local relevance, and competitiveness under Living Life Better, we've established a framework with a global set of standards concentrated on five key areas: inclusive benefits, mental health, family care, people with disabilities and caregivers, and all gender preventive care. This framework enhances employee experience, removes barriers to access, and improves health outcomes. Living Life Better is grounded in science and emphasizes flexibility and inclusion, ensuring our employees have the support that best meets their individual needs at the right moment. Our signature Living Life Better programs include physical, emotional, work life, and financial programs that are summarized below.
Employee Health and Safety: We are committed to protecting our workforce, communities and patients, thereby ensuring the continued supply of life-saving medicines. Our goal is to ensure that all employees, contractors, and visitors to our sites, can work or conduct their visit safely. We provide a comprehensive in-house Occupational Health service with the primary objective of ensuring that any work-related illness or disease is identified early so that worker health can be protected. A range of medical assessments including fitness-for-duty, pre-placement, reproductive health, travel health and wellness checks are also conducted. Employees with disabilities or returning from illness are supported through a rigorous, ADA compliant, accommodations process where necessary.
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Compensation, Recognition & Living Life Better Overview

Employee share ownership
As noted above, we grant long-term incentives in the form of equity-based compensation, with vesting conditions, as part of our compensation strategy to create an ownership culture and better align employees’ interests with those of our shareholders. A total of approximately 11,998,457 Restricted Share Units (“RSU”), Market Share Units (“MSU”) and Performance Share Units (“PSU”) awards were granted in 2023. Of those awards, our NEOs received MSU and PSU grants in 2023 of approximately 559,506 units, of which 100% are performance-based and at risk; and all other employees received grants in 2023 of approximately 11,438,951 units. In addition, non-employee directors received grants in 2023 of approximately 44,794 units.
Shareholder Engagement
In 2023, we reached out to more than 50 of our top shareholders, representing roughly 52% of our total shares outstanding. As in previous years, we engaged on many important topics related to our executive compensation and corporate governance programs, including the recent leadership transition in November 2023, board composition and leadership, company strategy (including commercial execution and impact of changes in the regulatory environment), and progress against our inclusion and diversity and ESG priorities, including the inclusion of ESG metrics in our incentive programs. The feedback we received from shareholders was generally positive and supportive of our governance practices and our compensation program. Our 2023 say-on-pay proposal was approved by 92% of our shareholders, confirming continued support for our executive compensation program.
We used the feedback from these engagement conversations as vital input into Committee discussions. The Committee remains committed to ongoing shareholder engagement and it will continue to actively consider shareholder feedback as it evaluates and adjusts our executive compensation program in the future.
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Executive Compensation Program Overview
Highlights of 2023 Compensation Program
For 2023, the Committee reviewed our program in light of our strategic priorities and as a result, we have made a change to our incentive plans revenue metric to balance short term priorities with the longer-term goal of revenue renewal through the remainder of the decade as well as sustainable long-term growth. Accordingly, for the 2023 annual bonus and 2023-2025 PSUs, we removed the previous Total Revenues metric and replaced with a metric measuring aggregate In-Line and New Product Revenue—as these two components of our product portfolio are critical to our growth. Additionally, for 2023-2025 PSUs, to simplify measurement and reduce variability, the measurement of relative Total Shareholder Return (TSR) was changed to a spread methodology using Relative Total Shareholder Return Compound Annual Growth Rate (“rTSR CAGR”).
Certain modifications, highlighted below, describe these updates to the 2023 executive compensation program from 2022 that were made to encourage and reward our executives’ ongoing commitment to execute on our long-term strategic priorities.
2023 Design Supports Revenue Renewal and Execution of Our Core Strategy:
Base Salary
•  Allows us to attract and retain talent in a highly competitive labor market
•  Based on specialized qualifications, experience and role impact, and pay levels of comparable positions within peer group
•  Salary increases based on competitive market, individual performance and size of company-wide annual budget

Annual Incentive (Paid in cash)	Company Performance Factors			Individual Performance Factor
	EPS	Critical measure of annual profitability, aligning our employees with our shareholders
•  Committee judgment applied against pre-defined and measurable operational, financial, and strategic objectives
•  Clear performance objectives are set at the beginning of each year to align with our company’s goals
•  Executives are assessed on “Results” and demonstration of “Values”—assessments are used as the basis for making individual compensation decisions

	In-Line and New Product Revenue	Foundation of long-term sustainable growth and competitive superiority
	New Product Portfolio	Increases focus on strategic priority of revenue renewal
	Pipeline	Near-Term Value	Have evolved to: • Drive improved decision-making and operational rigor • Ensure alignment with combined company’s portfolio
Long-Term Growth Potential
Qualitative Overlay
	ESG Scorecard	Aligned to our commitments on sustainability and social impact
Long-Term Incentive (Paid in shares)
•  Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders — Operating Margin (25%), In-Line and New Product Revenue (40%) and relative Total Shareholder Return CAGR (35%), each measured over an applicable three-year performance period.

•  Important component of attracting specialized talent
•  Rewards creation of incremental shareholder value
•  Provides a mix of short, medium and long-term performance periods
• Multi-year vesting helps to promote retention while maintaining pay-
for-performance link

Bristol Myers Squibb 2024 Proxy Statement	44

Looking Forward: 2024 Compensation Program
2024 marks a critical period––we are writing the next chapter in our long history, and from now through the remainder of the decade, we are singularly focused on our long-term strategic priorities of revenue renewal, rapidly progressing science to deliver more medicines to more patients faster, and further enhancing productivity and efficiency within our research and development (R&D) program to identify assets with an increased probability of making it to market. The CMDC reviewed our program in light of our strategic priorities to ensure alignment.
For the 2024 annual incentive plan, 35% is based on achieving growth portfolio revenue, 30% is based on achieving operating income, together accounting for a total of 65% of the annual incentive plan. The remaining 25% portion is based on our pipeline progression and, for senior executives, 10% on performance against our ESG priorities. The annual incentive plan has been updated to remove individual performance from the calculation of our NEOs’ and senior executives payouts. This is an important change as it reinforces the necessity for our senior leaders to work together on the achievement of our most critical priorities, which are represented by our company performance goals.
Additionally, for the long-term incentive plan 2024 performance share unit awards, the revenue metric is also based on growth portfolio revenue and, consistent with prior years, the earnings metric is based on operating margin. The remaining 35%, consistent with prior years, is based on relative TSR. For 2024 market share units, performance will be measured using our Total Return (i.e., share price growth and dividends paid over the performance period) over a three-year period, with the entire award vesting at the end of the three-year period. The change to measure performance based on Total Return aligns to our investment profile, which provides returns to our shareholders through both share price growth and our dividend yield. By measuring performance over three years, with vesting occurring at the end of this period, we have aligned the performance period with our performance share units, to create consistency in how we measure performance and returns, while also strengthening the retentive value of these awards.
Together, these changes further simplify the compensation program and provides greater clarity to executives so they can focus on executing the company’s strategy and driving sustainable long-term value for our shareholders.
Bristol Myers Squibb 2024 Proxy Statement	45

Base Salary
•  Allows us to attract and retain talent in a highly competitive labor market
•  Based on specialized qualifications, experience and role impact, and pay levels of comparable positions within peer group
•  Salary increases based on competitive market and size of company-wide annual budget

Annual Incentive (Paid in cash)	Company Performance Factors			Individual Performance
	Operating Income New for 2024	Critical measure of annual profitability, aligning our employees with our shareholders		• No individual performance component. Payout based solely on the company performance
	Growth Portfolio Revenue (35%) New for 2024	• Foundation of long-term sustainable growth and competitive superiority. • Increases focus on strategic priority of revenue renewal.
	Pipeline	Near-Term Value	Have evolved to: • Drive improved decision-making and operational rigor • Ensure alignment with combined company’s portfolio
Long-Term Growth Potential
Qualitative Overlay
	ESG Scorecard	Aligned to our commitments on sustainability and social impact
Long-Term Incentive (Paid in shares)
•  Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders — Operating Margin (25%), Growth Portfolio Revenue (40%) and relative Total Shareholder Return CAGR (35%), each measured over an applicable three-year performance period.

•  Rewards stock price appreciation, inclusive of the value of dividend equivalents accumulated during the performance period
•  Important component of attracting specialized talent
•  Rewards creation of incremental shareholder value
•  Promotes retention while maintaining pay-for-performance link

Executive Compensation Philosophy and Principles
At Bristol Myers Squibb, the cornerstone of our compensation philosophy and program structure is aligning pay to the achievement of both our short-term and long-term goals, engagement of our employees, the achievement of our mission and the delivery of value to our shareholders.
Each year, when evaluating company and senior management performance and making its pay decisions, the Committee considers our compensation philosophy and program structure, which underscores competitive compensation and pay for performance, with the goal of striking the appropriate balance among (i) directly aligning executives’ compensation with the fulfillment of our mission and the delivery of shareholder value, (ii) making a substantial portion of our executives’ compensation variable and at risk based on operational, financial, strategic and share price performance, and (iii) attracting, retaining and engaging executives who are capable of leading our business in a highly competitive, complex, and dynamic business environment. In addition, the Committee considers the information and recommendations it receives and may exercise discretion in modifying any recommended adjustments or awards to executives based on considerations it deems appropriate.
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After reviewing our financial and operational performance, our share price performance, and the individual performance of our executives, the Committee determined that the compensation of our executives under the program design continues to be appropriate.

In 2023, the Committee reviewed how all the elements of our compensation program design worked together, focusing on the balance between short-term and long-term compensation and performance, top-line and bottom-line results, absolute and relative factors, and internal and market-based performance metrics. In evaluating 2023 performance, the Committee determined that the compensation of our executives appropriately reflects:
•  our financial and operational results;
•  the execution and advancement of the company’s long-term strategy in 2023;
•  the Committee’s holistic assessment of the individual performance of our executives; and
•  the execution of key regulatory milestones to renew our portfolio.
We believe that the execution of our strategy will continue to create sustainable long-term value for shareholders.

Our Executive Compensation Philosophy Focuses on Two Core Elements:
Competitive Compensation
•  We operate in a highly complex and competitive business environment that requires that we attract, retain and engage executives capable of leading our business.
•  By providing compensation that is competitive with our peer companies, we reduce the risk that our competitors can successfully recruit our executives. We are also able to maintain the highest ongoing levels of engagement of these talented executives to facilitate and sustain high performance.

Pay for Performance
•  We structure our compensation program to closely align the interests of our executives with those of our shareholders.
•  We believe that an executive’s compensation should be directly tied to helping us achieve our mission and deliver value to our shareholders. Therefore, a substantial portion of our executives’ compensation is variable and at risk based on operational, financial, strategic and share price performance.

Based on this philosophy, our compensation program is designed with the following principles in mind:
  to pay our employees equitably based on the work they do, the capabilities and experience they possess, and the performance and values they demonstrate (including integrity, passion, innovation, accountability, urgency and inclusion);
  to promote an inclusive and diverse work environment that enables us to leverage and optimize the unique perspectives and experiences of our diverse workforce as a competitive advantage;
  to motivate our executives and all our employees to deliver high performance with the highest integrity; and
  to implement best practices in compensation governance, including risk management and promotion of effective corporate policies.
Benchmarking Analysis and Compensation Peer Groups
Benchmarking Approach
In general, our executive compensation program seeks to provide total direct compensation at the median of our primary peer group and/or Willis Towers Watson Pharmaceutical Human Resources Association Executive Compensation Survey (the “PHRA Survey”) peers (as defined below) when targeted levels of performance are achieved. In any given year, however, total direct compensation for a particular executive may be above or below the median of our primary peer group due to multiple factors. These factors include qualifications, experience, responsibilities, contribution, individual performance, role criticality and/or potential as well as attracting and retaining talent within the highly competitive biopharmaceutical industry. We define total direct compensation as base salary plus target annual incentive award plus the grant date fair value of annual long-term equity incentive awards. Providing competitive pay when targeted levels of performance are achieved allows us to attract and retain the talent we need to continue driving performance, while enabling us to maintain a competitive cost base with respect to compensation expense.
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Benchmarking Process
The Committee’s independent compensation consultant annually conducts and shares with the Committee a review of compensation for our Named Executive Officers, including compensation information compiled from publicly filed disclosures of our primary and extended peer groups as well as the PHRA Survey. Pay levels of our primary and PHRA Survey peers, among other factors, are used as a reference point when determining individual pay decisions (i.e., base salary levels, target annual incentive levels and long-term equity incentive award size). For 2023, the independent compensation consultant was Farient Advisors LLC (“Farient”).
The market data as applicable, is determined for our CEO and CFO and our other NEOs based on the prior year’s compensation and is reviewed by the Committee to inform compensation decisions made in March of each year as follows:
	Data Source	Weighting
CEO and CFO	• Blended Peer Proxy and PHRA Survey Data	• 50% Proxy Data and 50% Survey Data
Other NEOs	• PHRA Survey Data	• 100% Survey Data
2023 Peer Groups
We regularly monitor the composition of our peer groups and make changes when appropriate. The Committee, with the help of Farient, reviewed our peer groups for 2023 and determined that all of the peer companies continued to be appropriate and that we would not make any changes to the peer groups. Our peer groups in 2023 consisted of the following companies:

1)	Our extended peer group includes the primary peer group plus the five listed companies based outside the U.S.
Primary Peer Group and PHRA Survey Peers: The Committee believes the companies included in our 2023 primary peer group are appropriate given the unique nature of the biopharmaceutical industry. The companies from these two peer groups represent our primary competitors for executive talent and operate in a similarly complex regulatory and research-driven environment.
In determining our primary peer group, we believe emphasis should be placed on whether a company competes directly with us for the specialized talent necessary to further drive our success in creating the leading global biopharmaceutical company. We also consider company size in determining our peer group. In particular, BMS’ revenue approximates the median 2022 revenue of our primary peer group. The median revenue of our primary and extended peer groups were $43.3 and $48.5 billion, respectively.
Extended Peer Group: We also selectively utilize an extended peer group, which comprises the eight companies in our primary peer group plus five companies based outside the U.S. This extended peer group as well as PHRA Survey data serves as an additional reference point for compensation practices, including an understanding of the competitive pay environment as it relates to the global nature of both our business and the competition for talent. Our extended peer group is also used to determine the relative Total Shareholder Return (“TSR”) component of our performance share unit awards.
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2023 Compensation Program -
Named Executive Officers
2023 Target Compensation Benchmarks
Dr. Boerner’s target compensation approximated the 25th percentile of Chief Executive Officers within our primary peer group and PHRA Survey peers. The Committee believes Dr. Boerner's compensation package positions him appropriately among his peers when considering multiple factors, including his tenure as an executive officer and our CEO and provides opportunities for growth based upon assessment of his performance as CEO. On average, our other Named Executive Officers were generally between the median and the 75th percentile of our primary peer group, with some variation by position.
The following charts provide an overview of the 2023 executive compensation components for the CEO and other NEOs, as originally granted, and highlights the percentage of target compensation that is variable and at risk.
2023 CEO TARGET PAY MIX	AVERAGE NEO TARGET PAY MIX (EXCL. CEO)

• CEO target compensation approximated the 25th percentile of our primary peer group		• NEO target compensation between the median & 75th percentile of our primary peer group
84% of target pay is performance-based	65% of target pay delivered in long-term equity incentives with multi-year vesting	80% of NEO target pay is performance-based	61% of NEO target pay delivered in long-term equity incentives with multi-year vesting
This target pay mix supports the core elements of our executive compensation philosophy by emphasizing long-term, stock-based incentives while providing competitive annual cash components, thus aligning our executive compensation program with our business strategy.
The following sections discuss the primary components of our executive compensation program and provide detail on how specific pay decisions were made for each NEO in 2023.
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Components of Our 2023 Compensation Program
Core Components of our 2023 Executive Compensation Program for NEOs:
Components:	Purpose:
Base Salary	Fixed component of pay that is reflective of qualifications, experience and role impact; is aligned with comparable positions within our peer group
Annual Incentive Plan	Rewards annual company performance on key financial and strategic priorities, individual contributions and demonstration of our BMS Values
Long-Term Incentive Program, comprising: — Performance Share Units — Market Share Units	Aligns executives’ interest with those of our shareholders and focuses executives on the execution of our long-term strategy; awards are 100% performance-based
Base Salary
Salaries are used to support the attraction of talent in a highly competitive labor market. The salaries of our executives are primarily based on the salary levels of comparable positions within our primary peer group as well as the specialized qualifications, experience and criticality of the individual executive and/or his or her role. For 2023, salary increases for our executives were also determined based on both the performance of an individual and the size of our annual salary increase budget for the year. In addition to reviewing salaries annually based on the above criteria, there may be additional adjustments to salary from time to time to recognize, among other things, when an executive assumes significant increases in responsibility and/or is promoted.
In 2023, in accordance with our company-wide salary review process, employees, including the Named Executive Officers, were eligible for a salary increase provided that their performance fully met or exceeded expectations on both Results and Values (as defined below). Employees who are determined to be below the fully performing level typically receive either a reduced merit increase or no salary increase depending on the extent to which they are below the fully performing level. In addition, the position of total compensation relative to market is also considered in determining whether to provide a salary increase. Effective April 1, 2023, all NEOs other than Dr. Caforio received a salary increase between 0.7% and 3.6% and Dr. Caforio received a salary increase of 4.4%. Upon his promotion to Chief Operating Officer, effective April 21, 2023, Dr. Boerner received a salary increase of 16.6%. For the compensation arrangements for Dr. Boerner as the CEO and Dr. Caforio as the Executive Chair of the Board, please see “2023 Chief Executive Officer Succession” on page 36.
Annual Incentive Plan
Our annual incentive plan is designed to reward performance that supports our business strategy of creating the leading biopharmaceutical company and our mission to help patients prevail over serious diseases. The annual plan aligns with our business strategy and mission by sharpening management’s focus on key financial, pipeline and ESG goals, as well as by recognizing individual performance (both Results and BMS Values as defined below). The approach to recognize individual performance is consistent with our pay-for-performance philosophy and our focus on not only the Results achieved but whether those results were achieved while demonstrating our BMS Values of integrity, innovation, urgency, passion, accountability and inclusion. Our executives are not only expected to demonstrate our values but they are also expected to be role models of those values for the broader organization.
Each NEO’s target annual incentive is expressed as a percentage of base salary, which is set at a level to ensure competitive total direct compensation. Annual incentive awards for each NEO are determined by evaluating both company performance (as measured by the Company Performance Factor) and individual performance (as measured by the Individual Performance Factor (“IPF”)). The maximum incentive opportunity for each NEO is 200% of target.
The Company Performance Factor can range from 0% to 150%, based on financial achievements, ESG scorecard and pipeline results, and the IPF can range from 0% to 140%, based on individual performance, subject to a 200% of target maximum payout. The graphic below illustrates the calculation used to determine annual incentive awards.
Annual Incentive Award Calculation for Named Executive Officers
Target Annual Bonus (As percentage of NEO base salary)	X	Company Performance Factor (Based on achievement of financial, ESG and pipeline metrics)	X	Individual Performance Factor (Based on achievement of pre-defined objectives aligned with strategic goals)	=	Annual Bonus
The target annual incentive for each NEO is expressed as a percentage of the executive’s base salary. If mid-year salary adjustments are made, the target annual incentive award will include the pro-rated impact of the adjustments.
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Performance Metrics Underlying the Company Performance Factor
Our 2023 annual incentive plan design has the following corporate-wide measures, which apply to all employees at the level of Vice President and above, including our Named Executive Officers.
2023 Metric and Weighting	What It Is	Why It’s Important
Earnings Per Share (EPS)	Non-GAAP Diluted EPS Net Income excluding specified items divided by outstanding shares of common stock based on the budgeted weighted average share count	A critical measure of annual profitability aligning our employees’ interests with those of our shareholders
In-Line and New Product Revenue
In-Line and New Product Revenue, Net of Foreign Exchange
In-line and New Product Revenue excludes certain key loss of exclusivity (LOE) brands such as Revlimid and Abraxane.
Revenues minus reserves for returns, discounts, rebates and other adjustments

A measure of top line growth that creates a foundation of long-term sustainable growth and competitive superiority
Emphasizes the importance of portfolio renewal and diversification and focus on growth

New Product Portfolio	Revenues from New Product Portfolio, Net of Foreign Exchange Revenues minus reserves for returns, discounts, rebates and other adjustments	A measure of top line growth that aligns with the strategic priority of revenue renewal
Pipeline	• Near-Term Value Submissions and approvals • Long-Term Growth Potential	Increases BMS-wide focus on delivery of our latestage pipeline and continued development of a robust pipeline through both internal efforts and business development
ESG Scorecard
•  Environmental
Reflects progress towards environmental commitments on GHG emissions and waste reductions
•  Human Capital Management and Social Responsibility
Reflects progress on clinical trial & supplier diversity, executive representation aspirational goals and employee engagement trends
Aligns to BMS commitments on sustainability and social impact goals
Our pipeline metric highlights the importance of pipeline delivery to the near-term and long-term success of the company. This metric measures the sustainability and output of our R&D pipeline portfolio and is comprised of goals in two categories, Near-Term Value and Long-Term Growth Potential with a Qualitative Overlay on the entire metric:
Metric	What It Is	Why It’s Important
Near-Term Value	Regulatory submissions and approvals for new medicines and new indications and formulations of key marketed products in the U.S., EU, China and Japan	Recognizes delivery of the late-stage pipeline, which drives near-term value
Long-Term Growth Potential	• Investigational new drug/clinical trial application approvals • Early- to late-stage development transition decisions • Registrational study patient enrollment and accruals for priority studies	Recognizes the progression, execution and successes of the R&D pipeline at various stages of clinical development, including internally and externally sourced compounds
Qualitative Overlay
Reflects management’s, the Science & Technology Committee’s (“S&T Committee”) and CMDC’s holistic evaluation of our pipeline performance, including such considerations as the performance of high value assets and the integration of acquired assets, among other factors. In particular, this considers actions taken toward successful integration planning and execution.

Financial and Pipeline Metric Target Setting Considerations
At the beginning of each year, the Committee undertakes an incentive target setting process to establish targets that it believes will motivate our executives appropriately to deliver the high performance that drives shareholder value creation in both the short- and long-term.
Financial targets are:
•	Predefined;
•	Stretch goals that are aligned with earnings guidance;
•	Tied to the key financial objectives of the company; and
•	Aligned with industry benchmarks on speed of commercial launch and expected market adoption.
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Pipeline performance targets are:
•	Set in collaboration with the S&T Committee;
•	Aligned with the company’s strategic plan and key value drivers;
•	Aligned with industry benchmarks on typical clinical study duration and regulatory approval timelines;
•	Separated into two performance categories, “Near-Term Value” and “Long-Term Growth Potential,” subject to a qualitative overlay; and
•
Reflective of annual milestones that link short-term outcomes to long-term strategic R&D priorities (milestones for higher-value assets are emphasized in goal setting to provide a framework that assesses not only quantity, but also quality and impact of milestones).

The S&T Committee also identifies those highest-value assets and the integration of acquired assets, among other factors, the importance of which will inform the application of a qualitative overlay.
In establishing targets and goals each year, the Committee considers budget, operational priorities, long-term strategic plans, historical performance, product pipeline and external factors, including external expectations, competitive developments, and the regulatory environment, among other things. Threshold, target, and maximum performance goals are evaluated independently and are set to provide appropriate awards across a wide but reasonable set of performance outcomes.
The Committee set incentive targets in the first quarter of 2023 in consideration of anticipated performance, in line with guidance provided to the market in early 2023 and in line with commercial, pipeline and ESG expectations. Later in the year, we met, exceeded or missed financial and operational goals in certain key areas, including revenues, non-GAAP earnings, regulatory and development milestones, important business development activities, and expense management, resulting in a revision of guidance to the market for the year. In particular, this year’s financial performance, including results for revenue, Non-GAAP EPS and operating margin, were primarily impacted by increased competition, headwinds from portfolio renewal driven by losses of exclusivity on key in-line brands, as well as challenges from a dynamic regulatory and macro-economic environment.
When establishing our financial targets and our revenue target in particular, we consider expected product price increases.
For a discussion on how we price our medicines, please see “Responsible Drug Pricing Strategy & Transparency” beginning on page 20.
ESG Scorecard Metric Target Setting Considerations
Similar to 2022, for the 2023 annual bonus plan, for our employees at the level of Vice President and above, including our NEOs, 10% of the company performance factor was based on an ESG Scorecard metric. This metric was included to incentivize our executives to timely achieve or progress important ESG milestones. We chose to include the ESG scorecard in the annual bonus program as it incentivizes important progress toward various goals steps to meet, in some cases, long-term commitments with varying completion dates, while also giving us the opportunity to annually re-align the metric goals to our strategic priorities and prior achievements. Below is a summary of the goals we selected for 2023, and we anticipate these goals to change to some degree each year.
In selecting the goals for inclusion in this metric, the CMDC included those across the broad pillars of our strategy—environmental, clinical trial and supplier diversity, executive representation aspirational goals and employee engagement. For each goal, the CMDC selected objective and measurable performance metrics linked to the Company’s strategy and long-term initiatives. In particular:
•	environmental goals represent incremental milestones toward our longer-term commitments to reduce GHG emissions and zero waste to landfills;
•	supplier diversity goal represents commitment to achieve and maintain the $1 billion spend globally with small and diverse-owned suppliers;
•	U.S. clinical trial diversity goals were established to align with U.S. census representation levels;
•	workforce representation show progress toward executive representation aspirational goals through year-end 2025, which were expanded in scope to include Executive Directors (ED+) and above; and
•
employee inclusive engagement score was set based on internal trend data covering employees’ observations of employee experience through quarterly pulse surveys that (i) measure progress, (ii) aid in the focus of our talent and workforce investment decisions, and (iii) address needed management interventions.

The selection and evaluation of these metrics were the product of a robust governance process. Namely, the goals and achievements were (i) established by the CMDC, (ii) reviewed by our Committee on Directors and Corporate Governance, which has primary oversight responsibility of our ESG strategy, and (iii) were finalized and approved by the CMDC.
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Annual Incentive Targets
		Bonus Program Weight
Metric	2023 Target(1)	LT & VP+	All Others
Non-GAAP Diluted EPS	$8.07	30%	40%
In-Line and New Product Revenue (Ex-FX) ($M)	$39,266	20%	20%
New Product Portfolio Revenue (Ex-FX) ($M)	$3,979	15%	15%
Pipeline	3	25%	25%
ESG Scorecard	3	10%	—
Total	100%	100%	100%
1)	Pipeline and ESG performance metrics are determined on a scale of 1 to a maximum of 5.
Annual Incentive Plan Program Outcomes
The payouts for the 2023 annual incentive plan were based on an executive’s target bonus amount, the Company Performance Factor, and the Individual Performance Factor for each executive.
Company performance results for the year led to a Company Performance Factor of 97.83% for 2023. The calculation was based on the following performance against goals:
Performance Measure	Target	Actual	% of Target	Resulting Payout Percentage
Non-GAAP Diluted EPS(1)	$8.07	$7.67	95.1%	93.12%
In-Line and New Product Revenue (Ex-FX) ($M)	$39,266	$37,869	96.4%	70.68%
New Product Portfolio Revenue (Ex-FX) ($M)	$3,979	$3,567	89.6%	65.49%
Pipeline Score	3	4.75	158.3%	143.75%
ESG Scorecard	3	3.0	100.0%	100.00%
Total	100%	—	110.8%	97.83%
1)
Consistent with the company’s current policies and procedures, non-GAAP diluted earnings per share, with a constant share count, was adjusted $0.28 to account for the net impact of Acquired IPRD & licensing income. The Committee determined it was appropriate to exclude the impact of this item on performance because it was not determinable when the target was set in the first quarter of 2023.

For the pipeline metric, the S&T Committee annually reviews performance in the near-term value and long-term growth potential categories and holistically assesses the quality of the results to determine a performance score using a scale of one to five, with three being target. For 2023, we exceeded our target goal ranges for both submissions and approvals under near-term value and long-term growth potential, with all high value targets achieved. We advanced the new launch portfolio with approval of our 10th new medicine since 2019, Augtyro, a next-generation TKI, for the treatment of adult patients with locally advanced or metastatic ROS1-positive non-small cell lung cancer (NSCLC). We achieved all high value milestones, including (A) submissions for (i) Opdivo for adjuvant melanoma Stage IIB/C (EU); (ii) Reblozyl 1L MDS (US, EU, JP); and (iii) Augtyro ROS1+ NSCLC (US, EU, JP), and (B) approvals (i) Opdivo for adjuvant melanoma Stage IIB/C (US); (ii) Opdivo for neo-adjuvant NSCLC (EU, JP, CN); (iii) Breyanzi for the second-line treatment of diffuse large B-cell lymphoma (EU); (iv) Sotyktu for treatment of adults with moderate-to-severe plaque psoriasis (EU, CN); and (v) Camzyos for the treatment of symptomatic obstructive hypertrophic cardiomyopathy (HCM) in adult patients, among others. We delivered exceptional results while also evolving our R&D organization, transforming ways of working and accelerating portfolio despite increased competition and an evolving regulatory and macro-economic environment. The S&T Committee considered the specific milestones that were achieved and those that were not achieved and determined, based on a holistic review, to recommend a pipeline score of 4.75, which the Committee approved. In making its recommendation, the S&T Committee took into account: (i) the degree of difficulty of achievement, (ii) the substantial achievement of all high value milestones for submissions and approvals, (iii) achievement of 16 additional priority studies, (iv) acceleration of portfolio despite increased competition and an evolving regulatory and macro-economic environment, and (v) the impact the achievement of those goals has on the long- and short-term sustainability of our pipeline for our shareholders and our patients.
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The following results were among the inputs considered in determining the pipeline score:
Near-Term Value	• Exceeded Submissions and Approvals goals with 41 achieved (target 27-32); 19 Approvals (target 14-16), 22 Submissions (target 13-16). All high-value targets achieved for Submissions and Approvals
• Launched 10th NME in the US—Augtyro (repotrectinib) in ROS1 NSCLC
• Achieved approvals for key LCM opportunities:
° New indications in early lines of therapy: Opdivo adj melanoma St IIB-C (US, EU), Opdivo neo-adj NSCLC (EU, JP, CN), Breyanzi in 2L LBCL (EU)
° Reblozyl 1L MDS Associated Anemia, ESA-naïve adults who may require transfusions, regardless of ring sideroblast status (US)

•  Achieved 6 positive Topline Readouts for key registrational programs: Breyanzi 3L+ CLL, Fl, MCL; Opdivo Peri-adjuvant NSCLC (CM-77T), Opdivo SC in 2L RCC (CM - 67T), Opdivo + Yervoy MSI-High CRC (CM-8HW)

• Advanced key NME & LCM portfolio opportunities:
° Entered registration phase: LPA 1 in IPF & PPF; Abecma in NDMM (KarMMa-9), iberdomide in post-transpalnt maint. NDMM, Sotyktu in Sjogren’s syndrome,
° Reblozyl in 1L NTD MDS associated anemia, milvexian in ACS & AF
Long-Term Growth Potential	• 31 goals achieved (target 26-32)
• Achieved 10 IND/CTA Approvals (target 8-10), including a high-value goal of 4 high-potential programs
• Exceeded Priority Study Execution (PSE): 16 priority studies achieved or exceeded execution goals (target 13-15), 7 of 16 exceeded with accelerations ranging from 1 week to 4 months
• Achieved 5 PoC ‘Go/No-go’ Decisions (target 5-7)
• Continued progression of novel modalities into the clinic: High-potential programs: BCL6 LDD DLBCL, BCMA x GPRC5D CAR T RRMM, Anti-PAD4 RA, TYK2i (BMS-986465) in neuroinflamatory diseases
• Initiated PoC studies: MYK-224 in HFpEF, CD19 NEXT in severe refractory SLE
For the ESG Scorecard Metric, the Committee determines performance on a scale of 1-5 based on a quantitative assessment of achievement of the 2023 goals and a qualitative assessment of the relative impact of the goals. For 2023, based on the results we achieved, the CMDC determined that a score of 3 was appropriate for this metric.
ESG Matter	Scorecard Element	2023 Goals	Results
Environmental (Sustainability)	Progress towards environmental commitments on GHG emissions and waste reductions	• 5% reduction in GHG emissions	0%
		• 10% reduction in waste to landfill	11%
Human Capital Management and Social Responsibility	Progress on patient and supplier diversity	• Increase ethnic diversity in US Clinical trials to 18%	24%
		• Increase racial diversity in US Clinical trials to 20%	26%
		• Maintain supplier diversity spend of $1B	>$1B
	Progress toward workforce representation aspirational goals at the ED+ level	• Black/African American Executive Director+ representation to 7.2%	6.3%
		• Latino/Hispanic Executive Director+ representation to 7.6%	6.5%
	Employee Inclusive Engagement trends	• myVoice Inclusive Engagement results of 73–74	73
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Individual Performance Factor
When determining the individual performance factor for annual incentive awards, the Committee considered each executive’s contributions to our company’s strategic achievements and financial and operational performance that support our long-term business strategy and shareholder value creation (“Results”). The Committee also considers each executive’s demonstration and role modeling of the values defined as BMS Values (“BMS Values”). The Committee evaluated our NEOs’ performance against clear and pre-defined objectives established at the beginning of the year and tied to the company’s key strategic objectives. We believe this structure appropriately incentivizes our executives to focus on our long-term business strategy, to achieve our mission to help patients prevail over serious diseases, and to attain sustained long-term value creation for our shareholders.
The Role of Risk Assessment in Our Incentive Program
Also embedded in the determination of individual award levels is the ongoing assessment of enterprise risk, including reputational risk stemming from the dynamic external environment. In particular, we evaluate how each of our executives demonstrate our BMS Values in the execution of their day-to-day decisions. This evaluation is one input into the determination of payouts under both the annual incentive and long-term equity incentive programs. Therefore, given the direct link between BMS Values that impact payout and our executive compensation program’s emphasis on sustainable long-term value, our goal is to minimize and appropriately reduce the possibility that our executive officers will make excessively or inappropriately risky decisions that could maximize short-term results at the expense of sustainable long-term value creation for our shareholders.

BMS Values
Accountability
Inclusion
Innovation
Integrity
Passion
Urgency
2023 Individual Executive Performance Assessment
The Committee noted the following with respect to each of our NEOs:
As previously noted, Dr. Caforio decided to retire as Chief Executive Officer of the Company, effective as of November 1, 2023, and became Executive Chair of the Board. Therefore, for Dr. Caforio, in the roles of Chief Executive Officer and Executive Chair of the Board, the Committee considered: (i) performance against financial targets established at the beginning of the year, including revenues, non-GAAP EPS and operating margin, noting that although the company did not meet these financial targets, it delivered strong results for the in-line brands and new product portfolio, which supported meaningful progress towards strengthening our growth profile with the establishment of a younger and more diversified portfolio (together, the “2023 Financial Performance”); (ii) the exceptional clinical and regulatory performance, including successfully launching new medicines and indications, approval of new indications for late-stage assets, and positive clinical trials’ readouts, including: (A) launching of Augtyro in advanced or metastatic ROS1-positive non-small cell lung cancer, the tenth new medicine since 2019, (B) receiving 15 approvals from the FDA and other international regulatory authorities, including for Sotyktu in moderate to severe plaque psoriasis, Breyanzi for the second-line treatment of diffuse large B-cell lymphoma, Camzyos in obstructive hypertrophic cardiomyopathy, and Opdivo in additional indications, (C) successfully executing 22 regulatory submissions and substantially achieving all high-value submission and approval goals, and (D) achieving pivotal, positive clinical trial results, including: the Phase 2 TRANSCEND trial evaluating Breyanzi in patients with high-risk relapsed or refractory 2L follicular lymphoma, the Phase 3 CheckMate – 901 trial evaluating Opdivo in combination with Cisplatin-Based chemotherapy for unresectable or metastatic urothelial carcinoma, and the Phase 2 trial evaluating our LPA1 antagonist in progressive pulmonary fibrosis (together, the “2023 R&D Performance”); (iii) his support and leadership executing a successful CEO transition, including by providing expert advice, guidance, coaching and mentorship to Dr. Boerner as he developed a vision for the company, shaped his leadership team, and transitioned to lead the company, and (iv) ongoing interaction as a key advisor in board composition and engagement of Board advisors and consultants. The Committee also considered the progress made on inclusion and diversity aspirational goals and health equity commitments described in more detail on page 40. Overall pipeline performance and key milestones are described in more detail on page 53.
On April 21, 2023, the Board appointed Dr. Boerner as the Company’s Chief Operating Officer, effective April 26, 2023, and as the Chief Executive Officer, effective November 1, 2023. Prior to April 26, 2023, he served as Chief Commercialization Officer. Therefore, for Dr. Boerner, in the roles as Chief Commercialization Officer, Chief Operating Officer and Chief Executive Officer, the Committee considered: (i) the 2023 Financial Performance, noting strong performance, particularly for the in-line and new product portfolios in a period of increased competition and a dynamic regulatory and macro-economic environment, (ii) the exceptional 2023 R&D Performance, as well as his strategic oversight of the global product supply organization to ensure business continuity and an uninterrupted supply chain during a time of rapid portfolio transformation––including exceeding customer service goals for small molecule/biologics, Abecma and Breyanzi, (iii) execution of several strategic business development transactions, including, among others, the acquisitions of Karuna Therapeutics to strengthen the company’s growing neuroscience portfolio, Mirati Therapeutics and RayzeBio to add important assets and capabilities to the company’s oncology franchise, thus increasing depth in scientific areas of focus and enhancing our ability to drive growth (together, the “2023 Business Development Transactions”) and (iv) exhibition of extraordinary leadership (A) to support a seamless succession of the CEO role as well as the Chief
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Commercialization Officer role and, (B) bringing stability and focus with a well-articulated vision and strategy for the company, including retention of key leadership, during a time of significant organizational change resulting in strong employee engagement and productivity and increased focus on execution of company strategy, valuing different perspectives and supporting growth and development.
For Mr. Elkins, in the role of Chief Financial Officer, the Committee considered his: (i) contribution toward the company’s 2023 Financial Performance; (ii) leadership in forecasting key drivers of performance to maximize strategic allocation of resources, including driving a consistent, balanced approach to capital allocation focused on prioritizing investment for growth through business development, debt reduction, along with a commitment to the dividend and share repurchase; (iii) critical role supporting the 2023 Business Development Transactions, including through financial assessments, execution and diligence on more than fifteen business development deals as well as oversight of deal financing arrangements, integration planning, including related to organizational design, synergy capture and talent management; (iv) role in building and maintaining a strong financial foundation that provides flexibility to pursue strategic opportunities and return capital to shareholders; and (iv) leadership of an integrated and effective Finance organization that is poised to support execution of the company’s strategy.
For Dr. Hirawat, in the role of Chief Medical Officer, Head of Development, the Committee considered his: (i) leadership of the drug development organization which led to the exceptional 2023 R&D Performance, including the substantial achievement of all high value milestones for submissions and approvals and achievement of 16 additional priority studies; (ii) significant oversight of portfolio prioritization efforts, including substantial progress against key enterprise initiatives designed to support acceleration of our R&D engine, enhance productivity and efficiency to help identify assets with an increased probability of making it to market faster; and (iii) exceptional role in building and strengthening the drug development organization, including through transforming ways of working and developing critical talent which provide necessary support to enhance and diversify the company’s portfolio as we navigate a period of losses of exclusivity. Overall pipeline performance and key milestones are described in more detail on page 53.
For Ms. Leung, in the role of General Counsel, the Committee considered her: (i) critical role in providing strategic support and advice to our Board and management, including related to the successful CEO transition and supporting organizational stability; (ii) proactive role in managing key legal issues involving the Company, including our intellectual property, and supporting key business development activities that advance value creation, build depth in scientific areas of focus and enhance our ability to drive growth; (iii) leadership in advancing our cohesive ESG strategy, including publication of our third ESG Report; and (iv) contributions and performance as a trusted and respected senior leader who provides valuable strategic advice and whose impact spans across all teams and functions.
As noted, in the fourth quarter of 2023, the Business Development and Strategy organization was reorganized and this resulted in the involuntary termination “without cause” (as defined in the Company’s Senior Executive Severance Plan and our Stock Award and Incentive Plan) of Elizabeth Mily, who held the position of Executive Vice President, Strategy & Business Development at that time. Ms. Mily separated from the company on March 15, 2024. In connection with her departure, she was entitled to severance benefits in accordance with the Company’s Senior Executive Severance Plan.
2023 Annual Incentive Award Payments
The actual annual incentive awards paid to our Named Executive Officers are shown in the table below and can also be found in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column:
Executive	Target Incentive Award	Applying Company Performance Factor(1)	Actual Payout(2)
Giovanni Caforio, M.D.	$2,634,740	$2,577,566	$2,706,444
Christopher Boerner, Ph.D.	1,525,579	$1,492,474	$1,567,098
David V. Elkins	$1,106,918	$1,082,898	$866,318
Samit Hirawat, M.D.	$1,096,949	$1,073,145	$1,234,117
Sandra Leung	$1,148,003	$1,123,091	$1,123,091
Elizabeth Mily	$893,503	$874,114	$895,000
1)	Adjusted to reflect Company Performance Factor (financial, pipeline and ESG metrics performance) earned at 97.83%.
2)	Adjusted to reflect Individual Performance Factors.
As set forth in the table above, the Company Performance Factor of 97.83% was applied to each Named Executive Officer’s target incentive award. Then, an Individual Performance Factor was applied to determine the actual payout. The Committee can approve an Individual Performance Factor up to 140% of the adjusted incentive, subject to a maximum payout of 200% of target. Based on the performance of each NEO described above, the Committee approved Individual Performance Factors ranging between 80% and 115% for our Named Executive Officers.
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Long-Term Incentive Program
Our long-term incentive program employs only performance-based equity and is designed to promote creation of sustainable long-term value for shareholders by focusing on strong year-to-year financial and operational performance, and on the development and advancement of our pipeline over the long-term.
The Committee’s Process for Granting Annual Long-Term Incentive Awards
Long-term incentive awards are typically approved each year on the date the Committee and full Board meet during the first week of March with a grant effective date of March 10. We believe that consistent timing of equity award grants is good corporate governance and reduces the risk of selecting a grant date with a preferential stock price.
Each year the Committee establishes annual equity award guidelines for all of our executives, including our Named Executive Officers, other than the CEO, as a percentage of base salary. The CEO’s long-term equity incentive award level is assessed by the Committee annually. Based upon individual performance, an executive other than the CEO may receive a long-term equity incentive award ranging from 0% to 150% of the target award. Once the grant value is established for each executive, 60% of the value is awarded as Performance Share Units (or “PSUs”) and 40% is awarded as Market Share Units (or “MSUs”).
In determining the size of the individual long-term equity incentive awards granted to our Named Executive Officers in March 2023, the Committee considered the prior year’s performance (both Results and BMS Values) of each executive as well as ways to motivate our Named Executive Officers to focus on the company’s long-term performance. Given each year’s awards have an overlapping performance period from the prior year, we believe these awards provide the right balance between short-term and long-term focus. Each Named Executive Officer, other than Dr. Caforio as CEO, had a target value for his or her long-term equity incentive award (awards granted in March 2023). The Committee approved individual awards ranging between 121% and 136% of target value for these Named Executive Officers. Dr. Caforio’s long-term equity incentive award as CEO is not based on a target value and is determined annually by the Committee based on competitive benchmarks and individual performance and contributions. Dr. Caforio’s March 2023 award took into account his strong performance as CEO during 2022 and a long-term equity incentive opportunity that was commensurate with his role as CEO and the competitive market pay for that position.
2023 Long-Term Incentive Program Grants
Like our annual incentive plan, our long-term equity incentive program is designed to reward performance that supports our strategic objectives and creates value for our shareholders. A significant percentage of our Named Executive Officers’ compensation is in the form of equity that vests over several years, which is designed to closely tie the interests of our Named Executives Officers to the interests of our shareholders. Our long-term equity incentive program also is designed to promote retention through multi-year vesting.
In 2023, we continued to offer two long-term award vehicles, each of which served a different purpose:
•
Performance Share Unit Awards: rewards the achievement of key financial goals and the value created for shareholders as measured by relative TSR over a three-year period ending in the first quarter of the applicable payout year.

•	Market Share Unit Awards: rewards the creation of incremental shareholder value over a long-term period.
We believe our long-term equity incentive program serves the best interests of our shareholders by focusing the efforts of our executives on key drivers of both short- and long-term success and on shareholder value. Key aspects of the long-term equity incentive program include that:
•	100% of executives’ long-term equity incentive awards are performance-based;
•
The design of our long-term equity incentive program applies to all of our Vice Presidents and above, not just our most senior executives, thus promoting organizational alignment with our recruitment and business strategy; and

•	Our long-term equity incentive program serves as a retention lever, through vesting and payout over several years.
2023 Equity Incentive Program Summary
	Performance Share Units (PSUs)	Market Share Units (MSUs)
Proportion of Annual Grant	60%	40%
Metrics & Weighting	Non-GAAP Operating Margin: 25% In-Line and New Product Revenue (Ex-FX): 40% 3-Year Relative TSR CAGR: 35%	Number of shares earned, based on increase or decrease in our common stock share price from the grant date*
Min/Max Payout (% of Target Units)	0%/200%	0%/225%
Vesting	3-Year Cliff	4-Year Ratable
*
The number of shares earned from MSUs can increase or decrease, in proportion to the change in our share price over the one-, two-, three- and four-year performance periods. The minimum share price achievement required to earn any shares from MSUs is 80% of the grant date stock price. Accordingly, if this 80% threshold is not achieved, zero MSUs will vest.

Bristol Myers Squibb 2024 Proxy Statement	57

As illustrated below, the design of our LTI program generally magnifies the impact of changes in our stock price and relative TSR performance. When our stock price declines, the value of MSU awards decreases in two ways:(i) the number of shares earned goes down in proportion to the change in stock price and (ii) the value of those shares is less due to the lower stock price. Similarly, the value of PSU awards decreases in two ways: (i) the TSR metric reduces the number of shares earned (assuming our stock price declined more than our peers’ did) and (ii) the value of those shares is also less. The illustration below shows how the decline in our stock price from March 2023 through the end of the year is magnified in the value of our 2023 LTI awards. For purposes of this illustration, we assume that the year-end closing price is the stock price at the end of each performance period, and we assume target performance for the financial metrics.

Notes:
•
Current value of PSU and MSU awards reflects actual relative TSR / share price experience from grant date on 3/10/23 of $65.71 through 12/29/23 of $51.31. PSU value assumes target performance with respect to financial measures and reflects no payout on the portion of the PSU award that is tied to relative TSR metric. MSU value assumes a payout of 0% of target based on the decline in the 10-day average share price between the grant date and 12/29/23. Note that this is an illustration as of 12/29/23. The number of shares that actually vest may be more or less than described above at the end of the applicable performance periods.

2023 Performance Share Unit Awards
The Performance Share Unit Awards made in 2023 are focused on motivating executives to deliver long-term top-line growth and improved margins, while also focusing on delivering shareholder value at a rate faster than our industry peers. For the 2023 PSU awards, the following metrics and goals were applied.
2023-2025 PSU Payout Schedule
	2023-2025 Cumulative Operating Margin (25%)		2023-2025 Cumulative In-Line and New Product Revenue (Ex-FX) (40%)		3-Year Relative TSR CAGR (35%)
	Achievement	Payout	Achievement	Payout	TSR CAGR Percentile	Payout
Maximum	105%	200%	110%	200%	5% Above 50 %ile	200%
Target	100%	100%	100%	100%	50 %ile	100%
Threshold	95%	50%	90%	50%	5% Below 50 %ile	50%
Below Threshold	<95%	0%	<90%	0%	<5% Below 50 %ile	0%
For the Operating Margin and In-line and New Product Revenue metrics, the targets were set using the Board-approved three-year business plan. Our Board assessed the rigor of the targets and found that they were appropriate. In addition, our Board assessed the maximum and threshold achievement levels for each of these metrics and found that they were appropriate relative to the intended motivational effect of PSUs.
2023 Market Share Unit Awards
MSUs make up 40% of our executives’ target long-term equity incentives. Each grant of MSUs vests 25% on each of the first four anniversaries of the grant date, and the number of shares received by an executive upon vesting increases or decreases depending on the performance of our stock price during the one-, two-, three- and four-year performance periods.
At vest, a payout factor is applied to the target number of MSUs to determine the total number of units vesting. If our stock price increases during the performance period, both the number of units and value of shares that vest increases. If our stock price declines during the performance period, both the number of units and value of shares that vest decreases. The payout factor is a ratio of the 10-day average closing price on the measurement date divided by the 10-day average closing price on the grant date (March 10). The measurement date is the February 28 immediately preceding the vesting date. The minimum payout performance factor that must be achieved to earn any payout is 80% and the maximum payout factor is 225%. If our stock price performance is below 80%, then the portion of the award scheduled to vest will be forfeited. The following chart shows the performance periods for the MSU awards granted to our executives in March 2023:
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2023 MSU Award Performance Periods
(Vests 25% per Year on Anniversary of Grant Date)

Outcomes of the 2020 PSUs
The 2020 PSUs, granted on March 10, 2020, and having a three-year performance cycle were evaluated and certified in March 2023. The below table summarizes the outcome for each of the metrics included in the 2020 PSUs and the associated payout level in terms of percentage of target shares.
Performance Metric	Target	Actual(2)	% of Target	Resulting Payout Percentage
Cumulative 3-Year Total Revenues, Net of Foreign Exchange ($=MM)(1)	$133,651	$135,923	101.7%	102.83%
Cumulative 3-Year Operating Margin(3)	42.7%	42.8%	100.2%	100.15%
3-Year Relative TSR (TSR Percentile Rank)(3)	50.0%	59.9%	n.a.	133.00%
Total				112.21%
1)	Actual Total Revenues are restated to the 2020 Budget Rate.
2)
Includes adjustments for (i) SEC reporting change in 2022 to account for the net impact of IPRD & Licensing Income items that are no longer specified, (ii) the transfer of the Company’s commercial operations in Russia to a third-party distributor, (iii) the Turning Point and MyoKardia acquisitions, and (iv) timing of the generic competition for Eliquis in the UK and the Netherlands and for Revlimid primarily in the U.S. and Europe.

MSU Performance Results
The following table summarizes the payout factors relating to the tranches that vested in 2023 for MSUs outstanding at that time:
Grant Date	Vesting Date	# of Years in Performance Period	Payout Factor
March 10, 2019	March 10, 2023	4	136.47%
March 10, 2020	March 10, 2023	3	118.49%
April 1, 2020	April 1, 2023	3	132.49%
March 10, 2021	March 10, 2023	2	116.41%
March 10, 2022	March 10, 2023	1	103.23%
Restricted Stock Units and Stock Options
Restricted stock units may be granted selectively to executives at other times of the year generally, as inducement grants as part of an offer in attracting candidates to BMS, for retaining employees, or for providing special recognition, such as when an employee assumes significant increases in responsibility. During 2023, no restricted stock unit awards were granted to any of our Named Executive Officers.
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Other Elements of 2023 Compensation
In addition to the components set forth above, our senior executives, including all of our NEOs, were entitled to participate in the following plans or arrangements in 2023:
Other Elements of 2023 NEO Compensation
Post-Employment Benefits

•  Change-in-Control Arrangements
•  Severance Plan
•  Non-Qualified Pension Plan (applicable only to Ms. Leung. The qualified Pension Plan was terminated on February 1, 2019)
•  Qualified and Non-Qualified Savings Plans

Other Compensation
• Perquisites: Financial Planning and Executive Physicals
Post-Employment Benefits
We offer certain plans which provide compensation and benefits to employees who have terminated their employment. These plans are periodically reviewed by the Committee to ensure that they are consistent with competitive practice. The plans offered are intended to enhance our ability to attract and retain key talent.
Change-in-Control Arrangements
We have entered into change-in-control agreements with certain executives including the CEO and other NEOs. These agreements enable management to evaluate and support potential transactions that might be beneficial to shareholders even though the result would be a change-in-control of BMS. Additionally, the agreements provide for continuity of management in the event of a change-in-control. It is our policy that our agreements require a “double-trigger” before any payments are made to an executive. This means that payments are only made in the event of a change-in-control and subsequent involuntary termination or termination for good reason by the employee within either 36 months or 24 months after a change-in-control.
We do not gross up compensation on excess parachute payments for any of our executives, including our Named Executive Officers and it will continue to be our policy on a go-forward basis not to enter into any gross-up arrangements with any of our Named Executive Officers.
If a change-in-control occurs during the term of the agreement, the agreement will continue in effect for either 36 months or 24 months beyond the month in which such change-in-control occurs, as applicable. The value of this benefit for our Named Executive Officers is provided in the “Post-Termination Benefits” section beginning on page 76.
Severance Plan
The Bristol Myers Squibb Senior Executive Severance Plan is intended to provide a competitive level of severance protection for certain senior executives (including our Named Executive Officers) to help us attract and retain key talent necessary to run our company.
Benefit Equalization Plan—Retirement Plan
The Benefit Equalization Plan—Retirement Income Plan (BEP—Retirement Plan) is a nonqualified plan that provides income for employees after retirement in excess of the benefits that were payable under the Bristol-Myers Squibb Company U.S. Retirement Income Plan (Retirement Plan or US-RIP), a tax-qualified defined benefit plan that was terminated effective February 1, 2019, with roughly $3.8 billion of Plan obligations transferred to Athene Holding, Ltd. By way of background, as of December 31, 2009, BMS discontinued service accruals under the Retirement Plan and the BEP—Retirement Plan in the U.S for active plan participants and closed the plan to new entrants. Active plan participants of the Retirement Plan at year end 2009 were provided five additional years of pay growth in the pension plan Accordingly, 2014 was the last year of pay growth under all of the BMS U.S. pension plans, including the Retirement Plan. Ms. Leung is the only 2023 NEO participant in the company's defined benefit pension plans, including the Retirement Plan.
The value of this benefit for our Named Executive Officers is shown in the “Post-Termination Benefits” section beginning on page 76
For a further discussion, please see “Benefit Equalization Plan—Retirement Plan” beginning on page 73.
Savings Plans
Our savings plans allow employees to receive matching contributions from BMS to supplement their savings and retirement income. The Savings and Investment Program is a tax-qualified 401(k) plan, as defined under IRS regulations, and the Benefit Equalization Plan—Savings and Investment Program is a nonqualified deferred compensation plan that allows a select group of management and highly compensated employees to defer a portion of their total eligible cash compensation and to receive matching contribution credits from BMS in excess of the contributions allowed under the Savings and Investment Program.
The savings plans are designed to allow employees to accumulate savings for retirement on a tax-advantaged basis. The company matching contribution credit under our savings plans equals 100% of the employee’s contribution on the first 6% of eligible compensation (base salary and
Bristol Myers Squibb 2024 Proxy Statement	60

annual incentive) that an employee elects to contribute. Employees are eligible for an additional automatic company contribution credit that is based on a point system of an employee’s age plus service as follows: below 40 points, the automatic contribution credit is an additional 3% of total eligible cash compensation; between 40 and 59 points, the contribution credit is 4.5%; and at 60 points and above, the contribution credit is 6%.
As of December 31, 2023, all NEOs had accrued a 6% contribution. The Summary Compensation Table reflects company contribution credits to these plans during 2023 in the “All Other Compensation” column. The Nonqualified Deferred Compensation Table provides more detail on the Benefit Equalization Plan—Savings and Investment Program.
Other Compensation
We offer very limited perquisites to our Named Executive Officers, including financial planning and counseling services and company-paid annual executive wellbeing checkups. We do not provide tax gross-ups for perquisites provided for the NEOs.
Financial Planning: Consistent with our focus on financial wellbeing, including counseling and financial workshops available to all employees, all of our senior executives, including our Named Executive Officers, are eligible for financial, estate and tax planning counseling paid by the company.
Executive Physicals: To assist our executives with proactively managing their health, and consistent with the value we place on wellbeing, we provide our senior executives access to company-paid annual executive wellbeing checkups.
Fees are paid directly to the providers on the executive’s behalf and are fully taxable to the executive and not eligible for a tax gross-up.
Additionally, for business purposes, the company owns fractional interests in two private aircraft arrangements. We generally do not allow personal use of any aircraft. However, in certain exigent circumstances, an aircraft may be used for personal travel. In particular, the Board determined that the benefit to the Company for our then CEO to use one of our aircraft arrangements for personal travel outweighed the incremental cost to the Company. On very limited occasions, and subject to seat availability, family members may accompany our Named Executive Officers on an aircraft. The accompaniment of a family member does not incur any incremental cost to the company. In general, incremental costs for personal use consist of the variable costs incurred by the company to operate the aircraft for such use. We did not reimburse any Named Executive Officer for any taxes paid on the taxable income for such personal use.

Please see “All Other Compensation” in the “Summary Compensation Table” beginning on page 67 for further discussion of all perquisites and other personal benefits provided to our Named Executive Officers.

BMS Compensation Program Design Process
Compensation and Management Development Committee
The Committee is responsible for providing oversight of our executive compensation program for the Named Executive Officers as well as other members of senior management. The Committee is responsible for setting the compensation of the Chief Executive Officer and approving the compensation of all of the other Named Executive Officers and certain other members of senior management.
The Committee annually reviews and evaluates the executive compensation program with the intent to ensure that the program is aligned with our compensation philosophy and with our performance. The Committee may delegate any of its responsibilities to one or more duly formed and authorized subcommittees (which shall be comprised of at least two members of the Committee) or to management (with respect to matters affecting employees other than executive officers). During 2023, the Committee did delegate some of its responsibilities to management.
See page 28 for a discussion of the duties and responsibilities of the Committee in more detail.
Role of the Independent Compensation Consultant
For 2023, the Committee retained Farient as its independent compensation consultant to provide executive compensation services to the Committee. Farient reported directly to the Committee, and the Committee directly oversaw the fees paid for services provided by Farient. The Committee instructed Farient to give advice to the Committee independent of management and to provide such advice for the benefit of our company and shareholders. Farient did not provide any consulting services to BMS beyond its role as consultant to the Committee.
In 2023, Farient provided the following services:
•	reviewed and advised on the composition of the peer group used for competitive benchmarking;
•	participated in the review of our executive compensation program;
•	provided an assessment of BMS senior executive pay levels and practices relative to peers and other competitive market data;
•	provided an annual analysis of industry trends among the peers and best practices related to pay program design and other program elements;
•	consulted on incentive plan design and compensation packages for senior executives;
•	reviewed and advised on all materials provided to the Committee for discussion and approval; and
•	attended all of the Committee’s regularly scheduled and special meetings in 2023 at the request of the Committee, and also met with the Committee chair without management present.
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The Committee reviews the independence of its compensation consultant annually in accordance with its charter, applicable SEC rules and NYSE listing requirements. After review and consultation with Farient, the Committee determined that Farient was independent, and there was no conflict of interest resulting from retaining Farient during the year ended December 31, 2023.
Role of Company Management
The CEO makes recommendations to the Committee concerning the compensation of Named Executive Officers other than the CEO, as well as other members of senior management. In addition, the CEO, CFO and, in the case of our pipeline performance metric, both the EVP, Chief Research Officer and EVP, Chief Medical Officer, Head of Development are involved in recommending for the Committee’s approval the performance goals for the annual and long-term incentive plans, as applicable. The Chief Human Resources Officer works closely with the Committee, its independent compensation consultant and management to (i) ensure that the Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for Committee consideration, and (iii) communicate those decisions to management for implementation.
Executive Compensation Governance Practices
Best Practice Compensation Governance
We maintain a number of compensation governance best practices, which support our overarching compensation philosophy and are fully aligned with our compensation principles, as discussed in the following section. Our compensation practices also align with input we have received from shareholders.
What We Do:	What We Don’t Do:
• 100% performance-based annual and long-term incentives	• No guaranteed incentives with our Named Executive Officers
• Caps on the payouts under our annual and long-term incentive award programs	• Prohibition on speculative and hedging transactions
• Robust share ownership and share retention guidelines	• Prohibition on pledging shares and holding them in a margin account
• Neutralize share buyback impact on share-denominated compensation metrics	• Proactively eliminate windfall gain potential
• Robust recoupment and clawback policies	• No employment contracts with our Named Executive Officers
• Proactive shareholder engagement	• Prohibition on re-pricing or backdating of equity awards
• “Double trigger” change-in-control agreements	• Minimal perquisites to our Named Executive Officers
Management Accountability & Compensation Recoupment
Bristol Myers Squibb employs a number of long-standing compensation best practices, which are designed to align pay to the achievement of both our short-term and long-term goals, engagement of our employees, the achievement of our mission, delivery of value to our shareholders and reinforcement of BMS Values.
In 2020, the company participated in an incentive deferral working group with members of Investors for Opioid and Pharmaceutical Accountability (“IOPA”). The participants included shareholders and corporate representatives from the pharmaceutical industry who worked to develop a set of principles that focus on incentive deferrals as one strategy to assist boards in recouping compensation in the event of misconduct.
We welcomed the opportunity to participate in the incentive deferral working group with other members of IOPA and provide greater insight into our existing compensation principles on this matter. The elements of our compensation plan that we discussed included our recoupment and clawback policy, share retention guidelines, long-term equity award performance periods and executive pre-clearance process for transactions involving company securities. We believe the many components of our plan provide the company with the ability to hold our executives accountable and recoup compensation in the event of misconduct. We are pleased that our long-standing practices meet the objectives outlined by shareholders within the working group.
The disclosures in the chart below, with additional detail following, highlight the levers the Committee could potentially use to hold executives accountable in the event they engage in any misconduct. This reflects and was responsive to the investors’ feedback and consistent with our shared desired outcome of greater transparency and disclosure.
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Maximum flexibility of the Committee in ensuring that our pay programs are aligned with executives acting in the best interest of our shareholders
1
Share Retention Requirements for Executives
2
Recoupment Policy
3
Reduction or Elimination of Current Year Bonus & Equity Award
4
Forfeiture Provisions
5
Pre-Clearance Process for Section 16 Officers

Share Ownership and Retention Policy
In order to preserve the link between the interests of our Named Executive Officers and those of our shareholders, executives are expected to use the shares acquired upon the vesting of (i) Performance Share Unit awards, (ii) Market Share Unit awards and (iii) Restricted Stock Unit awards, if any, after satisfying the applicable taxes, to establish and maintain a significant level of direct ownership. This same expectation applies to shares acquired upon the exercise of any previously granted stock options. We continue to maintain long-standing share ownership expectations for our senior executives. Our current Named Executive Officers all comply with their ownership and retention requirements, as detailed in the following table:
	Share Retention Policy—applied to all shares acquired, net of taxes
Executive	Stock Ownership guideline as a Multiple of Salary	Prior to Achieving Guideline	After Achieving Guideline(1)	2023 Compliance with Share Ownership and Retention Policy
Giovanni Caforio, M.D.	6 x	100%	75% for 1 year	Yes
Christopher Boerner, Ph.D.	6 x	100%	75% for 1 year	Yes
David V. Elkins	3 x	100%	75% for 1 year	Yes
Samit Hirawat, M.D.	3 x	100%	75% for 1 year	Yes
Sandra Leung	3 x	100%	75% for 1 year	Yes
Elizabeth Mily	3 x	100%	75% for 1 year	Yes
1)
Our share retention policy requires executives to hold 75% of all newly acquired shares for 1 year after vesting even if they have met their share retention requirement. If they have not met their share retention requirement, they must hold 100% of the vested shares.

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Recoupment of Compensation & Clawback Policies
We maintain a robust incentive compensation recoupment or “clawback” policy. Our clawback policy includes clawback provisions relating to our short-term and long-term annual incentive programs, including related to stock options, restricted stock units, performance share units and market share units. The below table provides further details on these clawback provisions.

If an executive or other employee,
engaged in misconduct
engaged in misconduct or failed to appropriately supervise an employee who engaged in misconduct engaged in other misconduct
and the misconduct
caused or partially caused restatement of financial results
was a material violation of a company policy relating to the research, development, manufacturing, sales or marketing of pharmaceutical products, which resulted in a significant negative impact on our results of operations or market capitalization was a violation of non-competition or non-solicitation agreements or caused detriments to company interest then the Company can seek reimbursement/recoupment of:
1
+
2
+
3
+
4
Current/Relevant Period bonus(1)
Future bonus
Future award
Current/Outstanding award(2)
SHORT-TERM ANNUAL INCENTIVE
LONG-TERM EQUITY

1)	Plus reasonable interest, where applicable.
2)	Must return gains realized in 12-months before violation.
Our clawback policy also provides that, if legally permissible, the company will publicly disclose whenever a decision has been made to use the clawback policy, so long as the underlying event has already been publicly disclosed with the SEC.
In addition to our existing clawback policy, the Committee also approved a separate policy for the Recoupment of Compensation for Accounting Restatements, pursuant to and consistent with, Rule 303A.14 of the New York Stock Exchange which applies to current and certain former executive officers and requires the Board to recoup excess compensation paid to covered executive officers as a result of a financial statement restatement, regardless of any misconduct, fault or illegal activity on the part of the covered executive officer. This policy became effective in December 2023.
The full clawback policy and our separate policy for the Recoupment of Compensation for Accounting Restatements may each be viewed on our website at www.bms.com.
Pre-clearance for Section 16 Officers
All members of the Board and all other Section 16 Officers, including our Named Executive Officers, must obtain pre-clearance from the Corporate Secretary’s office prior to making any sale, purchase, stock option exercise, gift, or other transaction in company securities. We work with our plan administrator to permanently restrict the account of all Section 16 Officers, effectively restricting any activity in their brokerage accounts related to our company securities. This permanent restriction and requirement for pre-clearance are mechanisms the company uses to administer our insider trading policy, the share ownership requirements for executives and our clawback policy. Together, these help to ensure that executives act in the best interest of BMS and our shareholders.
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Forfeiture Upon Retirement or Termination
In general, in the event of retirement or a qualifying involuntary termination, upon signing a general release, employees are eligible to vest in a pro-rata portion of unvested RSUs, PSUs, and MSUs held at least one year from the grant date, subject to meeting applicable performance goals. However, executives who are found to have engaged in severe misconduct or in an activity, which may include a failure to take action, deemed detrimental to the interests of the company including, but not limited to acts involving dishonesty, violation of company policies, violation of safety rules, disorderly conduct, discriminatory harassment, unauthorized disclosure of confidential information, or the entry of a plea of nolo contendere to, or the conviction of, a crime, will be terminated and will forfeit any outstanding awards, as of the date such violation is discovered and have to return any gains realized in the twelve months prior to the violation. As noted, these provisions help to ensure that executives act in the long-term best interest of BMS and our shareholders.
For further discussion on forfeiture provisions related to retirement, termination or death, please see the discussion under the header “Post-Termination Benefits” beginning on page 76.
Equity Grant Policy
The Committee’s policy covering equity grants for our Named Executive Officers is as follows:
Approval of Awards
•	Awards granted to the CEO must be approved by the Committee and recommended by the Committee to, and approved by at least 75% of, the independent directors of our Board.
•	The Committee approves awards to all other Named Executive Officers.
Grant Effective Date
Annual Awards
•	Our regularly scheduled annual equity awards are approved on the date the Committee and full Board meet during the first week of March, with a grant effective date of March 10.
All Other Awards
•
For awards granted to current employees at any other time during the year, the grant effective date is the first business day of the month following the approval date, except that if the approval date falls on the first business day of a given month, the grant effective date is the approval date.

•
For awards granted to new hires, the grant effective date is the first business day of the month following the employee’s hire date, except that if the employee’s hire date falls on the first business day of a given month, the grant effective date is the employee’s hire date.

In no event will the grant effective date precede the approval date of a given award.
Grant Price
•
The grant price of awards is a 10-day average closing price (i.e., an average of the closing price on the grant date plus the 9 prior trading days). For stock options that may be granted under special circumstances (none have been granted since 2009), the grant price will be the closing price on the date of grant.

Policy Prohibiting Hedging and Pledging
We consider it improper and inappropriate for our directors, officers, and other employees to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities. As such, our insider trading policy prohibits all employees, including directors and executive officers, from engaging in any speculative or hedging transactions or any other transactions that are designed to offset any decrease in the value of our securities. Our insider trading policy also prohibits all employees, including directors and executive officers, from holding our securities in a margin account or pledging our securities as collateral for a loan except in certain limited circumstances pre-approved by our Corporate Secretary when a person wishes to pledge our securities as collateral for a loan and clearly demonstrates the ability to repay the loan without selling such securities. None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.
Policy Prohibiting the Repricing of Stock Options Without Shareholder Consent
We have always maintained a consistent policy against the repricing of stock options. We believe this is a critical element in maintaining the integrity of the equity compensation program and ensuring alignment of senior executives’ interests with the interests of shareholders. Our Board has adopted a formal policy prohibiting the repricing of stock options. This policy may be viewed on our website at www.bms.com.
Policy Regarding Shareholder Approval of Severance
Our Board has approved a policy that requires shareholder approval of any future agreements that provide for cash severance payments in excess of 2.99 times the sum of an executive’s base salary plus annual incentive award. “Cash severance payments” exclude accrued incentive payments, the value of equity acceleration, benefits continuation or the increase in retirement benefits triggered by severance provisions or tax gross-up payments. This policy may be viewed on our website at www.bms.com.
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Risk Assessment of Executive Compensation
The Committee annually reviews the compensation programs from a risk perspective. Based on that review of the executive compensation arrangements for our executives as detailed beginning on page 47, the Committee believes that our compensation program does not encourage executives to take excessive or inappropriate risks that could maximize short-term results at the expense of sustainable long-term value creation that may harm shareholder value.
The Committee’s ongoing review of our business strategy and our extensive shareholder engagement efforts have allowed our executive compensation program to maintain close alignment with our strategic focus and the perspectives of our shareholders.
Our compensation program is intended to achieve this by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance and payout under our incentive programs, placing caps on our incentive award payout opportunities, following equity grant practices that limit potential for timing awards and having stock ownership and retention requirements. For example, our current long-term equity incentive program (60% Performance Share Units and 40% Market Share Units) incorporates the company’s stock price into its performance measures and generally magnifies the impact of changes in our stock price as well as relative total shareholder return performance over the mid- and longer-term.
Also embedded in the Committee’s annual review is the ongoing assessment of enterprise risk, including reputational risks stemming from the dynamic external environment. In addition, we evaluate the performance of each of our executives based on a number of factors, including how they demonstrate our BMS Values in the execution of their day-to-day decisions. Those BMS Values include, among others, accountability. This evaluation is one input into the determination of payouts under both the annual incentive and long-term equity incentive programs. Therefore, given the direct link between payout and our executive compensation program’s emphasis on sustainable long-term value, we attempt to minimize and appropriately reduce the possibility that our executive officers will make excessively or inappropriately risky decisions that could maximize short-term results at the expense of sustainable long-term value creation for our shareholders.
Compensation and Management Development Committee Report
The Compensation and Management Development Committee of Bristol Myers Squibb has reviewed and discussed with management the “Compensation Discussion and Analysis” on pages 38 to 81 of this Proxy Statement as required under Item 402(b) of Regulation S-K. Based on its review and discussions with management, the Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation and Management Development Committee
Gerald L. Storch, Chair
Peter J. Arduini
Deepak L. Bhatt, M.D., M.P.H.
Derica W. Rice
Karen H. Vousden, Ph.D.
Tax Implications of Executive Compensation Program
When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our Named Executive Officers in excess of $1 million per person in a year will not be fully deductible.
Bristol Myers Squibb 2024 Proxy Statement	66

Summary Compensation Table
The following tables and notes present the compensation provided to Christopher Boerner, Ph.D., Chief Executive Officer, David V. Elkins, EVP and Chief Financial Officer and the three other most highly compensated Executive Officers, as well as our former Chief Executive Officer, Giovanni Caforio, M.D.
Fiscal Years Ended December 31, 2023, 2022, and 2021
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Giovanni Caforio, M.D.(7) Executive Chair and Former Chief Executive Officer	2023	$1,754,808	$0	$14,465,570	$2,706,444	$0	$734,612	$19,661,434
	2022	$1,700,000	$0	$14,289,505	$3,450,252	$0	$613,275	$20,053,032
	2021	$1,700,000	$0	$13,965,989	$3,410,625	$0	$708,192	$19,784,806
Christopher S. Boerner, Ph.D.(8) Chief Executive Officer	2023	$1,256,921	$0	$5,326,178	$1,567,098	$0	$311,636	$8,461,833
	2022	$1,064,049	$0	$4,256,197	$1,274,626	$0	$285,348	$6,880,220
	2021	$1,020,118	$0	$4,095,864	$1,313,855	$0	$273,192	$6,703,029
David V. Elkins EVP and Chief Financial Officer	2023	$1,106,176	$0	$4,882,143	$866,318	$0	$311,663	$7,166,300
	2022	$1,073,859	$0	$4,922,614	$1,397,863	$0	$252,954	$7,647,290
	2021	$1,027,005	$525,000	$4,716,137	$1,342,169	$0	$284,749	$7,895,060
Samit Hirawat, M.D. EVP, Chief Medical Officer, Head of Development	2023	$1,103,781	$0	$3,616,394	$1,234,117	$0	$279,335	$6,233,627
Sandra Leung EVP and General Counsel	2023	$1,147,819	$0	$3,345,168	$1,123,091	$0	$307,403	$5,923,481
	2022	$1,133,074	$0	$3,441,053	$1,238,952	$0	$291,748	$6,104,827
	2021	$1,100,196	$0	$3,434,134	$1,298,162	$0	$329,092	$6,161,584
Elizabeth Mily(9) EVP, Strategy & Business Development	2023	$992,118	$0	$2,260,278	$895,000	$0	$200,824	$4,348,220
1)	Reflects actual salary earned.
2)
For 2021, for Mr. Elkins, represents 25% portion of his cash inducement award, which was granted in connection with inducing him to remain with the company following the Celgene transaction in 2019. It was payable as soon as practicable on the two-year anniversary of the transaction.

3)
Represents aggregate grant date fair value under FASB ASC Topic 718 of restricted stock unit ("RSU"), market share unit ("MSU") and performance share unit ("PSU") awards granted during a specified year. Further information regarding these awards, including the assumptions made in determining their values, is disclosed in the Grants of Plan-Based Awards Table in the Proxy Statements for the specified years. For PSU awards, the following represents the aggregate value based on the maximum number of shares that can be earned for the awards granted in the specified years.

	Performance Share Units
Name	2021	2022	2023
Giovanni Caforio, M.D.	$13,646,789	$14,277,889	$14,415,434
Christopher S. Boerner, Ph.D.	$4,002,246	$4,252,783	$5,325,883
David V. Elkins	$4,608,360	$4,918,660	$4,865,228
Samit Hirawat, M.D.	n.a.	n.a.	$3,603,884
Sandra Leung	$3,355,641	$3,438,220	$3,333,559
Elizabeth Mily	n.a.	n.a.	$2,252,466
4)
Represents incentive award earned under our Company's annual incentive plan. For 2023, the payments were made on March 6, 2024. For 2022, the payments were made on March 8, 2023. For 2021, the payments were made on March 4, 2022.

Bristol Myers Squibb 2024 Proxy Statement	67

5)
Includes increase in estimated value of accrued pension benefits under the U.S BEP-Retirement Income Plan ("RIP") during the year. The Company does not pay above-market interest rates on deferred compensation. The present value of the accrued pension benefits for Ms. Leung, the only 2023 NEO participant in the Company's defined benefit pension plans, decreased by $67,883 over the previous year due to an update to lump sum assumptions and one less year of payments.

6)
The amounts indicated for 2023 represent Company contributions to our qualified and non-qualified savings plans and value of perquisites. The details of the components of this column are provided in a table below, immediately following these footnotes.

7)	Dr. Caforio decided to retire as CEO, effective November 1, 2023, and continues to serve on the Company's Board of Directors as Executive Chair until April 1, 2024.
8)	Effective April 1, 2024, immediately after Dr. Caforio’s retirement from the Board, Dr. Boerner will also serve as Chair of the Board in addition to Chief Executive Officer.
9)	Ms. Mily separated from the company as of March 15, 2024.
Name	Year	Financial Counseling and Tax Preparation(1)	Executive Physical(2)	Air Travel(3)	Company Contributions to Savings Plans(4)	Total All Other Compensation
Giovanni Caforio, M.D.	2023	$0	$8,845	$101,160	$624,607	$734,612
Christopher S. Boerner, Ph.D.	2023	$0	$7,850	$0	$303,786	$311,636
David V. Elkins	2023	$11,178	$0	$0	$300,485	$311,663
Samit Hirawat, M.D.	2023	$0	$0	$0	$279,335	$279,335
Sandra Leung	2023	$16,000	$4,990	$0	$286,413	$307,403
Elizabeth Mily	2023	$10,816	$0	$0	$190,008	$200,824
1)	Reflects bills paid for financial counseling and tax preparation services during 2023.
2)	Reflects bills paid for annual executive wellbeing checkups during 2023.
3)
We generally do not allow personal use of any aircraft. However, in certain exigent circumstances, an aircraft may be used for personal travel. The Board determined that the benefit to the Company for our former CEO, Dr. Caforio, to use one of our aircraft arrangements for one-time personal travel outweighed the incremental cost to the Company. The value reflects the incremental cost to the Company for personal use of the Aircraft. On occasion, a family member accompanied Dr. Boerner, at no incremental cost to the Company, when traveling on the Company's NetJets account on business. Dr. Boerner paid the taxes on the imputed income as calculated using the Standard Industry Fare Level (SIFL) rate. We did not reimburse Dr. Boerner for taxes he paid.

4)	Represent Company contributions to our qualified and non-qualified savings plans.
Bristol Myers Squibb 2024 Proxy Statement	68

Grants of Plan-Based Awards
2023 Fiscal Year
Name	Award Type	Grant Date(1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (shares)			Grant Date Fair Value of Stock and Option Awards
			Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Giovanni Caforio, M.D.	AIP			$131,737	$2,634,740	$5,269,481
	PSU	03/10/23	03/03/23				17,564	140,515	281,030(3)	$9,018,253(5)
	MSU	03/10/23	03/03/23				74,942	93,677	210,773(4)	$5,447,318(6)
Christopher S. Boerner, Ph.D.	AIP			$76,279	$1,525,579	$3,051,159
	PSU	03/10/23	03/03/23				5,050	40,398	80,796(3)	$2,592,744(5)
	MSU	03/10/23	03/03/23				21,546	26,932	60,597(4)	$1,566,096(6)
	PSU	11/01/23	10/25/23				2,224	17,788	35,576(3a)	$664,204(7)
	MSU	11/01/23	10/25/23				9,486	11,858	26,681(4a)	$503,135(8)
David V. Elkins	AIP			$55,346	$1,106,918	$2,213,837
	PSU	03/10/23	03/03/23				5,928	47,424	94,848(3)	$3,043,672(5)
	MSU	03/10/23	03/03/23				25,293	31,616	71,136(4)	$1,838,470(6)
Samit Hirawat, M.D.	AIP			$54,847	$1,096,949	$2,193,898
	PSU	03/10/23	03/03/23				4,391	35,129	70,258(3)	$2,254,579(5)
	MSU	03/10/23	03/03/23				18,735	23,419	52,693(4)	$1,361,815(6)
Sandra Leung	AIP			$57,400	$1,148,003	$2,296,006
	PSU	03/10/23	03/03/23				4,062	32,494	64,988(3)	$2,085,465(5)
	MSU	03/10/23	03/03/23				17,330	21,663	48,742(4)	$1,259,703(6)
Elizabeth Mily	AIP			$44,675	$893,503	$1,787,006
	PSU	03/10/23	03/03/23				2,745	21,956	43,912(3)	$1,409,136(5)
	MSU	03/10/23	03/03/23				11,710	14,637	32,933(4)	$851,142(6)
1)	These equity awards were granted under our 2021 Stock Award and Incentive Plan.
2)
Target payouts under the 2023 annual incentive plan ("AIP") are based on a targeted percentage of annual base salary. The Committee reviews Company and individual performance in determining the actual incentive award as reported in the Summary Compensation Table. The company performance for 2023 was based 30% on non-GAAP diluted earnings per share, 20% on in-line and new product revenue (net of foreign exchange), 15% on revenues from new product portfolio (net of foreign exchange), 25% on pipeline performance, and 10% on the ESG Scorecard metric. Maximum represents the maximum individual incentive award allowable under the 2023 AIP and for the Named Executive Officers, this is 200% of his or her target. For 2023, threshold payout for all measures was 50% of target. The threshold column above reflects the lowest possible combined payout of 5% of target based on the threshold payout on the least weighted metric.

3)
Reflects PSUs which cliff vest on the third anniversary of the grant date. Performance targets under these PSUs are based 40% on 3-year cumulative in-line and new product revenue (net of foreign exchange), 25% on 3-year cumulative operating margin, and 35% on 3-year relative TSR CAGR versus our peer group. Threshold payout for all three measures is 50% of target. The threshold column above reflects the lowest possible combined payout of 12.50% of target based on the threshold payout on the least weighted metric only. The maximum performance will result in a payout of 200% of target. PSUs do not accrue dividend equivalents.

3a)
Reflects the additional performance share unit award granted to Dr. Boerner in order to bring his 2023 total long-term incentive value to the level deemed appropriate by the BMS Board of Directors for his new position as CEO, effective November 11, 2023. These PSUs have the same vesting schedule and other performance provisions as the PSUs granted on March 10, 2023.

4)
Reflects MSUs which vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date. Each MSU converts into the number of shares of Common Stock determined by applying a payout factor to the target number of shares vesting on a given date. The payout factor is a ratio of the average of the closing Common Stock price on the February 28 measurement date immediately preceding the vesting date plus the nine prior trading days divided by the average Common Stock price on the grant date (also a 10-day average). The minimum payout factor that must be achieved to earn a payout is 80% and the maximum payout factor is 225%. These MSUs  do not accrue dividend equivalents.

4a)
Reflects the additional 2023 market share unit award granted to Dr. Boerner in order to bring his 2023 total long-term incentive value to the level deemed appropriate by the BMS Board of Directors for his new position as CEO, effective November 1, 2023. The payout factor is a ratio of the average of the closing Common Stock price on the October 30 measurement date immediately preceding the vesting date plus the nine prior trading days divided by the average Common Stock price on the grant date (also a 10-day average). These MSUs have the same vesting schedule and other performance provisions as the MSUs granted on March 10, 2023.

5)
Fair value for the portion of these PSUs related to the relative TSR CAGR measure (35% weighting) is estimated as of the date of grant on March 10, 2023 using a Monte Carlo simulation. Estimated fair value of this portion was determined to be $73.60, which represents 112% of the grant date closing Common Stock price of $65.71. The assumptions used in this Monte Carlo simulation were as follows: volatility for BMY of 22.7%, the average for the peers of 27.7% and correlation co-efficient average of 39.8% based on three-year historical stock price data; assumed dividend yield of 3.47% based on the most recent annualized payment of $2.28 per share and the grant date stock price of $65.71; BMY’s starting TSR of -3.8% and the average for the peers of -1.4%, and a risk-free rate of 4.31%. Fair value for the remaining portion of these PSUs,

Bristol Myers Squibb 2024 Proxy Statement	69

related to Company financial measures (65% weighting), is calculated based on the grant date closing Common Stock price of $65.71 on March 10, 2023 and a probable outcome of a 100% payout, discounted for the lack of dividends. Estimated fair value of this portion was determined to be $59.10, which represents 89.9% of the grant date closing Common Stock price of $65.71. Therefore, the estimated grant date fair value for the whole PSU award equals $64.18, which represents 97.7% of the grant date closing Common Stock price of $65.71.
6)
Fair value of these MSUs is estimated as of the date of grant on March 10, 2023 using a Monte Carlo simulation. Estimated fair value was determined to be $58.15, which represents 88.50% of the grant date closing Common Stock price of $65.71. The assumptions used in the Monte Carlo simulation were as follows: volatility for BMY of 22.6% based on four-year historical stock price data; assumed dividend yield of 3.47% based on the most recent annualized payment of $2.28 per share and the grant date stock price of $65.71; BMY’s starting performance was -3.8%; and risk-free rate for each measurement period of:

•	Tranche 1 ending Feb 28, 2024: 4.90%;
•	Tranche 2 ending Feb 28, 2025: 4.60%;
•	Tranche 3 ending Feb 28, 2026: 4.31%; and
•	Tranche 4 ending Feb 28, 2027: 4.03%.
7)
Fair value for the portion of these PSUs related to the relative TSR CAGR measure (35% weighting) is estimated as of the date of grant on November 1, 2023 using a Monte Carlo simulation. Estimated fair value of this portion was determined to be $23.59, which represents 46.0% of the grant date closing Common Stock price of $51.28. The assumptions used in this Monte Carlo simulation were as follows: volatility for BMY of 19.6%, the average for the peers of 24.2% and correlation co-efficient average of 31.4% based on three-year historical stock price data; assumed dividend yield of 4.45% based on the most recent annualized payment of $2.28 per share and the grant date stock price of $51.28; BMY’s starting TSR of -22.9% and the average for the peers of 5.0%, and a risk-free rate of 4.89%. Fair value for the remaining portion of these PSUs, related to Company financial measures (65% weighting), is calculated based on the grant date closing Common Stock price of $51.28 on November 1, 2023 and a probable outcome of a 100% payout, discounted for the lack of dividends. Estimated fair value of this portion was determined to be $44.74, which represents 87.2% of the grant date closing Common Stock price of $51.28. Therefore, the estimated grant date fair value for the whole PSU award equals $37.34, which represents 72.8% of the grant date closing Common Stock price of $51.28.

8)
Fair value of these MSUs is estimated as of the date of grant on November 1, 2023 using a Monte Carlo simulation. Estimated fair value was determined to be $42.43, which represents 82.75% of the grant date closing Common Stock price of $51.28. The assumptions used in the Monte Carlo simulation were as follows: volatility for BMY of 22.1% based on four-year historical stock price data; assumed dividend yield of 4.45% based on the most recent annualized payment of $2.28 per share and the grant date stock price of $51.28; BMY’s starting performance was -5.0%; and risk-free rate for each measurement period of:

•	Tranche 1 ending October 30, 2024: 5.37%;
•	Tranche 2 ending October 30, 2025: 4.95%;
•	Tranche 3 ending October 30, 2026: 4.76%; and
•	Tranche 4 ending October 30, 2027: 4.72%.
Bristol Myers Squibb 2024 Proxy Statement	70

Outstanding Equity Awards at Fiscal Year-End
2023 Fiscal Year
			Stock Awards
Name	Grant Date/ Performance Award Period	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(2)
Giovanni Caforio, M.D.	1/1/2021-2/28/2024			285,808(3)	$14,664,808
	1/1/2022-2/28/2025			266,570(4)	$13,677,707
	1/1/2023-2/28/2026			281,030(5)	$14,419,649
	3/10/2020			46,818(6)	$2,402,232
	3/10/2021			95,270(6)	$4,888,304
	3/10/2022			149,947(7)	$7,693,768
	3/10/2023			74,942(8)	$3,845,253
Christopher S. Boerner, Ph.D.	1/1/2021-2/28/2024			83,820(3)	$4,300,804
	1/1/2022-2/28/2025			79,400(4)	$4,074,014
	1/1/2023-2/28/2026			116,372(5)	$5,971,047
	3/10/2020			11,486(6)	$589,347
	3/10/2021			27,940(6)	$1,433,601
	3/10/2022			44,663(7)	$2,291,633
	3/10/2023			21,546(8)	$1,105,505
	11/1/2023			9,486(8)	$486,747
David V. Elkins	1/1/2021-2/28/2024			96,514(3)	$4,952,133
	1/1/2022-2/28/2025			91,832(4)	$4,711,900
	1/1/2023-2/28/2026			94,848(5)	$4,866,651
	3/10/2020			16,054(6)	$823,731
	3/10/2021			32,174(6)	$1,650,848
	3/10/2022			51,656(7)	$2,650,444
	3/10/2023			25,293(8)	$1,297,774
Samit Hirawat, M.D.	1/1/2021-2/28/2024			58,622(3)	$3,007,895
	1/1/2022-2/28/2025			57,186(4)	$2,934,214
	1/1/2023-2/28/2026			70,258(5)	$3,604,938
	3/10/2020			8,384(6)	$430,183
	3/10/2021			19,542(6)	$1,002,700
	3/10/2022			32,168(7)	$1,650,553
	3/10/2023			18,735(8)	$961,303
Sandra Leung	1/1/2021-2/28/2024			70,278(3)	$3,605,964
	1/1/2022-2/28/2025			64,192(4)	$3,293,692
	1/1/2023-2/28/2026			64,988(5)	$3,334,534
	3/10/2020			11,578(6)	$594,067
	3/10/2021			23,428(6)	$1,202,091
	3/10/2022			36,110(7)	$1,852,817
	3/10/2023			17,330(8)	$889,223
Bristol Myers Squibb 2024 Proxy Statement	71

			Stock Awards
Name	Grant Date/ Performance Award Period	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(2)
Elizabeth Mily	1/1/2021-2/28/2024			48,064(3)	$2,466,164
	1/1/2022-2/28/2025			43,904(4)	$2,252,714
	1/1/2023-2/28/2026			43,912(5)	$2,253,125
	4/1/2020			7,326(6)	$375,897
	3/10/2021			16,024(6)	$822,191
	3/10/2022			24,696(7)	$1,267,152
	3/10/2023			11,710(8)	$600,820
	4/1/2020	2,685	$137,767(9)
1)	Represents RSUs outstanding as of December 31, 2023.
2)	Values are based on the closing Common Stock price on December 29, 2023 of $51.31.
3)	Represents target number of PSUs granted under the 2021-2023 award at max payout of 200%. The award vested on March 10, 2024.
4)	Represents target number of PSUs granted under the 2022-2024 award at max payout of 200%. These PSUs cliff vest on the third anniversary of the grant date
5)	Represents target number of PSUs granted under the 2023-2025 award at max payout of 200%. These PSUs cliff vest on the third anniversary of the grant date.
6)	Represents MSUs at maximum payout of 200%. These MSUs vest in four equal installments of 25% on each of the first four anniversaries of the grant date, subject to a payout factor.
7)	Represents MSUs at maximum payout of 225%. These MSUs vest in four equal installments of 25% on each of the first four anniversaries of the grant date, subject to a payout factor.
8)	Represents MSUs at threshold payout of 80%. These MSUs vest in four equal installments of 25% on each of the first four anniversaries of the grant date, subject to a payout factor.
9)	These RSUs vest in four equal installments on each of the first, second, third, and fourth anniversaries of the grant date.
Bristol Myers Squibb 2024 Proxy Statement	72

Option Exercises and Stock Vested
2023 Fiscal Year
Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting(2) ($)
Giovanni Caforio, M.D.	0	$0(3)
	112,227	$7,374,436(4)
	157,593	$10,355,436(5)
Christopher S. Boerner, Ph.D.	2,638	$132,164(3)
	29,023	$1,907,101(4)
	38,656	$2,540,086(5)
David V. Elkins	8,792	$440,479(3)
	26,770	$1,759,057(4)
	54,031	$3,550,377(5)
Samit Hirawat, M.D.	9,357	$598,380(3)
	15,570	$1,023,105(4)
	28,208	$1,853,548(5)
Sandra Leung	0	$0(3)
	27,755	$1,823,781(4)
	38,966	$2,560,456(5)
Elizabeth Mily	2,684	$186,028(3)
	13,290	$890,753(4)
	24,656	$1,620,146(5)
1)	There were no stock options exercised by any of our Named Executive Officers in 2023.
2)	The value realized for each RSU, MSU and PSU award was determined by multiplying the number of units that vested by the closing share price of our Common Stock on the respective vesting date.
3)	Reflects RSUs that vested during 2023.
4)	Reflects MSUs that vested during 2023.
5)	Reflects payouts of the vested 2020-2022 PSUs based on the closing Common Stock price of $65.71 on March 10, 2023.
Benefit Equalization Plan—Retirement Plan
The Bristol-Myers Squibb Company Benefit Equalization Plan—Retirement Income Plan (BEP—Retirement Plan) is a nonqualified plan that provides income for employees after retirement in excess of the benefits that were payable under the Bristol-Myers Squibb Company U.S. Retirement Income Plan (Retirement Plan or US-RIP), a tax-qualified defined benefit plan that was terminated effective February 1, 2019 with roughly $3.8 billion of Plan obligations transferred to Athene Holding, Ltd.
By way of background, as of December 31, 2009, BMS discontinued service accruals under the Retirement Plan and the BEP—Retirement Plan in the U.S for active plan participants and closed the plan to new entrants. Active plan participants of the Retirement Plan at year end 2009 were provided five additional years of pay growth in the pension plan. Accordingly, 2014 was the last year of pay growth under the Retirement Plan. Ms. Leung is the only 2023 NEO with a benefit under the BEP-Retirement Plan.
Employees whose pay or benefits exceeded the IRS qualified plan limits of the Retirement Plan were eligible for the BEP—Retirement Plan. The key plan provisions of the Retirement Plan and the BEP—Retirement Plan are as follows:
•	The retirement benefit generally equals:
– 2% × Final Average Compensation × Years of Service through December 31, 2009, up to 40, minus
– 1/70th of the Primary Social Security Benefit × Years of Service through December 31, 2009, up to 40.
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•
Final Average Compensation equals the average of the five consecutive years out of the last ten years, ending December 31, 2014, in which the employee’s compensation was the highest. Compensation equals the base salary rate plus the higher of annual incentive awards earned or paid during the year. In the BEP—Retirement Plan, there are no limits on compensation and benefits imposed under Section 401(a)(17) and Section 415(b) of the Internal Revenue Code.

•	Normal retirement age is 65. Employees are eligible for early retirement at age 55 with 10 or more years of service.
•
Employees eligible for early retirement may receive their pension without any reduction at age 60. The pension is generally reduced by 4% for each year that the retirement age precedes age 60. The same reduction factors also apply to employees who satisfy certain requirements relating to involuntary termination (known as “Rule of 70”).

•	Employees are 100% vested after attaining five years of service.
•
The BEP—Retirement Plan pension is paid as a cash lump sum or, if eligible and an election is made at least 12 months prior to retirement, the lump sum may be credited to the Bristol-Myers Squibb Company Benefit Equalization Plan—Savings and Investment Program. The BEP-Retirement Plan is subject to Section 409A of the Internal Revenue Code. Therefore, a distribution for an executive classified as a “Specified Employee” of the Company, as defined under Section 409A, is subject to a six-month delay following the executive’s separation from service in accordance with the Section 409A regulations.

Present Value of Accumulated Pension Benefits
2023 Fiscal Year
Name	Plan Name	# of Years of Credited Service(1)	Present Value of Accumulated Benefits(2)	Payments During Last Fiscal Year
Giovanni Caforio, M.D.(3)	Benefit Equalization Plan Retirement Plan	0.0	$0	$0
Christopher S. Boerner, Ph.D.(3)	Benefit Equalization Plan Retirement Plan	0.0	$0	$0
David V. Elkins(3)	Benefit Equalization Plan Retirement Plan	0.0	$0	$0
Samit Hirawat, M.D.(3)	Benefit Equalization Plan Retirement Plan	0.0	$0	$0
Sandra Leung(4)	Benefit Equalization Plan Retirement Plan	17.8	$7,313,188	$0
Elizabeth Mily(3)	Benefit Equalization Plan Retirement Plan	0.0	$0	$0
1)
Reflects the years of credited service through December 31, 2009 at which time we discontinued service accruals under the U.S. BEP-Retirement Plan. The company terminated the US-RIP as of February 1, 2019 and transferred all remaining liabilities to a leading third-party insurer, Athene Holdings Ltd.

2)	The present value of accumulated benefits was calculated based on the following assumptions which were used in the December 31, 2023 disclosure for the BEP-Retirement Plan:
•	100% lump-sum utilization
•	FTSE Pension Discount Curve rates as of the measurement date; and
•	2024 IRS Applicable Mortality under IRC 417(e).
These assumptions are the same as those disclosed in conformity with generally accepted accounting principles. For active executives, payments are assumed to begin at age 60 for the BEP-Retirement Plan, the earliest age that employees are eligible for an unreduced pension, or current age if over age 60. The actual benefit received will vary based on age and interest rates at the time of retirement.
3)
Dr. Caforio, Dr. Boerner, Mr. Elkins, Dr. Hirawat, and Ms. Mily are not participants in any of the Company's defined benefit pension plans. For Dr. Caforio, this table does not include the value of participation in the Italian government pension system.

4)	Ms. Leung has met the age and service requirements for early retirement under the BEP—Retirement Plan.
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Non-Qualified Deferred Compensation Plan
The Bristol-Myers Squibb Company Benefit Equalization Plan—Savings and Investment Program (BEP—Savings Plan) is a nonqualified deferred compensation plan that allows employees to defer a portion of their total eligible cash compensation and to receive company matching contribution credits in excess of contributions allowed under the Bristol-Myers Squibb Company Savings and Investment Program. The Savings and Investment Program is a tax-qualified plan, as defined under Sections 401(a) and 401(k) of the Internal Revenue Code. Employees who are eligible to participate in the Savings and Investment Program, and whose compensation and/or total contributions exceed the IRS qualified plan limits, are eligible for the BEP—Savings Plan. The key provisions of the BEP—Savings Plan are as follows:
•
Employee deferrals to the BEP—Savings Plan begin, in accordance with an employee’s timely-filed election, once the employee’s total eligible compensation paid for the year exceeds the limit under Section 401(a)(17) of the Internal Revenue Code, and / or total contributions to the Savings and Investment Program exceed the limits under Section 415(c) of the Internal Revenue Code.

•	Employees may defer no less than 2% and up to 75% of their eligible BEP compensation.
•
The company matching contribution credit generally equals 100% of the employee’s contribution deferral credit on the first 6% of eligible BEP compensation that an employee elects to defer for each pay period.

•
An additional, discretionary company contribution credit is applied to each individual account in the qualified Savings and Investment Program annually, in an amount based on a point system of a participant’s age plus service: below 40 points—3% of total eligible cash compensation; between 40 and 59 points—4.5%; and at 60 points and above—6%. If the full amount of the annual company contribution calculated in accordance with the Savings and Investment Program formula cannot be made to the qualified Savings and Investment Program due to application of the Section 401(a)(17) limit on contributions and/or the Section 415(c) limit on contributions, the excess amount is credited to the employee’s account under the BEP-Savings Plan.

•	The plan is unfunded. Benefits are paid from general assets of the Company.
•
Employees may allocate their contributions among various notional investment options that provide different combinations of risk and return potential, and employees can generally elect to change their investment elections each business day.

•
For plan balances prior to January 2024, the employee’s full balance under the BEP—Savings Plan is paid following a separation from service, or, if eligible, an election can be made at least 12 months prior to a separation from service to defer payments until a later date that is no earlier than five (5) years following the date of separation from service. Effective with the 2024 plan year, employees have the option each year of electing, for that year’s deferral, the form of payment of a termination distribution (lump sum payment or 2-15 year annual installments payable within 60 days after separation from service) and may also elect an optional in-service distribution of such amount (lump sum payment or 2-5 year annual installments payable at least 2 years after the deferral plan year) payable if the employee has not separated from service as of the designated in-service payment date. The BEP-Savings Plan is subject to Section 409A of the Internal Revenue Code. Therefore, in all cases, a distribution for an executive classified as a “Specified Employee” of the Company, as defined under Section 409A, is subject to a six-month delay following the executive’s separation from service in accordance with the Section 409A regulations.

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Non-Qualified Deferred Compensation Plan
2023 Fiscal Year
Name	Executive Contributions in 2023(1)	Registrant Contributions in 2023(2)	Aggregate Earnings in 2023(3)	Aggregate Withdrawals/ Distributions in 2023	Aggregate Balance at December 31, 2023(2)(4)
Giovanni Caforio, M.D.(5)	$292,504	$601,322	$1,761,933	$0	$12,890,411
Christopher S. Boerner, Ph.D.(5)	$242,170	$264,186	$482,529	$0	$3,466,818
David V. Elkins(5)	$152,183	$280,685	$267,480	$0	$1,424,924
Samit Hirawat, M.D.(5)	$148,839	$257,022	$212,965	$0	$1,417,729
Sandra Leung(5)	$123,406	$266,613	$1,960,931	$0	$13,077,937
Elizabeth Mily(5)	$48,326	$153,975	$49,251	$0	$498,819
1)
The contribution amounts in this column reflect the deferral of a portion of 2023 base salary and the 2022 annual incentive award that was paid in March 2023. The base salary deferral amount is included as 2023 Salary in the Summary Compensation Table. The 2022 annual incentive award deferral amount was also included as 2022 Non-Equity Incentive Plan Compensation in the 2022 Summary Compensation Table.

2)
The contribution amounts in this column are included as 2023 All Other Compensation in the Summary Compensation Table. Includes the additional annual registrant contributions earned in 2023 but paid in February 2024.

3)
Aggregate earnings are not reflected in the 2023 Summary Compensation Table and were not reflected in prior years’ Summary Compensation Tables. The company does not pay above-market interest rates on non-qualified deferred compensation.

4)
Portions of the aggregate balances in this column reflect amounts reported in the Summary Compensation Tables in prior years as follows: Dr. Caforio, $965,990 for 2020, $1,024,589 for 2021 and $880,263 for 2022; Ms. Leung, $455,791 for 2020, $458,838 for 2021 and $401,022 for 2022; Dr. Boerner, $433,470 for 2020, $483,983 for 2021 and $464,699 for 2022; and Mr. Elkins, $415,782 for 2021 and $369,430 for 2022.

5)	Reflects 2023 activity and aggregate balances in the non-qualified BEP-Savings Plan.
Post-Termination Benefits
Following is a description of payments and benefits available under different termination scenarios:
Voluntary Termination
The company does not offer any payments or benefits to salaried employees, including the Named Executive Officers, upon a voluntary termination, other than those that are vested at the time of termination, unless the applicable plan or award agreement provides otherwise.
Voluntary Termination for Good Reason
Under the Bristol-Myers Squibb Senior Executive Severance Plan, certain senior executives (including the Named Executive Officers) are eligible to receive severance payments and benefits if they voluntarily terminate their employment for “good reason,” where “good reason” is defined as:
•	A material reduction in the executive’s weekly base salary;
•	The material reduction in the executive’s grade level resulting in a material diminution of the executive’s authority, duties, or responsibilities; or
•
The relocation of the executive’s job or office, so that it will be based at a location which is more than 50 miles further (determined in accordance with the company’s relocation policy) from their primary residence than their work location immediately prior to the proposed change in their job or office.

A terminated executive who signs a general release will be eligible for the following:
•	Severance payments in the amount of 2 times annual base salary for our senior most executives including the Named Executive Officers, and 1.5 times annual base salary for other senior executives;
•	Continuation of medical, dental and life insurance benefits until the earlier of (i) 56 weeks from termination date or (ii) the date the executive begins new employment; and
•	Outplacement services.
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Retirement and Death
The following benefits are generally available to all salaried employees including the Named Executive Officers:
Annual Incentive—Under the Annual Incentive Plan, employees are eligible for a pro-rata award based on the number of days worked in the performance period and paid by March 15th following the performance period.
Restricted Stock Units—Employees are eligible to vest in a pro-rata portion of RSUs held at least one year from the grant date; provided that if an employee turns 65 on or prior to their retirement or death, then any unvested RSUs held for at least one year will vest in full prior to their retirement or death.
Market Share Units—Employees are eligible to vest in a pro-rata portion of MSUs held at least one year from the grant date, subject to performance provisions; provided that if an employee turns 65 on or prior to their retirement or death, then any unvested MSUs held for at least one year will vest in full upon their retirement or death, subject to performance provisions.
Performance Share Units—Employees are eligible to vest in a pro-rata portion of unvested PSUs held at least one year from the grant date subject to performance provisions.
Defined Benefit Pension Excess Benefit Plan—Employees may be eligible for benefits accrued under the BEP—Retirement Plan.
Savings Plans—Employees are eligible for benefits accumulated under our Savings and Investment Program and the BEP—Savings Plan (as well as a pro-rata annual contribution (if applicable) on eligible compensation paid in the year of separation from service or death).
Post-Retirement Medical and Life Insurance—Employees age 55 or older with 10 years of service or age 65 or over at the time of retirement are eligible for post-retirement medical and life insurance benefits provided that they were employed by a company participating in the Bristol-Myers Squibb Company Health & Welfare Benefit Plan at the time that their employment ended. Employees retiring with less than 10 years of service are not eligible to receive a company subsidy for their post-retirement medical coverage.
Involuntary Termination Not for Cause
The following benefits are generally available to all salaried employees including the Named Executive Officers:
Annual Incentive—Under the Annual Incentive Plan, employees who are severance eligible and execute and do not revoke a separation agreement are eligible for a pro-rata award based on the number of days worked in the performance period if the termination occurs on or after September 30th of the plan year. Further, an employee who is severance eligible and whose age plus years of service equals or exceeds 70, and who has at least 10 years of service, upon signing and not revoking a separation agreement the employee is eligible for a pro-rata award based on the number of days worked in the performance period for a termination occurring at any point in the plan year.
Restricted Stock Units—Upon signing a general release, employees are eligible to vest in a pro-rata portion of RSUs held at least one year from the grant date; provided that if an employee turns 65 on or prior to their involuntary termination not for cause, then any unvested RSUs held for at least one year will vest in full upon their involuntary termination not for cause.
Market Share Units—Upon signing a general release, employees are eligible to vest in a pro-rata portion of unvested MSUs held at least one year from the grant date, subject to performance provisions; provided that if an employee turns 65 on or prior to their involuntary termination not for cause, then any unvested MSUs held for at least one year will vest in full upon their involuntary termination not for cause, subject to performance provisions.
Performance Share Units—Upon signing a general release, employees are eligible to vest in a pro-rata portion of unvested PSUs held at least one year from the grant date, subject to performance provisions.
Defined Benefit Pension Excess Benefit Plan—Employees may be eligible for benefits accrued under the BEP—Retirement Plan. If the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee signs a general release, the retirement benefits are payable following termination of employment based upon enhanced adjustment factors similar to those applied to employees eligible for early retirement.
Savings Plans—Employees are eligible for benefits accumulated under our Savings and Investment Program and the BEP—Savings Plan. Under the Savings and Investment Program and the BEP-Savings Plan, if the employee is either (1) involuntarily terminated not for cause on or after September 30th and the employee is receiving severance and signs a general release or (2) the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee is receiving severance and signs a general release, the employee is eligible for a pro-rata annual contribution (if applicable) based on eligible compensation paid in the year of separation from service.
Post Retirement Medical Insurance—If the employee’s age plus years of service equal or exceed 70 and the employee has at least 10 years of service, the employee is not eligible for early retirement, and the employee signs a general release, the employee is eligible for continued medical coverage beyond the severance and COBRA period, provided that they were employed by a company participating in the Bristol-Myers Squibb Health & Welfare Benefit Plan at the time that their employment ended, and as long as no other group medical coverage is available, without company subsidy until age 55. At age 55, they become eligible for company-subsidized, post-retirement medical benefits.
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Senior Executive Severance Plan—Under the Bristol-Myers Squibb Senior Executive Severance Plan, certain senior executives (including the Named Executive Officers) are eligible to receive severance payments and benefits if they are involuntarily terminated not for “cause,” where “cause” is defined as:
•	failure or refusal by the executive to substantially perform his or her duties (except where the failure results from incapacity due to disability); or
•
severe misconduct or engaging in an activity, which may include a failure to take action, deemed detrimental to the interests of the company including, but not limited to, acts involving dishonesty, violation of company policies, violation of safety rules, disorderly conduct, discriminatory harassment, unauthorized disclosure of confidential information, or the entry of a plea of nolo contendere to, or the conviction of, a crime.

A terminated executive who signs a general release will be eligible for the following:
•	Severance payments in the amount of 2 times base salary for our senior-most executives, including the Named Executive Officers, and 1.5 times base salary for other senior executives;
•	Continuation of medical, dental and life insurance benefits; and
•	Outplacement services.
For Mr. Elkins, “cause” is defined as:
•
on or within four years following the Closing, the executive’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity), material violation of a written company policy, material breach of an employment or similar agreement, or misappropriation of company property, in each case, that has not been cured within ten days after a written notice is delivered by the company; provided, that in the event of a dispute concerning the application of this provision, the Board must determine that it has been established by clear and convincing evidence that Cause exists and must adopt a resolution to that effect with approval of at least 75% of the Board (after reasonable notice and an opportunity to be heard is provided to the executive); and

•
after the four-year period following the Closing, “cause” is as defined above except for that the definition (i) includes materially unsatisfactory performance of the executive’s duties to the company that has not been cured within ten days after a written demand for substantial performance is delivered by the CMDC and (ii) does not include the requirement for a Board determination and resolution in the event of a dispute.

Change in Control
As disclosed in the CD&A, the company has entered into change-in-control agreements with certain senior executives, including all of the Named Executive Officers. The agreements expired on December 31, 2023, and may be extended with revisions, as appropriate, beginning on January 1, 2024, in one-year increments unless either the company or the executive gives prior notice of termination of the agreement or a change-in- control shall have occurred prior to January 1 of such year.
To trigger benefits, there must be both a change-in-control of the company and either (i) a subsequent involuntary termination without cause by the company or (ii) a good reason termination by the employee. Good reason is further defined in the agreements and includes a reduction in job responsibilities, changes in pay and benefits as well as relocation beyond 50 miles. The executive has 120 days to assert a claim for payments under this provision. In general, this protection extends for 24 months following a change-in-control for the vast majority of our senior most executives who became eligible for change-in-control benefits after September 1, 2010, including Dr. Boerner, Mr. Elkins, Dr. Hirawat and Ms. Mily and 36 months following a change-in-control for a few of our other senior most executives, including Dr. Caforio and Ms. Leung:
“Change in Control” means the earliest to occur of any one of the following dates:
(i)
The date any Person (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) shall have become the direct or indirect beneficial owner of thirty percent (30%) or more of the then outstanding common shares of the company;

(ii)
The date of consummation of a merger or consolidation of the company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the company outstanding immediately prior thereto continuing to represent at least fifty one percent (51%) of the combined voting power of the voting securities of the company or the surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the company in which no Person acquires more than fifty percent (50%) of the combined voting power of the company’s then outstanding securities;

(iii)
The date the stockholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all the company’s assets; or

(iv)
The date there shall have been a change in the composition of the Board of Directors of the company within a two-year period such that a majority of the Board does not consist of directors who were serving at the beginning of such period together with directors whose initial nomination for election by the company’s stockholders or, if earlier, initial appointment to the Board, was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the two-year period together with the directors who were previously so approved.

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Each of our Named Executive Officers is eligible to receive the following benefits if he or she is terminated in connection with a change-in-control:
•
A cash payment equal to 2 years of base salary plus target annual incentive award for Dr. Boerner, Mr. Elkins, Dr. Hirawat and Ms. Mily and 2.99 years of base salary plus target annual incentive award for Ms. Leung and Dr. Caforio.

•	Payout of annual incentive award on a pro-rata basis at target.
•	Vesting of unvested stock options, if any, including options held less than one year.
•	Vesting of unvested RSUs, if any, including units held less than one year.
•	Vesting of unvested MSUs, subject to performance provisions, including units held less than one year.
•	Payout of all outstanding performance share units at target, including units held less than one year.
•
Three additional years of service and age for pension purposes if a participant is in BEP—Retirement Plan sponsored by BMS, and eligibility for the plan’s early retirement subsidy if the executive’s age and service fall below the normal eligibility threshold (i.e., 55 years old with at least 10 years of service). As of September 1, 2010, we no longer provide any pension subsidy or enhancement for newly eligible executives. In lieu of such subsidy or enhancement, we provide under the company’s savings plans a continuation of company matching contributions and automatic year-end contributions equal to the length of the severance period, which equals two years for Dr. Boerner, Dr. Hirawat, Mr. Elkins and Ms. Mily.

•
Eligibility for retiree medical benefits based on two years additional age and service for Mr. Elkins, Dr. Boerner, Dr. Hirawat and Ms. Mily and three years additional age and service for Ms. Leung and Dr. Caforio.

•	Continuation of health benefits for two years for Dr. Boerner, Mr. Elkins, Dr. Hirawat and Ms. Mily and three years for Ms. Leung and Dr. Caforio.
•	Vesting of unvested match in the company’s savings plans.
•	We no longer gross up compensation on excess parachute payments for any of our executives, including all of our Named Executive Officers.
•	Payment of any reasonable legal fees incurred to enforce the agreement.
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The following illustrates the potential payments and benefits under the company’s plans and programs to the Named Executive Officers upon a termination of employment assuming an effective date of December 31, 2023. To the extent payments and benefits are generally available to salaried employees on a nondiscriminatory basis, they are excluded from the table.
Termination of Employment Obligations (Excluding Vested Benefits)
2023 Fiscal Year
Name	Cash Severance(1)	Restricted Stock Units (“RSUs”)(2)(5)	Market Share Units (“MSUs”)(3)(5)	Performance Share Units (“PSUs”)(4)(5)	Pension Plans(6)	Savings Plans(7)	Health(8)	Retiree Medical(9)	Total
Voluntary Termination for Good Reason
Giovanni Caforio, M.D.(10)(11)	$3,550,000	$0	$0	$0	$0	$0	$41,584	$0	$3,591,584
Christopher S. Boerner, Ph.D.(11)	$3,000,000	$0	$0	$0	$0	$0	$41,004	$0	$3,041,004
David V. Elkins(11)	$2,230,000	$0	$0	$0	$0	$0	$34,579	$0	$2,264,579
Samit Hirawat, M.D.(11)	$2,230,000	$0	$0	$0	$0	$0	$38,144	$0	$2,268,144
Sandra Leung(10)	$2,300,000	$0	$0	$0	$0	$0	$25,286	$0	$2,325,286
Elizabeth Mily(11) (13)	$2,000,000	$0	$0	$0	$0	$0	$34,626	$0	$2,034,626
Involuntary Termination Not for Cause (Absent Change in Control)
Giovanni Caforio, M.D.(10)(11)	$3,550,000	$0	$0	$0	$0	$0	$41,584	$0	$3,591,584
Christopher Boerner, Ph.D.(11)	$3,000,000	$0	$452,298	$3,248,334	$0	$0	$41,004	$0	$6,741,635
David V. Elkins(11)	$2,230,000	$0	$571,491	$3,746,605	$0	$0	$34,579	$0	$6,582,675
Samit Hirawat, M.D.(11)	$2,230,000	$0	$322,586	$2,297,508	$0	$0	$38,144	$0	$4,888,238
Sandra Leung(10)	$2,300,000	$0	$0	$0	$0	$0	$25,286	$0	$2,325,286
Elizabeth Mily(11)(13)	$2,000,000	$103,797	$283,231	$1,837,462	$0	$0	$34,626	$0	$4,259,117
Qualifying Termination Within 2 or 3 Years Following a Change in Control
Giovanni Caforio, M.D.(11)(12)	$13,268,125	$0	$1,416,361	$10,369,443	$0	$0	$122,867	$0	$25,176,797
Christopher S. Boerner, Ph.D.(11)	$7,500,000	$0	$1,437,963	$7,172,933	$0	$813,070	$81,633	$67,025	$17,072,623
David V. Elkins(11)	$4,460,000	$0	$1,050,829	$7,265,342	$0	$534,230	$69,063	$53,691	$13,433,155
Samit Hirawat, M.D.(11)	$4,460,000	$0	$608,177	$4,773,523	$0	$533,034	$114,443	$49,984	$10,539,162
Sandra Leung(12)	$6,877,000	$0	$348,600	$2,430,452	$4,599,081	$0	$32,622	$0	$14,287,755
Elizabeth Mily(11)(13)	$3,800,000	$137,767	$535,728	$3,486,001	$0	$455,400	$104,732	$48,373	$8,568,002
1)
For voluntary termination for good reason and involuntary termination not for cause, cash severance is equal to 2 times base salary. For change in control, cash severance is equal to 2 times base salary plus target annual incentive award for Dr. Boerner, Mr. Elkins, Dr. Hirawat, and Ms. Mily, and 2.99 times for Dr. Caforio and Ms. Leung.

2)	For involuntary termination not for cause, represents pro-rata portion of awards held at least one year. For change in control, represents all unvested units.
3)
For involuntary termination not for cause, represents pro-rata portion of awards held at least one year. For change in control, represents all unvested units. The payout factor applied is equal to the 10-day average closing price on December 29, 2023 divided by the 10-day average closing price on the grant date.

4)
For change in control, represents a full payout of the 2021-2023, 2022-2024 and 2023-2025 PSU awards at target. For involuntary termination not for cause, represents a pro-rata payout of the 2021-2023 and 2022-2024 PSU awards at target. The 2023-2025 award is forfeited because as of December 31, 2023 the award has not been held for at least one year since the grant date.

5)	Values as of December 29, 2023 based on the closing Common Stock price of $51.31 on that day.
6)	Reflects BEP - Retirement Plan. Change-in-control values include early retirement subsidy and additional years of credited service and age.
7)	Change in control values reflect Company matching contributions and automatic year-end contributions under the Company’s Savings Plans and equal to two additional years of service.
8)
For voluntary termination for good reason and involuntary termination not for cause, reflects health care benefit continuation through the severance period of 56 weeks. For change in control, represents continuation of health care benefits for two years for Dr. Boerner, Mr. Elkins, Dr. Hirawat and Ms. Mily, and three years for Dr. Caforio and Ms. Leung.

9)	Reflects cost to the Company for providing retiree medical benefits. For change in control, includes additional years of credited service and age.
10)
These Named Executive Officers are retirement-eligible under our stock plans and therefore are entitled to the following benefits, which are generally available to all retirement eligible participants in our stock plans:

•	a pro-rata portion of RSUs held for one year from the grant date;
•	a pro-rata portion of MSUs held for one year from the grant date, subject to performance provisions; and
•	a pro-rata portion of PSUs held one year from the grant date, subject to performance provisions.
11)	Dr. Boerner, Dr. Caforio, Mr. Elkins, Dr. Hirawat and Ms. Mily are not participants in any of our pension plans.
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12)	These Named Executive Officers are retirement-eligible under our stock plans and therefore the number of units used to calculate the change-in-control value reflects:
•	Restricted Stock Units - the difference between a pro-rata portion of RSUs held for one year from the grant date and all unvested RSUs including units held less than one year from the grant date;
•	Market Share Units - the difference between a pro-rata portion of MSUs held for one year from the grant date and all unvested MSUs including units held less than one year from the grant date; and
•	Performance Share Units - the difference between a pro-rata portion and all unvested units under the 2021-2023 and 2022-2024 PSUs and payout of the 2023-2025 PSU award at target.
13)	Ms. Mily separated from the company effective March 15, 2024.
Pay Ratio
To determine the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees excluding the CEO, we identified the median employee as of October 1, 2023 using target total cash compensation (i.e., salary plus 2023 target incentive award). We believe this measure most reasonably reflects the typical annual compensation of our employee population, and was consistently applied for all employees. We believe that there have not been any material changes in our employee population or compensation arrangements that would require us to change our methodology for 2023.
We calculated that the median employee’s 2023 total compensation, as determined in the same manner as “Total Compensation” in the 2023 Summary Compensation Table, was $151,172. Dr. Caforio who was CEO at the time we identified our median employee, had an annual total compensation equal to the amount included in the “Total Compensation” column of the 2023 Summary Compensation Table, which results in an annual total compensation for 2023 of $19,661,434. Based on this information, for 2023, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees of the Company was 130 to 1.
Bristol Myers Squibb 2024 Proxy Statement	81

Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the CMDC views the link between the Company’s performance and its NEOs’ pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the Compensation Discussion and Analysis (beginning on page 35). The CMDC did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the SCT total values for the applicable year as described in the footnotes to the following table.
Tabular Disclosure of Pay Versus Performance
The following table sets forth information concerning the compensation actually paid to our CEO and other NEOs compared to Company performance for the years ended December 31, 2023, 2022, 2021 and 2020. The NEOs, including the CEO, represent the following individuals for years 2020 through 2022: Dr. Giovanni Caforio (CEO), Dr. Chris Boerner, Mr. David Elkins, Dr. Rupert Vessey and Ms. Sandra Leung. For 2023, if reflects the following individuals: Dr. Giovanni Caforio (Former CEO), Dr. Chris Boerner (Current CEO), Mr. David Elkins, Dr. Samit Hirawat, Ms. Sandra Leung, and Ms. Elizabeth Mily.
							Value of Initial Fixed $100 Investment Based On
Year	Summary Compensation Table Total for Former CEO	Summary Compensation Table Total for Current CEO	Compensation Actually Paid to Former CEO(3)	Compensation Actually Paid to Current CEO(3)	Average Summary Compensation Table Total for non-CEO NEOs	Average Compensation Actually Paid to non-CEO NEOs(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income (in Millions) (GAAP)(5)	Total Revenues (in Millions)(6)
2023(1)	$19,661,434	$8,461,833	($6,907,611)	$382,568	$5,917,907	($525,203)	$91	$142	$8,025	$45,006
2022(2)	$20,053,032	—	$35,057,807	—	$6,996,472	$10,872,377	$123	$139	$6,327	$46,159
2021(2)	$19,784,806	—	$16,505,622	—	$7,140,446	$6,780,078	$103	$126	$6,994	$46,385
2020(2)	$20,150,902	—	$17,644,676	—	$7,050,986	$6,288,633	$100	$102	($9,015)	$42,518
1)	The NEOs for 2023 are Dr. Giovanni Caforio (Former CEO), Dr. Chris Boerner (Current CEO), Mr. David Elkins, Dr. Samit Hirawat, Ms. Sandra Leung and Ms. Elizabeth Mily.
2)	The NEOs for years 2020-2022 are Dr. Giovanni Caforio (CEO), Dr. Chris Boerner, Mr. David Elkins, Dr. Rupert Vessey and Ms. Sandra Leung.
3)
CAP reflects the total compensation reported in the 2023 SCT for the years ended December 31, 2023, 2022, and 2021 and 2022 SCT for the year ended 2020, in each case, adjusted to include or exclude the amounts shown in the tables below for the NEOs. To calculate CAP, the following amounts were deducted from and added to SCT total compensation, computed in accordance with Item 402(v) of Regulation S-K:

Former CEO SCT Total to CAP Reconciliation
Year	SCT Total for Former CEO	Deduction of Change in Pension Values for Former CEO(a)	Deduction of Stock Awards and Options Values for Former CEO(b)	Addition of Pension Service Cost for former CEO(c)	Addition of Equity Values for Former CEO(d)	Compensation Actually Paid for Former CEO
2023	$19,661,434	$0	($14,465,570)	$0	($12,103,475)	($6,907,611)
2022	$20,053,032	$0	($14,289,505)	$0	$29,294,280	$35,057,807
2021	$19,784,806	$0	($13,965,989)	$0	$10,686,805	$16,505,622
2020	$20,150,902	$0	($13,457,248)	$0	$10,951,022	$17,644,676
Current CEO SCT Total to CAP Reconciliation
Year	SCT Total for Current CEO	Deduction of Change in Pension Values for Current CEO(a)	Deduction of Stock Awards and Options Values for Current CEO(b)	Addition of Pension Service Cost for Current CEO(c)	Addition of Equity Values for Current CEO(d)	Compensation Actually Paid for Current CEO
2023	$8,461,833	$0	($5,326,178)	$0	($2,753,087)	$382,568
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Average non-CEO NEOs SCT Total to CAP Reconciliation
Year	SCT Total	Deduction of Change in Pension Values(a)	Deduction of Stock Awards and Options Values(b)	Addition of Pension Service Cost(c)	Addition of Equity Values(d)*	Compensation Actually Paid
2023	$5,917,907	$0	($3,525,996)	$0	($2,917,115)	($525,203)
2022	$6,996,472	$0	($4,304,359)	$0	$8,180,264	$10,872,377
2021	$7,140,446	$0	($4,208,611)	$0	$3,848,242	$6,780,078
2020	$7,050,986	($221,035)	($3,757,621)	$0	$3,216,303	$6,288,633
a.	Represents change in pension value under the U.S BEP-RIP reported in the SCT for each year shown. See the footnotes to the 2023 and 2022 SCTs for further detail regarding the amounts in this column.
b.
Represents the grant date fair value of equity-based awards granted each year and reported in the SCT for each year shown. See the footnotes to the SCT for further detail regarding the amounts in this column.

c.
Does not include any service cost for pension benefits under the U.S BEP-RIP as the plan was frozen in 2009 and, therefore, there is no service cost. The company terminated the US-RIP as of February 1, 2019, and transferred all remaining liabilities to a leading third-party insurer, Athene Holdings Ltd. No service cost has been incurred under the plan since 2014.

d.	Reflects the value of equity calculated in accordance with the SEC methodology for determining the compensation actually paid for each year shown.
*	The amounts in the Addition of Equity Values in the tables above are derived from the amounts set forth in the following table:
	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included ($)	Total – Addition of Equity Values ($)
Former CEO
2023	4,874,459	(16,751,751)	0	(226,183)	0	0	(12,103,475)
2022	15,604,262	7,721,151	0	5,968,867	0	0	29,294,280
2020	13,701,811	(2,650,377)	0	(364,629)	0	0	10,686,805
2021	14,594,230	(1,605,636)	0	(2,037,572)	0	0	10,951,022
Current CEO
2023	2,266,251	(4,900,396)	0	(118,943)	0	0	(2,753,087)
Average of Non-CEO NEOs
2023	1,188,161	(4,033,124)	0	(72,151)	0	0	(2,917,115)
2022	4,700,394	2,222,732	0	1,201,754	0	55,384	8,180,264
2021	4,128,997	(478,162)	0	25,413	0	171,994	3,848,242
2020	4,205,108	(565,278)	0	(470,925)	0	47,398	3,216,303
4)
The Company TSR and the Peer Group TSR reflected in these columns for each of the applicable fiscal years is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for the three fiscal years is the extended peer group that was used for purposes of disclosing our executive compensation benchmarking practices, as described in the section titled “Benchmarking Analysis and Compensation Peer Groups” on page 47 and also as disclosed in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K for these years. The extended peer group is composed of AbbVie Inc., Amgen Inc., Biogen Inc., Eli Lilly and Company, Gilead Sciences Inc., Johnson & Johnson, Merck & Co., Pfizer Inc., AstraZeneca PLC, GlaxoSmithKline PLC, Roche Holding AG, Novartis AG, and Sanofi.

5)	Net income is equivalent to “Net Earnings/(Loss) Attributable to BMS” as reported in the Company’s consolidated financial statements.
6)
SEC rules require us to designate a “Company-Selected Measure” that in our assessment represents the most important financial performance measure used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. We have selected total revenues as this measure for fiscal year 2023.

Bristol Myers Squibb 2024 Proxy Statement	83

Pay Versus Performance Comparative Disclosure
As described in more detail in the CD&A, a substantial portion of the Company’s executive compensation program is variable and at risk based on operational, financial, strategic and share price performance. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the table above.
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the table above.
CAP and Company TSR
CAP over the last four years is closely aligned with the Company’s TSR performance as presented in the chart below. This is because a significant portion of CAP is comprised of equity awards. As described in more detail in the section titled “2023 Target Compensation Benchmarks,” approximately 65% of the CEO’s 2023 target compensation and, on average, 61% of the non-CEO NEOs’ 2023 target compensation is comprised of equity awards delivered in MSUs and PSUs, tied to absolute and relative stock price performance in addition to financial performance.
The Company’s TSR over the 4-year period ending December 31, 2023 was -9.2%, while the Company’s peer group TSR was 42% for the same period of time.
Compensation Actually Paid (“CAP”) vs Total Shareholder Return

CAP and Net Income
The Company’s net income has generally increased while CAP has varied each year. The Company does not use net income as a performance metric in the annual and long-term incentive plans, and CAP is not meaningfully correlated with the company’s net income (GAAP).
Compensation Actually Paid and Total Revenues
CAP is generally aligned with the Company’s total revenues over the four years as presented in the chart below. While the Company uses various financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that total revenues is the Company’s most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link NEO CAP to company performance for fiscal year 2023. The Company utilizes revenue as a performance metric for the Company’s annual incentive program and PSU awards granted to the NEOs in the long-term incentive program. As described in more detail in the section titled “Executive Compensation Program Overview” on page 44, 15% of annual incentives for 2023 were based on achieving revenue goals for our New Product Portfolio and in combination with our In-Line and New Product revenue, revenue goals accounted for a total of 35% of the annual incentive plan and 40% for the PSUs.
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Tabular Disclosure of Significant Financial and Non-Financial Performance Measures
The seven metrics listed below represent the most significant financial and non-financial performance measures as described in the “Annual Incentive Plan” and “Long-term Incentive Program” sections within our CD&A on pages 50 and 57, respectively. The measures in this table are not ranked. Please see the CD&A for a further description of these measures and how they are used in the Company’s executive compensation program.
Significant Financial and Non-Financial Performance Measures
Revenues
EPS (Non-GAAP)
ESG
Operating Margin
Pipeline
Relative TSR
Stock Price
Bristol Myers Squibb 2024 Proxy Statement	85

Item 2—Advisory Vote to Approve the Compensation of Our Named Executive Officers
As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are providing shareholders the opportunity to advise the Compensation and Management Development Committee and the Board of Directors regarding the compensation of our Named Executive Officers, as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, beginning on page 35, which we do annually. We strongly encourage you to read these sections for a detailed description of our executive compensation philosophy and programs, the compensation decisions the Committee has made under those programs, the factors considered in making those decisions, the changes approved to such programs and the feedback we received from our shareholder engagement. Accordingly, we are requesting your nonbinding vote on the following resolution:
“RESOLVED, that the shareholders of Bristol-Myers Squibb Company approve, on an advisory basis, the compensation of the company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the company’s 2024 Proxy Statement.”
Our executive compensation programs are designed to enable us to attract and retain talented executives capable of leading our business in the highly complex and competitive business environment in which we operate. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. A significant portion of each executive’s pay depends on his or her individual performance against financial and operational objectives as well as a demonstration of key values necessary to our evolution as a leading biopharmaceutical company. In addition, a substantial portion of an executive’s compensation is in the form of equity awards that tie the executive’s compensation directly to creating shareholder value and achieving financial and operational results. We value input from our shareholders as expressed through their votes and other communications. As an advisory vote, this proposal is not binding on the company. However, consistent with our record of shareholder responsiveness, the Compensation and Management Development Committee will consider the outcome of the vote when making future executive compensation decisions.
The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers.
Equity Compensation Plan Information
The following table summarizes information concerning the company’s equity compensation plans and outstanding options, warrants and rights as of December 31, 2023:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (In millions) (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (In millions) (c)
Equity compensation plans approved by security holders	39.9(1)	$57.34(2)	69.6(3)
Equity compensation plans not approved by security holders	0		0
Total	39.9	$57.34	69.6
1)
On December 31, 2023, there were a total of approximately 18.0 million shares subject to restricted stock units, approximately 1.9 million shares subject to market share units and approximately 3.6 million shares subject to performance share units. In the case of market share units and performance share units, which require performance conditions to be met for vesting, the number of awards reflected in the table assume achievement of target performance; under these awards, approximately 5.8 million additional shares would be issued if specified above-target performance levels were fully achieved in the applicable performance period.

2)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon settlement of outstanding restricted stock units, market share units or performance share units which have no exercise price. If the awards that have no exercise price were included in the calculation of weighted average exercise price of outstanding options, warrants and rights, the weighted average exercise price for all such outstanding awards would be $23.18.

3)
All available shares may be used for stock options and for equity awards that do not require payment of an exercise price, including restricted stock, restricted stock units, market share units, performance share units and similar full-value awards.

Bristol Myers Squibb 2024 Proxy Statement	86

Item 3—Ratification of the Appointment of Independent Registered Public Accounting Firm
Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the Audit Committee’s appointment of Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the year 2024. The Audit Committee and the Board believe that the continued retention of D&T to serve as our independent registered public accounting firm is in the best interests of the company and its shareholders. As a matter of good corporate governance, we are asking shareholders to ratify such appointment. In the event our shareholders fail to ratify the appointment, the Board of Directors and the Audit Committee will reconsider such appointment. It is understood that even if the appointment is ratified, the Audit Committee at its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our shareholders.
The Audit Committee is directly responsible for appointing, compensating and providing oversight of the performance of our independent registered public accounting firm for the purpose of issuing audit reports and related work regarding our financial statements and the effectiveness of our internal control over financial reporting. The Audit Committee is also responsible for approving the audit fees of our independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, every five years, the Audit Committee and its chairperson participate in the process for the selection of D&T’s new lead engagement partner.
Representatives from D&T will be present at the Annual Meeting to respond to appropriate questions and to make any statements as they may desire.
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as Bristol-Myers Squibb Company’s independent registered public accounting firm for 2024.
Audit and Non-Audit Fees
The following table presents aggregate billed fees for professional audit services rendered by D&T for the fiscal years ended December 31, 2023, and 2022 for the audits of our annual financial statements and internal control over financial reporting, and fees billed for other services rendered by D&T during those periods.
	2023	2022
	(in millions)
Audit Fees	$18.12	$18.43
Audit Related Fees	$0.56	$0.51
Tax Fees	$8.79	$8.75
All Other Fees	$0.01	$0.01
Total	$27.48	$27.70
Audit fees for 2023 and 2022 were for professional services rendered for the audits of our consolidated financial statements, and of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, statutory and subsidiary audits, timely reviews of quarterly financial statements, consents, and assistance with review of documents filed with the SEC.
Audit Related fees for 2023 and 2022 were primarily for agreed-upon procedures, special purpose financial statement audits and other audit-related services.
Tax fees were composed of both tax compliance and tax consulting fees as described below.
•
Tax Compliance fees were incurred for services related to tax compliance, including the preparation of tax returns, claims for refund, assistance with tax audits and appeals and preparation of transfer pricing documentation studies. Such amounts were $7.14 million and $6.95 million in 2023 and 2022, respectively.

•
Tax Consulting fees were incurred for tax planning (excluding planning related to transactions or proposals for which the sole purpose may be tax avoidance or for which tax treatment may not be supported by the Internal Revenue Code) and tax advice, including assistance with advice related to acquisitions, internal restructurings, legislative updates, and requests for rulings or technical advice from tax authorities. Such amounts were $1.65 million and $1.80 million in 2023 and 2022, respectively.

All Other fees for 2023 and 2022 were related to subscriptions to research databases.
Bristol Myers Squibb 2024 Proxy Statement	87

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm
The Audit Committee has established a policy to preapprove all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. Our independent registered public accounting firm is prohibited from providing tax consulting services relating to transactions or proposals in which the sole purpose may be tax avoidance or for which the tax treatment may not be supported by the Internal Revenue Code. Prior to the engagement of our independent registered public accounting firm for the next year’s audit, a schedule of the aggregate of services expected to be rendered during that year for each of the four categories of services described above is submitted to the Audit Committee for approval. Prior to engagement, the Audit Committee preapproves these services by category of service. The fees are budgeted by category of service and the Audit Committee receives periodic reports from our independent registered public accounting firm on actual fees versus the budget by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the preapproval. In those instances, the Audit Committee requires specific preapproval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report, for informational purposes, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting. During 2023, the Audit Committee did not delegate pre-approval authority to any of its members.
Audit Committee Report
As the Audit Committee of the Board of Directors, we are composed of independent directors as required by and in compliance with the listing standards of the New York Stock Exchange and applicable SEC rules. We operate pursuant to a written charter adopted by the Board of Directors that is published on the company’s website.
Management has primary responsibility for the company’s financial reporting process, principles and internal controls as well as preparation of its consolidated financial statements. The independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) to obtain reasonable assurance that Bristol Myers Squibb’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. We are responsible for overseeing and monitoring D&T’s auditing process on behalf of the Board of Directors.
As part of the oversight of the company’s financial statements, we review and discuss with both management and D&T all annual and quarterly financial statements prior to their issuance. Management advised us that each set of financial statements reviewed was prepared in accordance with accounting principles generally accepted in the United States. We have reviewed with management significant accounting and disclosure issues and reviewed with D&T matters required to be discussed pursuant to auditing standards adopted by the PCAOB and SEC requirements. Specifically, we reviewed and discussed with D&T the critical audit matters arising from the audit of our financial statements for fiscal year 2023.
In addition, we have received the written disclosures and the letter from D&T required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with D&T their independence from Bristol Myers Squibb and its management. We have determined that D&T’s provision of non-audit services in 2023 was compatible with, and did not impair, its independence. We have also received written materials addressing D&T’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards.
We have discussed with our internal auditors and D&T the overall scope and plans for their respective audits. We have met with the internal auditors and D&T, with and without management present, to discuss their evaluations of the company’s internal control over financial reporting, and the overall quality of the company’s financial reporting.
Based on the reviews and discussions described above, we recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements for the year ended December 31, 2023 be included in Bristol-Myers Squibb Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.
In addition, we have confirmed there have been no new circumstances or developments since our respective appointments to the Committee that would impair any of our member’s ability to act independently.
The Audit Committee
Derica W. Rice, Chair
Paula A. Price
Theodore R. Samuels
Phyllis R. Yale
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Item 4 — Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Provide for Limited Officer Exculpation
The Board has unanimously adopted a resolution to amend our Amended and Restated Certificate of Incorporation, as further amended and corrected (the “Certificate of Incorporation”), to provide for the elimination or limitation of monetary liability of specified executive officers of the company for breach of the duty of care (the “Proposed Charter Amendment”). Accordingly, we are asking shareholders to approve the Proposed Charter Amendment.
The Proposed Charter Amendment would delete the first sentence of Article THIRTEENTH in its entirety and insert the following:
“Subject to the provisions of the General Corporation Law of the State of Delaware, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, subsequent to the adoption of this Article, except for such liability of (i) a director or officer, for a breach of the director’s or officer’s, as applicable, duty of loyalty to the corporation or its stockholders, (ii) a director or officer as a result of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the Delaware General Corporation Law relating to the unlawful payment of dividends or unlawful stock purchase or redemption, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”
Article THIRTEENTH of our Certificate of Incorporation currently allows the company to limit the monetary liability of directors for breach of the fiduciary duty pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the fiduciary duty (the “Section 102(b)(7) Amendment”).
Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, shareholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims and/or to drive companies toward settlements. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for shareholders.
As is currently the case with directors under our Certificate of Incorporation, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this Proposal which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the Company and its shareholders.
The Proposed Charter Amendment is binding. If this proposal is approved by the holders of a majority of the outstanding shares of the company, a Certificate of Amendment to our Certificate of Incorporation to implement the Proposed Charter Amendment will be filed with the Secretary of State of the State of Delaware.
The Board of Directors unanimously recommends a vote “FOR” the Proposed Charter Amendment.
Bristol Myers Squibb 2024 Proxy Statement	89

Shareholder
Proposals
The Company expects the following shareholder proposals (Items 5-7) to be presented at the 2024 Annual Meeting. The Board of Directors has recommended a vote against these proposals for the reasons set forth following each proposal. The stock holdings of each proponent will be provided upon request to the Corporate Secretary of Bristol-Myers Squibb.
Item 5 — Shareholder Proposal on the Adoption of a Director Election Resignation Bylaw
The proponent of this resolution is the New York City Carpenters Pension Fund, 395 Hudson Street, 9th Floor, New York, NY 10014.
Proposal 5 — Director Election Resignation Bylaw
Resolved: That the shareholders of Bristol-Myers Squibb Company (“Company”) hereby request that the board of directors take the necessary action to adopt a director election resignation bylaw that requires each director nominee to submit an irrevocable conditional resignation to the Company to be effective upon the director's failure to receive the required shareholder majority vote support in an uncontested election. The proposed resignation bylaw shall require the Board to accept a tendered resignation absent the finding of a compelling reason or reasons to not accept the resignation. Further, if the Board does not accept a tendered resignation and the director remains as a “holdover” director, the resignation bylaw shall stipulate that should a “holdover” director fail to be re-elected at the next annual election of directors, that director’s new tendered resignation will be automatically effective 30 days after the certification of the election vote. The Board shall report the reasons for its actions to accept or reject a tendered resignation in a Form 8-K filing with the U.S. Securities and Exchange Commission.
Supporting Statement: The Proposal requests that the Board establish a director resignation bylaw to enhance director accountability. The Company has established in its bylaws a majority vote standard for use in an uncontested director election, an election in which the number of nominees equal the number of open board seats. Under applicable state corporate law, a director’s term extends until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Therefore, an incumbent director who fails to receive the required vote for election under a majority vote standard continues to serve as a "holdover" director until the next meeting of shareholders. A Company governance policy currently addresses the continued status of an incumbent director who fails to be re-elected by requiring such director to tender his or her resignation for Board consideration.
The new director resignation bylaw will set a more demanding standard of review for addressing director resignations then that contained in the Company’s resignation governance policy. The resignation bylaw will require the reviewing directors to articulate a compelling reason or reasons for not accepting a tendered resignation and allowing an unelected director to continue to serve as a "holdover" director. Importantly, if a director’s resignation is not accepted and he or she continues as a "holdover" director but again fails to be elected at the next annual meeting of shareholders, that director’s new tendered resignation will be automatically effective 30 days following the election vote certification. While providing the Board latitude to accept or not accept the initial resignation of an incumbent director that fails to receive majority vote support, the amended bylaw will establish the shareholder vote as the final word when a continuing "holdover" director is not re-elected. The Proposal’s enhancement of the director resignation process will establish shareholder voting in director elections as a more consequential governance right.
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Board of Directors’ Position
The Board of Directors recommends a vote “AGAINST” the proposal for the following reasons.
The Board has carefully considered this proposal and believes the actions requested are not in the best interests of the Company and its shareholders.
In the opinion of the Board, the proposal violates Delaware law.
The proposal may cause current and future directors of the Board to breach their fiduciary duties, as they would be required to accept a director’s resignation unless there were “compelling reasons” not to, even if rejecting the resignation is in the best interests of the company and its shareholders, in violation of Delaware law. The decision whether to accept a resignation is a business decision for the Board in which it is required to exercise its fiduciary duties. There are a number of factors which need to be considered in deciding whether to accept a resignation which a Board must consider and balance, including, without limitation, the underlying reasons for the director failing to receive a majority vote for such director’s election, the tenure and qualifications of the director, the director’s past and expected future contributions to the Board and the overall composition of the Board including whether accepting the resignation would cause the Company to fail to meet the requirements of any law, rule or regulation applicable to the Company. As such, pursuant to Delaware law, a bylaw, such as the one proposed, that purports to mandate a substantive decision on the part of the board of directors without regard to the application of the directors’ fiduciary duties violates corporate law.
Moreover, the proposal requires that if the board finds there are compelling reasons to reject a resignation of a director who did not receive a majority of the votes cast at a meeting (and thus continues as a holdover director) and such director fails to receive a majority of the votes cast for such director’s election at the next annual meeting of stockholders, such director’s resignation “will be automatically effective 30 days after the certification of the election vote.” Pursuant to Delaware law, directors may only be removed by the holders of a majority of the shares then entitled to vote at an election of directors. Thus, the proposal would reduce the vote required to end the term of a holdover director and remove that director from office from a majority in voting power of the outstanding shares entitled to vote in the election of such director to a majority of the votes cast at the meeting in violation of Delaware law.
The Company’s existing bylaw strikes the appropriate balance of promoting director accountability and allowing the Board flexibility to act in the best interests of the company and its shareholders.
The proposed bylaw, seeking to make the resignation offer of a director nominee who receives less than a majority of the vote in two consecutive elections automatically effective 30 days after certification the voting results, denies the Committee on Directors and Corporate Governance (the “Governance Committee”) and the Board the ability to exercise independent judgment on a case-by-case basis and act in the best interests of the Company and its shareholders.
The Governance Committee has a rigorous set of criteria for nominating directors that is consistent with the company’s long-term strategic plan and is regularly reviewed and updated. As a result of the existing process for identifying director candidates, and the company’s commitment to high standards of corporate governance, our director nominees have been consistently elected by strong majorities. In fact, at last year’s annual meeting of shareholders, each of our current nominees who stood for election at the 2023 Annual Meeting received an affirmative vote of over 90% of the votes cast. Accordingly, amending our Bylaws to implement more stringent requirements is unwarranted.
The proposal ignores existing governance procedures for shareholders to amend the company’s Bylaws.
The proposal requests that the Board act to adopt an amendment to our Bylaws. This is notwithstanding the fact that shareholders have the ability to amend the company’s Bylaws on their own by a simple majority vote. Shareholders may propose an amendment at an annual meeting pursuant to the company’s advance notice bylaw. Shareholders also have the right to call a special meeting and to act by written consent. In response to a shareholder proposal in 2021, the company lowered the number of shares required to be held in order to call a special meeting from 25% to 15%. Rather than avail itself of these existing avenues, the proponent asks the Board to adopt a bylaw and thus fails to acknowledge the effectiveness of company’s existing accountability measures.
Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this proposal.
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Item 6 — Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director
The proponent of this resolution is Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021.
Proposal 6 — Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an expedited basis.
It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and Bristol-Myers. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO.
A lead director is no substitute for an independent Board Chairman. A lead director can be given a list of duties but there is no rule that prevents the Chairman from overriding the lead director in any of the so-called lead director duties and ignoring the advice of the lead director.
It is more important to have an independent board chairman when the stock price is falling. Bristol-Myers stock was at $80 in November 2022 and fell to $49 a year later.
Please vote yes:
Independent Board Chairman — Proposal 6
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Board of Directors’ Position
The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons.
The Board has carefully considered this proposal and believes the actions requested are not in the best interests of the company and its shareholders. Shareholder interests are best served when the Board has the flexibility to make leadership choices that reflect the company’s needs and circumstances at any given time. Eliminating this flexibility is unnecessarily rigid and would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board as Board Chair. Moreover, our Lead Independent Director role, as well as our other corporate governance practices, already provide the independent leadership and management oversight requested by this proposal. Shareholder proposals regarding this topic have been voted on at the last four Annual Meetings, and, in each instance, the proposal has failed to receive a majority of shareholder support.
Flexibility in designing the Company’s leadership structure facilitates effective execution of the Company’s strategic initiatives and complex business strategy.
The company’s carefully considered Corporate Governance Guidelines provide the Board with the ability to select the board leadership structure it deems most appropriate based on the circumstances at the time. Specifically, they do not mandate the integration of the roles of Board Chair and Chief Executive Officer. This flexibility enables the Board to tailor its structure to the strengths of the company’s officers and directors in order to best address the company’s evolving and complex business. It is crucial that the Board maintain this ability to adapt and adjust in order to effectively execute the company’s strategic initiatives and business plans. The Board presently believes that the combination of the roles of Board Chair and Chief Executive Officer continues to be in the best interest of the company and our shareholders, and is the best leadership structure for the company and its shareholders at this time. The Company and its shareholders are best served by allowing the Board to continue to follow its current policy of determining the most advantageous governance for the Company generally, and the best person to serve as the Board Chair specifically.
Dr. Boerner’s experience combined with a strong Lead Independent Director in Mr. Samuels balances consistent effective leadership with oversight and accountability.
As previously announced, Dr. Boerner will serve as Board Chair, effective April 1, 2024, following Dr. Caforio’s departure as Executive Board Chair. The company’s independent directors have determined that having Dr. Boerner fill a combined role, complemented by Mr. Samuels as an experienced Lead Independent Director and Dr. Caforio’s guidance as Executive Board Chair, strikes the appropriate balance between effective oversight and focused accountability.
Since joining the company in early 2015, Dr. Boerner has proven himself to be an exceptional leader and has been instrumental in shaping our strategy and our culture. His passion for science, his commitment to our workforce and his tireless focus on what matters most – our patients –make him uniquely suited for the role as Board Chair and Chief Executive Officer. Further, his deep knowledge of our strategy and pipeline, and proven execution across all geographies, make us confident that he is the right person to guide Bristol Myers Squibb through its next stage of growth and support our vision to be the world’s leading biopharma company that transforms patients’ lives through science.
After thoughtful and rigorous consideration, the Board determined that combining the Board Chair and Chief Executive Officer positions and electing Dr. Boerner as the Board Chair is in the best interest of the company and our shareholders and is the best leadership for the company and its shareholders at this time. Specifically, our Board believes having Dr. Boerner serve in the combined role of Board Chair and Chief Executive Officer confers distinct advantages, including:
•
having a Board Chair who can draw on detailed institutional knowledge of the company and industry experience from serving as Chief Executive Officer, providing the Board with focused leadership, particularly in discussions about the company’s strategy;

•	a combined role ensures that the company presents its message and strategy to all stakeholders, including shareholders, employees and patients, with a unified voice; and
•	the structure allows for efficient decision-making and focused accountability.
Our Lead Independent Director role’s robust duties model the role of an independent chair and ensure a strong and active Board.
The company’s Corporate Governance Guidelines provide that the independent directors will designate a Lead Independent Director when the Board Chair is not an independent director. The independent directors of the Board have elected Mr. Samuels to serve in that position. The robust duties of the Lead Independent Director, who is selected annually by the Company’s independent directors, provide for effective, appropriate safeguards and oversight. The role of the Lead Independent Director at the Company is modeled on the role of an independent board chair, ensuring a strong, independent and active Board. The Lead Independent Director’s responsibilities include:
•	serving as liaison between the independent directors and the Board Chair and Chief Executive Officer;
•	reviewing and approving meeting agendas and sufficiency of time;
•	calling meetings of the independent directors;
•	presiding at all meetings of the independent directors and any Board meeting when the Board Chair and Chief Executive Officer is not present, including executive sessions of the independent directors;
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•	approving the quality, quantity and timeliness of information sent to the Board;
•	serving a key role in Board and Chief Executive Officer evaluations;
•	engaging with, and responding directly to, shareholder and stakeholder questions, as appropriate;
•	providing feedback from executive sessions of the independent directors to the Board Chair and Chief Executive Officer and other senior management;
•	recommending outside advisors and consultants; and
•	conducting, along with the Committee on Directors and Corporate Governance, an annual assessment of the Board and committees.
Several features of our governance structure work together to ensure independent oversight of the Company.
The Board ensures independent oversight of the company through the Lead Independent Director role and other features of its governance structure, such as providing independent directors with the ability to effectively oversee the company’s management. Key features of independent oversight include:
•	Director independence: Currently, 9 of the 10 director nominees are independent.
•
Fully independent Board committees: All members of the Audit Committee, Compensation and Management Development Committee, Committee on Directors and Corporate Governance and Science and Technology Committee are “independent” in accordance with or as defined in the rules adopted by the SEC and the New York Stock Exchange and the Company’s own Corporate Governance Guidelines.

•
Continued Board refreshment: The Board continually reviews its composition with a focus on refreshing necessary skills sets to oversee management’s execution of the company’s strategy. Over the last three years, the Board has added three new directors, expanding the depth of experience in the areas of finance, strategic leadership, science and industry knowledge.

•
Regular executive sessions: Executive sessions of the independent directors of the Board generally take place at every regular Board meeting. In addition, each of the Board’s committees hold regularly scheduled executive sessions without management present.

•
Independent evaluation of Chief Executive Officer performance: The company’s fully independent Compensation and Management Development Committee is responsible for performing an annual evaluation of the Chief Executive Officer based on his performance objectives.

In summary, the Board believes that the Board’s fiduciary duties are best satisfied by retaining the flexibility to determine a leadership structure that serves the best interests of the Company and its shareholders at any given time and not restricting the Board’s autonomy to select the individual best suited to serve as Board Chair. The Board annually reviews the company’s governance structure, and will continue to do so; however, the Board believes the current leadership model, when combined with our independent Board governance structure, strikes the appropriate balance between strong and consistent leadership and independent and effective oversight of the Company’s business and affairs. Given the current needs of the company and the strong role of the Lead Independent Director, the Board believes that it continues to be in the best interests of the company and its shareholders to combine the roles of Board Chair and Chief Executive Officer. For these reasons, the Board recommends that you vote against this proposal.
Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” the proposal.
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Item 7 — Shareholder Proposal on Executive Retention of Significant Stock
The proponent of this resolution is John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278.
Proposal 7 — Executives to Retain Significant Stock

Shareholders ask the Board of Directors to adopt a policy requiring the 5 named executive officers (NEOs) to retain a significant percentage of stock acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy in our Company's next annual meeting proxy. For the purpose of this policy, normal retirement age would be an age of at least 60 and be determined by our executive pay committee. Shareholders recommend a share retention percentage requirement of 25% of net after-tax shares.
This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors might be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented without violating current company contractual obligations or the terms of any current pay or benefit plan. The Board is encouraged to obtain waivers of any current pay or benefit plan for senior executives that might delay implementation of this proposal.
Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report stated that hold-to-retirement requirements give executives "an ever
-growing incentive to focus on long-term stock price performance."
This proposal topic is all the more important at Bristol-Myers due to the recent poor stock performance. Bristol-Myers stock has fallen from $81 to $49 in the year following November 2022. Additionally there is commentary that Bristol-Myers does not have a game plan for future growth.
Sales from BMY's top three drugs — Revlimid, Optivo and Eliquis are dwindling as they gradually go off patent. And BMY has no current item or promising pipeline replacements. There is also commentary that BMY is unwieldy, and needs to sell underperforming divisions.
A more rigorous NEO stock retention plan could ultimately improve shareholder value significant for years into the future.
Please vote yes:
Executives To Retain Significant Stock — Proposal 7
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Board of Directors’ Position
The Board of Directors recommends a vote “AGAINST” the proposal for the following reasons.
The Board has carefully considered this proposal and believes the actions requested are not in the best interests of the Company and its shareholders.
The proposal is unnecessary as the company’s existing share retention policy, through its design, far exceeds the requirements of this proposal.
The company’s existing share retention policy requires the company’s Section 16 officers to hold either six, three or two times their base salary until satisfaction of the respective multiple, counting shares acquired upon the vesting of PSUs, MSUs and RSUs, as well as those shares acquired upon the exercise of any previously granted stock options. Even after the respective multiple is satisfied, Section 16 Officers are required to hold 75% of all newly acquired net after-tax shares for one year after vesting, or 100% if they have not satisfied their respective multiple. The proposal would require Named Executive Officers to also hold 25% of acquired shares until the age of 60.
The company already prohibits all employees, including executive officers and directors from engaging in any speculative or hedging transactions, as we consider it improper and inappropriate to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities.
Our insider trading policy prohibits all employees, including directors and executive officers, from engaging in any speculative or hedging transactions and from holding our securities in a margin account or pledging our securities as collateral for a loan except in certain limited circumstances and subject to the approval of the Corporate Secretary. None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.
Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” this proposal.
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Voting Securities
and Principal Holders
At the close of business on March 14, 2024, there were 2,026,758,715.509 shares of $0.10 par value common stock and 2,953 shares of $2.00 convertible preferred stock outstanding and entitled to vote.
Common Stock Ownership by Directors and Executive Officers
The following table sets forth, as of March 14, 2024, beneficial ownership of shares of our common stock by each director, each of our Named Executive Officers and all directors and executive officers as a group, in each case, as of such date. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, shares listed below are owned directly or indirectly with sole voting and investment power. None of our directors and executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of common or preferred stock.
Name	Bristol-Myers Squibb Company
	Total Common Shares Owned(1)	Common Shares Underlying Options or Stock Units(2)	Common Shares Underlying Deferred Share Units(3)
P. J. Arduini	52,063	0	52,063
D. L. Bhatt, M.D., M.P.H.	9,889	0	9,889
C. Boerner, Ph.D.	101,205	0	0
G. Caforio, M.D.	432,266	0	0
D. V. Elkins	195,184	0	0
J. Haller, M.D.	124,429	83,469	27,341
M. Hidalgo Medina, M.D., Ph.D.	13,616	0	13,616
S. Hirawat, M.D.	60,279	0	0
S. Leung	432,135	0	0
E. Mily(4)	47,641	0	0
P. A. Price	16,095	0	16,095
D. W. Rice	22,943	0	22,943
T. R. Samuels	82,437	0	46,937
G. L. Storch	87,467	0	87,467
K. H. Vousden, Ph.D.	30,212	0	30,212
P. Yale	26,950	0	26,950
All Directors and Executive Officers as a Group(5)	1,811,868	83,469	333,513
1)
Consists of direct and indirect ownership of shares, shares credited to the accounts of the executive officers under the Bristol-Myers Squibb Company Savings and Investment Program, stock options that are currently exercisable, restricted stock units that vest within 60 days, the target number of market share units that vest within 60 days and deferred share units.

2)
Consists of shares underlying stock options that are currently exercisable, restricted stock units that vest within 60 days, and the target number of market share units that vest within 60 days. None of these shares have any voting rights.

3)	Consists of deferred share units that are valued according to the market value and shareholder return on equivalent shares of common stock. Deferred share units have no voting rights.
4)	Ms. Mily separated from the company as of March 15, 2024.
5)	Includes 25 individuals.
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Principal Holders of Voting Securities
The following table sets forth information regarding beneficial owners of more than 5% of the outstanding shares of our common stock. There are no beneficial owners of more than 5% of the outstanding shares of our preferred stock.
Name	Number of Shares Beneficially Owned	Percent of Class
Vanguard Group Inc. 100 Vanguard Blvd Malvern, PA 19355	198,155,594(1)	9.74%(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	168,098,227(2)	8.3%(2)
1)
This information is based on the Form 13G/A filed by The Vanguard Group with the SEC on February 13, 2024 reporting beneficial ownership as of December 31, 2023. The reporting person has sole voting power with respect to zero shares, shared voting power with respect to 2,641,512 shares, sole dispositive power with respect to 189,047,539 shares and shared dispositive power with respect to 9,108,055 shares.

2)
This information is based on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 25, 2024 reporting beneficial ownership as of December 31, 2023. The reporting person has sole voting power with respect to 151,187,720 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 168,098,227 shares and shared dispositive power with respect to zero shares.

Policy on Hedging and Pledging
Our insider trading policy prohibits all employees, including directors and executive officers, from engaging in any speculative or hedging transactions. Our insider trading policy also prohibits all employees, including directors and executive officers, from holding our securities in a margin account or pledging our securities as collateral for a loan except in certain limited circumstances pre-approved by our Corporate Secretary when a person wishes to pledge our securities as collateral for a loan and clearly demonstrates the ability to repay the loan without selling such securities. None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.
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Other
Matters
Advance Notice Procedures
As set forth in our Bylaws, if you wish to propose any action, including the nomination of directors, at next year’s annual meeting, you must deliver notice to BMS containing certain information set forth in our Bylaws, not less than 90 but not more than 120 days before the anniversary of the prior year’s annual meeting. For our 2025 Annual Meeting, we must receive this notice between January 7, 2025 and February 6, 2025. These requirements are separate and distinct from the SEC requirements that a shareholder must meet to have a shareholder proposal included in our proxy statement. For further information on how a shareholder may nominate a candidate to serve as a director, please see page 12.
In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 8, 2025.
Our Bylaws are available on our website at www.bms.com/about-us/our-company/governance. In addition, a copy of the Bylaw provisions discussed above may be obtained by writing to us at our principal executive offices, Bristol- Myers Squibb Company, Route 206 & Province Line Road, Princeton, NJ 08543, Attention: Corporate Secretary.
2025 Shareholder Proposals
Shareholder proposals relating to our 2025 Annual Meeting of Shareholders must be received by us at our principal executive offices, Bristol-Myers Squibb Company, Route 206 & Province Line Road, Princeton, NJ 08543, Attention: Corporate Secretary, no later than November 28, 2024. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Shareholders are encouraged to contact the Office of the Corporate Secretary prior to submitting a shareholder proposal or any time they have a concern. At the direction of the Board of Directors, the Office of the Corporate Secretary acts as corporate governance liaison to shareholders.
Compensation Committee Interlocks and Insider Participation
There were no Compensation and Management Development Committee interlocks or insider (employee) participation in 2023.
Availability of Corporate Governance Documents
Our Corporate Governance Guidelines (including the standards of director independence), Principles of Integrity, Code of Ethics for Senior Financial Officers, Code of Business Conduct and Ethics for Directors, additional policies and guidelines, committee charters and links to Reports of Insider Transactions are available on our corporate governance webpage at www.bms.com/about-us/our-company/governance and are available to anyone who requests them by writing to: Corporate Secretary, Bristol-Myers Squibb Company, Route 206 & Province Line Road, Princeton, NJ 08543.
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Frequently
Asked Questions
Why am I receiving these materials?
This Proxy Statement is being delivered to all shareholders of record as of the close of business on March 14, 2024, in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders on May 7, 2024. We expect our proxy materials, including this Proxy Statement and the Annual Report, to be first made available to shareholders on or about March 28, 2024. Although the Annual Report and Proxy Statement are being delivered together, the Annual Report should not be deemed to be part of the Proxy Statement.
What is “householding” and how does it work?
“Householding” is a procedure we adopted whereby shareholders of record who have the same last name and address and who receive the proxy materials by mail will receive only one copy of the proxy materials unless we have received contrary instructions from one or more of the shareholders. This procedure reduces printing and mailing costs. If you wish to receive a separate copy of the proxy materials, now or in the future, at the same address, or if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy, you may contact us by writing to Shareholder Services, Bristol-Myers Squibb Company, Route 206 & Province Line Road, Princeton, NJ 08543, Attention: Corporate Secretary or by calling us at (212) 546-3309. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, to shareholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the shareholders. If you wish to receive a separate copy of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, now or in the future, you may contact us at the address or phone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Proxy Statement and Annual Report, or Notice of Internet Availability of Proxy Materials, and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all shareholders at the shared address in the future.
Why are you holding a virtual Annual Meeting?
Our goal for the Annual Meeting is to enable shareholders to participate in the meeting, while providing substantially the same access and possibilities for exchange with the Board and our senior management as an in-person meeting. We believe that this approach represents best practices for virtual shareholder meetings, including by providing a support line for technical assistance and addressing as many shareholder questions as time allows.
Who can attend the Annual Meeting?
Only shareholders of Bristol-Myers Squibb Company as of the record date, March 14, 2024, their authorized representatives and guests of Bristol-Myers Squibb Company may attend the Annual Meeting.
Only shareholders of record on the record date will be entitled to participate, vote their shares and ask questions during the virtual meeting via audio webcast. To be admitted to the virtual 2024 Annual Meeting, shareholders should visit www.virtualshareholdermeeting. com/BMY2024 and enter the 16-digit control number included on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting or during the meeting time, there will be a 1-800 number and international number available on the website to assist you. Technical support will be available 15 minutes prior to the start of the meeting and through the conclusion of the meeting.
How do I ask questions in the virtual meeting?
We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting.
To submit a question during the meeting, visit www. virtualshareholdermeeting.com/BMY2024, enter your 16-digit control number and type your question into the “Ask a Question” field and click “Submit.” If you would like to submit a question before the meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question for Management” option. We encourage you to submit any question that is relevant to the business of the meeting. Questions pertinent to meeting matters will be answered during the meeting as time allows.
Who is entitled to vote?
All holders of record of our $0.10 par value common stock and $2.00 convertible preferred stock at the close of business on March 14, 2024, will be entitled to vote at the 2024 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting.
How do I vote if I am a registered shareholder?
Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they participate in the virtual meeting. If you are a registered holder, you can vote your shares by proxy in one of the following manners:
i)	via Internet at www.proxyvote.com;
ii)	by telephone at (800) 690-6903;
iii)	via audio webcast during the virtual 2024 Annual Meeting; or
iv)	by mail, if you received a paper copy of the proxy materials.
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Choosing to vote via Internet or calling the toll-free number listed above will save us expense. In order to vote online or via telephone, have the voting form in hand and either call the number or go to the website and follow the instructions. If you vote via the Internet or by telephone, please do not return a signed proxy card.
If you wish to vote during the virtual Annual Meeting, you can vote your shares via audio webcast at www.virtualshareholdermeeting. com/BMY2024.
If you received a paper copy of the proxy materials and choose to vote by mail, specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope.
How do I vote if I am a beneficial shareholder?
If you are a beneficial shareholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a voting instruction card, which your broker or nominee is obligated to provide you. If you wish to vote at the virtual meeting, you must first obtain from the record holder a legal proxy issued in your name.
Under the rules of the New York Stock Exchange (“NYSE”), brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding routine matters, which in most cases includes the ratification of the appointment of the independent registered public accounting firm.
Under NYSE rules, the election of directors, the advisory votes relating to executive compensation of our Named Executive Officers, and the approval of any shareholder proposals are considered “non-discretionary” items, which means that your broker cannot vote your shares on these proposals.
What items will be voted upon at the Annual Meeting?
At the Annual Meeting, we will consider and act on the following items of business:
i)	the election to the Board of Directors of the 10 persons nominated by the Board, each for a term of one year;
ii)	an advisory vote to approve the compensation of our Named Executive Officers;
iii)	the ratification of the appointment of our independent registered public accounting firm;
iv)	approval of the Proposed Charter Amendment; and
v)	[three] shareholder proposals, if presented at the meeting.
We do not know of any other matter that may be brought before the meeting. However, if other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.
What are the Board of Directors’ voting recommendations?
For the reasons set forth in more detail in the Proxy Statement, our Board of Directors recommends a vote FOR the election of each director, FOR the advisory vote to approve the compensation of our Named Executive Officers, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024, FOR the Proposed Charter Amendment and AGAINST the shareholder proposals.
How will my shares be voted at the Annual Meeting?
Voting Options
Item	Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes
1	Election of Directors	FOR, AGAINST or ABSTAIN (for each director nominee)	No effect—not counted as a vote cast	No	No effect
2	Advisory vote to approve the compensation of our Named Executive Officers	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
3	Ratification of the appointment of an independent registered public accounting firm	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable
4	Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Provide for Limited Officer Exculpation	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	Treated as a vote AGAINST the proposal
5	Shareholder Proposal on the Adoption of a Director Election Resignation Bylaw	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
6	Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
7	Shareholder Proposal on Executive Retention of Significant Stock	FOR, AGAINST or ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
Bristol Myers Squibb 2024 Proxy Statement	101

How many votes are needed to elect the directors and to approve each of the proposals?
Director Elections: A majority of votes cast with respect to each director’s election at the meeting is required to elect each director. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director in order for the director to be elected. Abstentions will not be counted as votes cast for or against the director and broker non-votes will have no effect on this proposal.
Advisory Vote to Approve Compensation of Our Named Executive Officers: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on the matter is required for the approval of the advisory vote to approve the compensation of our Named Executive Officers. Because your vote is advisory, it will not be binding upon our Board of Directors. Abstentions will be counted as votes against this proposal and broker non-votes will have no effect on this proposal.
Ratification of Our Auditors: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on the matter is required for the ratification of the appointment of our independent registered public accounting firm. Abstentions will be counted as votes against this proposal. As described above, a broker or other nominee may generally vote on routine matters such as this one, and therefore no broker non-votes are expected to exist in connection with this proposal.
Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Provide for Limited Officer Exculpation: The affirmative vote of a majority of our outstanding shares is required for the approval of this proposal. Abstentions and broker non-votes will be counted as votes against this proposal.
Shareholder Proposals: The affirmative vote of a majority of our outstanding shares present in person or by proxy and entitled to vote on this matter is required for the approval of the shareholder proposals if presented at the meeting. Abstentions will be counted as votes against the proposals and broker non-votes will have no effect on the proposals.
How are the votes counted?
In accordance with the laws of Delaware, our Amended and Restated Certificate of Incorporation and our Bylaws, for all matters being submitted to a vote of shareholders, only proxies and ballots that indicate votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals, or that provide the designated proxies with the right to vote in their judgment and discretion on the proposals, are counted to determine the number of shares present and entitled to vote on a given matter. Broker non-votes are not counted as shares present and entitled to vote on a given matter but will be counted for purposes of determining quorum (whether enough votes are present to hold the Annual Meeting).
Can I change my vote after I return the proxy card, or after voting by telephone or electronically?
If you are a shareholder of record, you can revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:
i)	by giving timely written notice of the revocation to the Corporate Secretary of Bristol-Myers Squibb Company;
ii)	by casting a new vote by telephone or by the Internet prior to the deadline for voting; or
iii)	by voting at the Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote at the Annual Meeting if you obtain a legal proxy.
All shares that have been properly voted and not revoked will be voted at the Annual Meeting.
How do I designate my proxy?
If you wish to give your proxy to someone other than the persons named as proxies in the enclosed form of proxy, you may do so by crossing out the names of all three persons named as proxies on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card.
Who counts the votes?
An independent agent tabulates the proxies and the votes cast at the meeting. In addition, independent inspectors of election certify the results of the vote tabulation.
Is my vote confidential?
Yes, any information that identifies a shareholder or the particular vote of a shareholder is kept confidential.
Who will pay for the costs involved in the solicitation of proxies?
We will pay all costs of preparing, assembling, printing and distributing the proxy materials as well as the solicitation of all proxies. We have retained Innisfree M&A Incorporated to assist in soliciting proxies for a fee of $30,000, plus reasonable out-of-pocket expenses. We may solicit proxies on behalf of the Board of Directors through the mail, in person, electronically, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.
Bristol Myers Squibb 2024 Proxy Statement	102

EXHIBIT A
Categorical Standards of Independence
In determining director independence, the Board has adopted the following categorical standards to assist it in determining which relationships will be considered immaterial:
a) an immediate family member of the director is or has been employed by the company, provided that such family member is not, and has not been for at least a period of three years, an executive officer of the company;
b) more than three years has elapsed since i) the director was employed by the company, ii) an immediate family member of the director was employed by the company as an executive officer, or iii) an executive officer of the company was on the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer;
c) the director, or an immediate family member of the director, received, in any 12-month period within the last three years, $120,000 or less in direct compensation from the company (other than director’s fees or compensation that was deferred for prior service with the company);
d) more than three years has elapsed since i) the director has been a partner with or employed by the company’s independent auditor or ii) an immediate family member personally worked on the company’s audit as a partner or employee of the company’s independent auditor;
e) the director has an immediate family member who i) is an employee of, but not a partner of, the independent auditor and ii) does not personally work on the company’s audit;
f) the director of the company, or an immediate family member of a director, is an executive officer or an employee of, or is otherwise affiliated with, another company that makes payment to, or receives payment from, the company for property or services in an amount which in any single fiscal year within the preceding three years, does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues;
g) the director of the company and/or an immediate family member of the director directly or indirectly owns, in the aggregate, 10% equity interest or less in another company that makes payment to, or receives payment from, the company for property or services;
h) the director of the company, or an immediate family member of a director, is an executive officer, or employee of, or is otherwise affiliated with, a charitable organization or non-profit organization, and the company’s, or the Bristol-Myers Squibb Foundation’s discretionary charitable contributions to the organization, in the aggregate, in any single fiscal year within the preceding three years, do not exceed the greater of $1 million or 2% of that organization’s consolidated gross revenues; and
i) an executive officer of the Company serves or served on the compensation committee of the board of directors of a company that, at the same time within the last three years, employs or employed either the director or an immediate family member of the director as an executive officer.
Bristol Myers Squibb 2024 Proxy Statement	A-1

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY

Printed on Recycled Paper

Bristol Myers Squibb™

Bristol Myers Squibb™

P.O. BOX 4000
PRINCETON, NJ 08540

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, either on (i) Thursday, May 2, 2024 for shares in employee benefit plans or (ii) Monday, May 6, 2024 for all other shares. Have your proxy card in hand when you access the website and follow the instructions to vote the shares.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BMY2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch - tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, either on (i) Thursday, May 2, 2024 for shares in employee benefit plans or (ii) Monday, May 6, 2024 for all other shares. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bristol-Myers Squibb Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We recommend you mail your proxy by April 29, 2024 to ensure timely receipt of your proxy.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32040-P04139-Z86800 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRISTOL-MYERS SQUIBB COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR UNDER ITEM 1.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1A) Peter J. Arduini	☐	☐	☐
1B) Deepak L. Bhatt, M.D., M.P.H.	☐	☐	☐
1C) Christopher Boerner, Ph.D.	☐	☐	☐
1D) Julia A. Haller, M.D.	☐	☐	☐
1E) Manuel Hidalgo Medina, M.D., Ph.D.	☐	☐	☐
1F) Paula A. Price	☐	☐	☐
1G) Derica W. Rice	☐	☐	☐
1H) Theodore R. Samuels	☐	☐	☐
1I) Karen H. Vousden, Ph.D.	☐	☐	☐
1J) Phyllis R. Yale	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 2, 3 AND 4.	**For**	**Against**	**Abstain**
2. Advisory Vote to Approve the Compensation of our Named Executive Officers	☐	☐	☐
3. Ratification of the Appointment of an Independent Registered Public Accounting Firm	☐	☐	☐
4. Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation to Provide for Limited Officer Exculpation	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 5, 6 and 7.	**For**	**Against**	**Abstain**
5. Shareholder Proposal on the Adoption of a Director Election Resignation Bylaw	☐	☐	☐
6. Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director	☐	☐	☐
7. Shareholder Proposal on Executive Retention of Significant Stock	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2024 Annual Meeting of Shareholders

Tuesday, May 7, 2024
10:00 A.M. Eastern Time
Virtual Event
www.virtualshareholdermeeting.com/BMY2024

Attending the Annual Meeting

We are pleased to welcome shareholders to the 2024 Annual Meeting. The Annual Meeting will be held in a virtual format only for our shareholders, employees and directors.

To attend, vote, and submit questions during the Annual Meeting visit virtualshareholdermeeting.com/BMY2024 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 10 minutes prior to the start of the Annual Meeting. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 P.M. Eastern Time on May 2, 2024 and enter the 16-digit control number.

Even if you plan on attending the Annual Meeting, we encourage you to vote these shares in advance using one of the methods described in the proxy materials to ensure that your vote will be represented at the Annual Meeting.

The Notice of 2024 Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

V32041-P04139-Z86800

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRISTOL-MYERS SQUIBB COMPANY FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 7, 2024

The undersigned hereby appoints Christopher Boerner, Ph.D., David V. Elkins and Kimberly M. Jablonski, and each of them proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Shareholders of the company to be held in a virtual format only at www.virtualshareholdermeeting.com/BMY2024 on May 7, 2024 at 10:00 A.M. Eastern Time, and at any adjournments or postponements thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy also provides voting instructions for shares held by the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan, and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program and directs such Trustee to vote at the Annual Meeting all of the shares of common stock of Bristol-Myers Squibb Company which are allocated to the undersigned's employee plan account in the manner directed on the reverse side of this card. If no direction is given or if direction is received after May 2, 2024, the Trustee will vote the shares in the same proportion as to which it has received instructions.

When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Items 1, 2, 3 and 4, and AGAINST Items 5, 6 and 7. The full text of the items and the position of the Board of Directors on each appear in the Proxy Statement and should be reviewed prior to voting.